Filed Pursuant to Rule 424(b)(3)

Registration No. 333-258868

PROSPECTUS SUPPLEMENT

Joby Aviation, Inc.

511,219,042 Shares of Common Stock

11,533,333 Warrants to Purchase Shares of Common Stock and

28,783,333 Shares of Common Stock Underlying Warrants

This prospectus supplement further supplements and updates the prospectus dated September 2, 2021, relating to the resale of up to (i) 511,219,042 shares of our common stock, (ii) 11,533,333 of our outstanding warrants to purchase shares of common stock and (iii) 28,783,333 shares of common stock upon the exercise of outstanding warrants by the selling securityholders named in the prospectus (including their pledgees, donees, transferees or other successors-in-interest) (the “Prospectus”).

This prospectus supplement incorporates into the Prospectus the information (other than information that is furnished and not deemed filed) contained in our attached:

•
Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on May 13, 2022

Our common stock and warrants are listed on the New York Stock Exchange (“NYSE”) under the symbols “JOBY” and “JOBY WS,” respectively. On May 10, 2022, the closing sale price of our common stock as reported on the NYSE was $4.57 per share and the closing price of our warrants was $1.07 per warrant.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for our filings with the Securities and Exchange Commission.

Our business and investment in our common stock and warrants involve significant risks. These risks are described in the section titled “Risk Factors” in the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

__________________________

The date of this prospectus supplement is May 13, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2022

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________ to ____________

Commission File Number: 001-39524

Joby Aviation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	98-1548118
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2155 Delaware Avenue, Suite #225 Santa Cruz, CA	95060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (831) 426-3733

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	JOBY	New York Stock Exchange
Warrants to purchase common stock	JOBY WS	New York Stock Exchange

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The number of shares of registrant’s Common Stock outstanding as of May 10, 2022 was 606,458,106.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this Quarterly Report on Form 10-Q which are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements include, without limitation, statements regarding the future financial position, business strategy and plans and objectives of management of Joby Aviation, Inc. (the “Company,” “Joby,” “we,” “us” or “our”). These statements constitute projections and forecasts and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Quarterly Report, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this Quarterly Report and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. While we believe these expectations, forecasts, assumptions and judgments are reasonable, our forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Our business, prospects, financial condition, operating results and the price of our common stock may be affected by a number of factors, whether currently known or unknown, including but not limited to those discussed in this Quarterly Report in Part I., Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the section titled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 28, 2022. Any one or more of these factors could, directly or indirectly, cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

PART 1. FINANCIAL INFORMATION

Item 1. Condensed Consolidated Financial Statements (Unaudited)

JOBY AVIATION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$417,116	$955,563
Short-term investments	803,712	343,248
Total cash, cash equivalents and short-term investments	1,220,828	1,298,811
Other receivables	2,722	2,315
Prepaid expenses and other current assets	19,055	17,416
Total current assets	1,242,605	1,318,542
Property and equipment, net	57,920	53,155
Restricted cash	1,731	762
Equity method investment	27,006	20,306
Intangible assets	14,529	14,512
Goodwill	10,757	10,757
Other non-current assets	68,747	70,321
Total assets	$1,423,295	$1,488,355
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,665	$3,637
Accrued and other current liabilities	15,498	10,211
Total current liabilities	18,163	13,848
Stock repurchase liability	589	711
Warrant liability	47,493	44,902
Earnout shares liability	90,440	109,844
Other non-current liabilities	2,176	2,291
Total liabilities	158,861	171,596
Commitments and contingencies (Note 7)
Stockholders’ equity:
Preferred stock: $0.0001 par value - 100,000,000 shares authorized at March 31, 2022 and December 31, 2021. No shares issued and outstanding at March 31, 2022 and December 31, 2021.	—	—
Common stock: $0.0001 par value - 1,400,000,000 and 1,400,000,000 shares authorized, 605,836,369 and 604,174,329 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively.	60	60
Additional paid-in capital	1,805,983	1,793,431
Accumulated deficit	(538,929)	(476,610)
Accumulated other comprehensive loss	(2,680)	(122)
Total stockholders’ equity	1,264,434	1,316,759
Total liabilities and stockholders’ equity	$1,423,295	$1,488,355

The accompanying notes are an integral part of these condensed consolidated financial statements.

JOBY AVIATION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development (including related party purchases of $644 and $512 for the three months ended March 31, 2022 and 2021, respectively)	$72,071	$34,184
Selling, general and administrative (including related party purchases of $161 and $105 for the three months ended March 31, 2022 and 2021, respectively)	22,272	11,644
Total operating expenses	94,343	45,828
Loss from operations	(94,343)	(45,828)
Interest and other income, net	788	480
Interest expense	(31)	(863)
Income from equity method investment	14,458	4,710
Gain from change in fair value of warrants and earnout shares	16,814	—
Total other income, net	32,029	4,327
Loss before income taxes	(62,314)	(41,501)
Income tax expense	5	4
Net loss	$(62,319)	$(41,505)
Net loss per share, basic and diluted	$(0.11)	$(0.37)
Weighted-average common stock outstanding, basic and diluted	579,090,606	111,012,510

The accompanying notes are an integral part of these condensed consolidated financial statements.

JOBY AVIATION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(unaudited)

(In thousands)

	Three Months Ended March 31,
	2022	2021
Net loss	$(62,319)	$(41,505)
Other comprehensive (loss) gain:
Unrealized loss on available-for-sale securities	(2,596)	(300)
Foreign currency translation gain (loss)	38	(1)
Total other comprehensive loss	(2,558)	(301)
Comprehensive loss	$(64,877)	$(41,806)

The accompanying notes are an integral part of these condensed consolidated financial statements.

JOBY AVIATION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

(unaudited)

(In thousands, except share data)

	Preferred Stock		Common Stock		Additional		Accumulated Other	Total
	Shares	Amount	Shares	Amount	Paid-In Capital	Accumulated Deficit	Comprehensive Loss	Stockholders’ Equity (Deficit)
Balance at January 1, 2022	—	$—	604,174,329	$60	$1,793,431	$(476,610)	$(122)	$1,316,759
Net loss	—	—	—	—	—	(62,319)	—	(62,319)
Stock-based compensation	—	—	—	—	12,088	—	—	12,088
Issuance of common stock upon exercise of stock options	—	—	823,524	—	428	—	—	428
Issuance of common stock upon release of restricted stock units	—	—	851,557	—	—	—	—	—
Vesting of early exercised stock options	—	—	—	—	121	—	—	121
Shares withheld related to net share settlement			(13,041)		(85)			(85)
Other comprehensive loss	—	—	—	—	—	—	(2,558)	(2,558)
Balance at March 31, 2022	—	$—	605,836,369	$60	$1,805,983	$(538,929)	$(2,680)	$1,264,434

The accompanying notes are an integral part of these condensed consolidated financial statements.

JOBY AVIATION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

(unaudited)

(In thousands, except share data)

	Preferred Stock		Common Stock		Additional		Accumulated Other	Total
	Shares	Amount	Shares	Amount	Paid-In Capital	Accumulated Deficit	Comprehensive Income (Loss)	Stockholders’ Equity (Deficit)
Balance at January 1, 2021	332,764,215	$768,312	122,058,940	$12	$12,579	$(296,286)	$527	$(283,168)
Net loss	—	—	—	—	—	(41,505)	—	(41,505)
Issuance of redeemable convertible preferred stock	8,924,010	77,619	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	4,808	—	—	4,808
Other noncash compensation expense	—	—	—	—	1,741	—	—	1,741
Issuance of common stock upon exercise of stock options	—	—	746,830	—	303	—	—	303
Vesting of early exercised stock options	—	—	—	—	75	—	—	75
Other comprehensive loss	—	—	—	—	—	—	(309)	(309)
Balance at March 31, 2021	341,688,225	$845,931	122,805,770	$12	$19,506	$(337,791)	$218	$(318,055)

The accompanying notes are an integral part of these condensed consolidated financial statements.

JOBY AVIATION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(62,319)	$(41,505)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization expense	5,212	3,333
Non-cash interest expense and amortization of debt costs	—	825
Stock-based compensation expense	19,429	4,808
Other non-cash compensation expense	—	1,741
Gain from change in the fair value of warrants and earnout shares	(16,814)	—
Income from equity method investment	(14,458)	(1,400)
Net accretion and amortization of investments in marketable debt securities	774	1,622
Changes in operating assets and liabilities
Other receivables and prepaid expenses and other current assets	418	(1,995)
Other non-current assets	9,332	(32)
Accounts payable and accrued and other liabilities	(3,000)	2,938
Net cash used in operating activities	(61,426)	(29,665)
Cash flows from investing activities
Purchase of marketable securities	(571,890)	(169,676)
Proceeds from sales of marketable securities	34,506	26,825
Proceeds from maturities of marketable securities	73,550	142,054
Purchases of property and equipment	(10,833)	(5,082)
Acquisition, net of cash	(1,465)	—
Net cash used in investing activities	(476,132)	(5,879)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(85)	—
Proceeds from capital lease obligation	—	380
Proceeds from issuance of convertible notes	—	74,972
Proceeds from the exercise of stock options and warrants issuance	427	309
Repayments of tenant improvement loan and capital lease obligation	(262)	(160)
Payments for deferred offering costs	—	(512)
Net cash provided by financing activities	80	74,989
Net change in cash, cash equivalents and restricted cash	(537,478)	39,445
Cash, cash equivalents and restricted cash, at the beginning of the period	956,325	78,030
Cash, cash equivalents and restricted cash, at the end of the period	$418,847	$117,475
Reconciliation of cash, cash equivalents and restricted cash to condensed consolidated balance sheets
Cash and cash equivalents	$417,116	$116,782
Restricted cash	1,731	693
Cash, cash equivalents and restricted cash	$418,847	$117,475
Non-cash investing and financing activities
Unpaid property and equipment purchases	$426	$1,996
Uber acquisition in exchange for Series C redeemable convertible preferred stock	$—	$77,619
Property and equipment purchased through capital leases	$252	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

JOBY AVIATION, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1. Company and Nature of Business

Description of Business

Joby Aviation, Inc. (“Joby Aviation” or the “Company”) is a vertically integrated air mobility company that is building a clean and quiet, fully electric vertical takeoff and landing (“eVTOL”) aircraft to be used by the Company to deliver air transportation as a service. The Company is headquartered in Santa Cruz, California.

Merger with RTP

On August 10, 2021 (the “Closing Date”), Reinvent Technology Partners, a Cayman Islands exempted company and special purpose acquisition company (“RTP”), completed the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 23, 2021, by and among RTP, RTP Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of RTP (“RTP Merger Sub”), and Joby Aero, Inc., a Delaware corporation (“Legacy Joby”). On the Closing Date, RTP was domesticated as a Delaware corporation, Merger Sub merged with and into Legacy Joby and the separate corporate existence of Merger Sub ceased (the “Merger”), and Legacy Joby survived as a wholly owned subsidiary of RTP, which changed its name to Joby Aviation, Inc.

In connection with the execution of the Merger Agreement, RTP entered into separate subscription agreements (each a “Subscription Agreement”) with a number of investors (each a “PIPE Investor”), pursuant to which the PIPE Investors agreed to purchase, and RTP agreed to sell to the PIPE Investors, shares of Common Stock (“PIPE Shares”), in a private placement (“PIPE Financing”). The PIPE Financing closed substantially concurrently with the consummation of the Merger.

The Merger, together with the other transactions described in the Merger Agreement and the PIPE Financing, are referred to herein as the (“Reverse Recapitalization”). The number of Legacy Joby common shares and redeemable convertible preferred shares for all periods prior to the Closing Date have been retrospectively increased using the exchange ratio that was established in accordance with the Merger Agreement. Please refer to Note 3, “Reverse Recapitalization,” in the Company’s annual report on Form 10-K for the year ended December 31, 2021.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements are unaudited and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position as of March 31, 2022 and December 31, 2021 and results of operations and cash flows for the three months ended March 31, 2022 and 2021.

The condensed consolidated financial statements include accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

There have been no changes to our significant accounting policies described in Note 2 “Summary of Significant Accounting Policies” to the audited Consolidated Financial Statements in the Company’s annual report on Form 10-K for the year ended December 31, 2021, that have had a material impact on the condensed consolidated financial statements and related notes.

Unaudited Interim Financial Information

Certain information and footnote disclosures normally included in the Company’s annual audited Consolidated Financial Statements and accompanying notes have been condensed or omitted in these accompanying interim consolidated financial statements and footnotes. Accordingly, the accompanying interim Consolidated Financial Statements included herein should be read in conjunction with the audited Consolidated Financial Statements and accompanying notes included in the Company’s annual report on Form 10-K for the year ended December 31, 2021.

The results of operations presented in this quarterly report on Form 10-Q are not necessarily indicative of the results of operations to be expected for the year ending December 31, 2022, any other interim periods, or any future year or period. In the opinion of management, these unaudited Consolidated Financial Statements include all adjustments and accruals, consisting only of normal, recurring adjustments that are necessary for a fair statement of the results of all interim periods reported herein.

Cash, Cash Equivalents, and Restricted Cash

The Company considers all highly liquid investments with an original maturity of three months or less from the date of purchase to be cash and cash equivalents. The recorded carrying amount of cash and cash equivalents approximates their fair value. At March 31, 2022, restricted cash primarily related to a letter of credit associated with key equipment purchases of approximately $1.0 million and a lease obligation of approximately $0.8 million. At December 31, 2021, restricted cash primarily related to collateral on a lease obligation of approximately $0.8 million.

Investment in SummerBio, LLC

Following the outbreak of the COVID-19 pandemic, the Company’s management determined that certain previously developed technology that was accessible to the Company could be repurposed and applied in providing high-volume rapid COVID-19 testing through its investment in SummerBio, LLC (“SummerBio”), a related party. The Company has determined that it is not the primary beneficiary of SummerBio. Therefore it accounts for its investment in SummerBio under the equity method of accounting with an ownership interest of approximately 43.4% as of March 31, 2022 and December 31, 2021. The Company recognized $14.5 million and $4.7 million for the three months ended March 31, 2022 and 2021, respectively, within income from equity method investment on the consolidated statement of operations for its investment in SummerBio.

Recently Adopted Accounting Pronouncements

In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions Between Topic 321, Topic 323, and Topic 815 - a consensus of the FASB Emerging Issues Task Force, which makes improvements related to the following two topics: (1) accounting for certain equity securities when the equity method of accounting is applied or discontinued, and (2) scope considerations related to forward contracts and purchased options on certain securities. The Company adopted this pronouncement in the first quarter of 2022 and the impact of the provisions of this standard on its Consolidated Financial Statements was immaterial.

New Accounting Pronouncements Not Yet Adopted

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As such the Company is eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including reduced reporting and extended transition periods to comply with new or revised accounting standards for public business entities. The Company has elected to avail itself of this exemption and, therefore, will not be subject to the timeline for adopting new or revised accounting standards for public business entities that are not emerging growth companies, and will follow the transition guidance applicable to private companies.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, which provides clarification to ASU No. 2016-02. These ASUs require an entity to recognize a lease liability and a right-of-use asset in the balance sheets for leases with lease terms of more than 12 months. Lessor accounting is largely unchanged, while lessees will no longer be provided with a source of off-balance-sheet financing. This guidance is effective for fiscal years beginning after December 15, 2021, and for interim periods within fiscal years beginning after December 15, 2022. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, which allows entities to elect a modified retrospective transition method where entities may continue to apply the existing lease guidance during the comparative periods and apply the new lease requirements through a cumulative effect adjustment in the period of adoptions rather than in the earliest period presented. The Company is currently evaluating, but has not yet completed, the assessment of the quantitative impact that adopting these ASUs will have on its consolidated financial statements and assessing any changes to its processes and controls. The adoption of these ASUs will result in the recognition of right-of-use assets and the corresponding lease liabilities.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which amends the impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables and available-for-sale debt securities. The guidance is effective for the Company beginning in the first quarter of 2023. The Company is evaluating the impact of adopting this guidance on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, that simplifies the accounting for income taxes by eliminating certain exceptions related to the approach for intra-period tax allocation and modified the methodology for calculating income taxes in an interim period. It also clarifies and simplifies other aspects of the accounting for income taxes. The guidance is effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022 with early adoption permitted. The Company is evaluating the effect of this guidance on its consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The guidance provides optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued. The guidance also establishes (1) a general contract modification principle that entities can apply in other areas that may be affected by reference rate reform and (2) certain elective hedge accounting expedients. The amendment is effective for all entities through December 31, 2022. The Company does not expect the adoption of this new standard to have a material impact on the Company's consolidated financial statements.

Note 3. Fair Value Measurements

Assets and liabilities recorded at fair value on a recurring basis in the condensed consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value represents the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

•
Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;
•
Level 2 - Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and
•
Level 3 - Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

The Company’s financial assets consist of Level 1 and 2 assets. The Company classifies its cash equivalents and marketable debt securities within Level 1 or Level 2 because they are valued using either quoted market prices or inputs other than quoted prices which are directly or indirectly observable in the market, including readily-available pricing sources for the identical underlying security which may not be actively traded. The Company’s fixed income available-for-sale securities consist of high quality, investment grade securities from diverse issuers. The valuation techniques used to measure the fair value of the Company’s marketable debt securities were derived from non-binding market consensus prices that are corroborated by observable market data and quoted market prices for similar instruments.

The Company’s financial liabilities measured at fair value on a recurring basis consist of Level 2 and Level 3 liabilities. The Company classifies the Private Placement Warrants (as defined in Note 8) within Level 2, because they were valued using inputs other than quoted prices which are directly observable in the market, including readily available pricing for the Company's Public Warrants (as defined in Note 8). The Company classifies the Earnout Shares Liability (as defined in Note 8) within Level 3. The Earnout Shares Liability is measured at fair value on a recurring basis. Changes in fair value of Level 3 liabilities are recorded in other income, net, in the condensed consolidated statements of operations.

The following tables set forth the fair value of the Company’s financial assets and liabilities measured on a recurring basis by level within the fair value hierarchy as of March 31, 2022 and December 31, 2021 (in thousands):

	March 31, 2022
	Level 1	Level 2	Level 3	Total
Assets measured at fair value
Money market funds	$387,535	$—	$—	$387,535
Cash equivalents	387,535	—	—	387,535
Term deposits	—	40,090	—	40,090
Asset backed securities	—	34,421	—	34,421
Government debt securities	—	350,131	—	350,131
Corporate debt securities	—	379,070	—	379,070
Available-for-sale investments	—	803,712	—	803,712
Total fair value of assets	$387,535	$803,712	$—	$1,191,247

Liabilities measured at fair value
Common stock warrant liabilities (Public)	$28,463	$-	$-	$28,463
Common stock warrant liabilities (Private Placement)	—	19,030	—	19,030
Earnout Shares Liability	—	—	90,440	90,440
Total fair value of liabilities	$28,463	$19,030	$90,440	$137,933

	December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets measured at fair value
Money market funds	$929,842	$—	$—	$929,842
Cash equivalents	929,842	—	—	929,842
Term deposits	—	40,069	—	40,069
Asset backed securities	—	69,496	—	69,496
Government debt securities	—	47,308	—	47,308
Corporate debt securities	—	186,376	—	186,376
Available-for-sale investments	—	343,249	—	343,249
Total fair value of assets	$929,842	$343,249	$—	$1,273,091

Liabilities measured at fair value
Common stock warrant liabilities (Public)	$26,910	—	—	$26,910
Common stock warrant liabilities (Private Placement)	—	17,992	—	17,992
Earnout Shares Liability	—	—	109,844	109,844
Total fair value of liabilities	$26,910	$17,992	$109,844	$154,746

The following is a summary of the Company’s available-for-sale securities (in thousands):

	March 31, 2022
	Adjusted Basis	Unrealized Gains	Unrealized Losses	Recorded Basis
Assets measured at fair value
Term deposits	$40,090	$—	$—	$40,090
Asset backed securities	34,720	—	(299)	34,421
Government debt securities	350,909	—	(778)	350,131
Corporate debt securities	380,814	8	(1,752)	379,070
Total	$806,533	$8	$(2,829)	$803,712

	December 31, 2021
	Adjusted Basis	Unrealized Gains	Unrealized Losses	Recorded Basis
Assets measured at fair value
Term deposits	$40,069	—	$—	$40,069
Asset backed securities	69,579	—	(83)	69,496
Government debt securities	47,355	—	(47)	47,308
Corporate debt securities	186,471	—	(95)	186,376
Total	$343,474	$—	$(225)	$343,249

There were no transfers between Level 1, Level 2 or Level 3 financial instruments in the three months ended March 31, 2022 and 2021.

The following table sets forth a summary of the change in the fair value, which is recognized as a component of other income within the condensed consolidated statement of operations, of the Company’s Level 3 financial liabilities (in thousands):

Earnout Shares Liability
Fair value as of January 1, 2022	$109,844
Change in fair value	(19,404)
Fair value as of March 31, 2022	$90,440

The fair value of the Earnout Shares Liability (see Note 8) are based on significant unobservable inputs, which represent Level 3 measurements within the fair value hierarchy.

Note 4. Acquisitions

2021 Acquisitions

On January 11, 2021, the Company entered into certain agreements with Uber Technologies, Inc. (“Uber”), under which it acquired Uber Elevate, Inc (“Uber Elevate”), a portion of Uber's business dedicated to development of aerial ridesharing. In connection with the acquisition, the Company issued Uber a Convertible Promissory Note (“Uber CPN”) and entered into a collaboration agreement (the “Uber Agreement”).

The purchase price allocation for Uber Elevate is as follows (in thousands):

Goodwill	$10,757
Automation platform software technology	7,200
Multimodal software technology	4,900
Simulation software technology	4,600
Property and equipment	630
Deferred tax asset	6,129
Total purchase consideration	$34,216

On April 6, 2021, the Company completed the acquisition of an entity engaged in the development of transportation technology with application in the aviation sector, whereby it acquired all the outstanding shares of the entity in exchange for a total consideration consisting of (i) $5.0 million in cash, and (ii) 2,677,200 restricted shares of Legacy Joby Series C Preferred Stock with the aggregate acquisition date fair value of $23.9 million. The Series C Preferred Stock was converted into an equivalent number of shares of Legacy Joby common stock on a one-to-one basis immediately prior to the closing of the Merger. The purchase consideration of $5.0 million was allocated to $5.0 million of the acquired in-process research and development (“IPR&D”) assets, $0.1 million of the acquired current liabilities and $0.1 million of acquired current assets.

On December 21, 2021, the Company completed the acquisition of an entity engaged in the development of radar systems technology with application in the aviation and other sectors, whereby it acquired all the outstanding shares of the entity in exchange for a total consideration consisting of (i) $2.8 million in cash, and (ii) 340,000 restricted stock units of Joby Aviation common stock with the aggregate acquisition date fair value of $2.4 million. The purchase consideration of $2.8 million was allocated to $1.7 million of the acquired intangible assets, primarily developed technology, $1.2 million of the acquired current assets, primarily cash and account receivables, and $0.1 million of the acquired current liabilities.

2022 Acquisition

On March 9, 2022, the Company completed the acquisition of an aerospace composite manufacturing company, whereby it acquired all the purchased assets and assumed selected liabilities in exchange for a total consideration consisting of (i) $1.5 million in cash, and (ii) restricted stock units of Joby Aviation common stock with the aggregate acquisition date fair value of $0.1 million. The acquisition was accounted for as a business combination as the assets acquired and liabilities assumed constituted a business in accordance with ASC 805 Business Combinations. The purchase consideration of $1.5 million was allocated to the following: a $1.1 million in favorable lease assets, $0.4 million of acquired machinery and equipment, $0.1 million of acquired current assets, and $0.1 million of acquired current liabilities.

Note 5. Balance Sheet Components

Property and Equipment, Net

Property and equipment, net consists of the following (in thousands):

	March 31, 2022	December 31, 2021
Equipment	$50,121	$45,501
Computer software	9,927	8,410
Leasehold improvements	10,058	9,364
Molds and tooling	8,938	8,052
Vehicles and aircraft	1,582	1,198
Buildings	4,464	—
Furniture and fixtures	314	319
Construction in-progress	2,636	6,394
Gross property and equipment	88,040	79,238
Accumulated depreciation and amortization	(30,120)	(26,083)
Property and equipment, net	$57,920	$53,155

Depreciation and amortization expense of Property and equipment for the three months ended March 31, 2022 and 2021 was $4.1 million and $2.4 million, respectively. Vehicles and aircraft includes utility automobiles used at our various facilities and purchased aircraft to support Part 135 operations and training.

Intangible Assets, Net

The intangible assets consist of the following:

	March 31, 2022	December 31, 2021
Automation platform software	$7,200	$7,200
Multimodal software technology	4,900	4,900
System simulation software technology	4,600	4,600
Other intangibles	2,769	1,655
Gross intangible assets	19,469	18,355
Accumulated amortization	(4,940)	(3,843)
Intangible assets, net	$14,529	$14,512

Amortization expense related to intangible assets for the three months ended March 31, 2022 and 2021 was $1.1 million and $0.9 million, respectively. As of March 31, 2022 the weighted-average amortization period of intangible assets was 3.16 years.

The following table presents the estimated future amortization expense of acquired amortizable intangible assets as of March 31, 2022 (in thousands):

Fiscal Year	Amount
2022 (remainder)	3,636
2023	4,831
2024	3,896
2025	2,166
$14,529

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following (in thousands):

	March 31, 2022	December 31, 2021
Prepaid equipment	$5,289	$2,923
Prepaid software	3,918	4,494
Prepaid taxes	1,612	1,332
Prepaid insurance	7,053	8,031
Other	1,183	636
Total	$19,055	$17,416

Other non-current assets

	March 31, 2022	December 31, 2021
Contractual agreement asset	$59,611	$59,611
Long term prepaid insurance	8,001	10,511
Other non-current assets	1,135	199
Total	$68,747	$70,321

Note 6. Leases

Operating Leases

The Company leases various office and research and development facilities under operating lease agreements that expire at various dates through October 2050. Under the terms of the agreements, the Company is responsible for certain insurance, property taxes and maintenance expenses. The Company recognizes rent expense on a straight-line basis over the term of the operating leases. Any difference between cash payments required and rent expense is recorded as deferred rent. Rent expense for the three months ended March 31, 2022 and 2021 was $1.4 million and $1.3 million, respectively.

Aggregate future minimum lease payments required under the operating leases at March 31, 2022 are as follows (in thousands):

As of March 31, 2022	Amount
2022 (remaining nine months)	4,209
2023	4,413
2024	3,583
2025	718
2026	653
2027 and thereafter	3,136
Total minimum future lease payments, operating leases	$16,712

Capital Leases

The Company purchased equipment with total gross book value of $4.5 million under capital lease agreements, of which $0.3 million and $0.9 million was purchased during the three months ended March 31, 2022 and during the year ended December 31, 2021, respectively. Interest rates for the capital leases have ranged from 3.95% to 15.0% per annum. Accumulated depreciation for equipment acquired under the capital leases was $1.2 million and $1.1 million as of March 31, 2022 and December 31, 2021, respectively.

Aggregate future minimum principal lease payments under the capital leases at March 31, 2022 are as follows (in thousands):

As of March 31, 2022	Amount
2022 (remaining nine months)	521
2023	294
2024	231
2025	159
2026	150
2027 and thereafter	50
Total payments	1,405
Less current portion	(603)
Noncurrent portion	$802

Note 7. Commitments and Contingencies

Contingencies

The Company is subject to claims and assessments from time to time in the ordinary course of business. Accruals for litigation and contingencies are reflected in the consolidated financial statements based on management’s assessment, including the advice of legal counsel, of the expected outcome of litigation or other dispute resolution proceedings and/or the expected resolution of contingencies. Liabilities for estimated losses are accrued if the potential losses from any claims or legal proceedings are considered probable and the amounts can be reasonably estimated. Significant judgment is required in both the determination of probability of loss and the determination as to whether the amount can be reasonably estimated. Accruals are based only on information available at the time of the assessment due to the uncertain nature of such matters. As additional information becomes available, management reassesses potential liabilities related to pending claims and litigation and may revise its previous estimates, which could materially affect the Company’s consolidated results of operations in a given period. As of March 31, 2022, and December 31, 2021, the Company was not involved in any material legal proceedings.

Indemnifications

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and provide for general indemnifications. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future, but that have not yet been made. To date, the Company has not paid any claims or been required to defend any action related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations.

The Company has indemnified its Board of Directors and officers, to the extent legally permissible, against all liabilities reasonably incurred in connection with any action in which such individual may be involved by reason of such individual being or having been a director or officer, other than liabilities arising from willful misconduct of the individual. The Company currently has directors’ and officers’ insurance. The Company believes the estimated fair value of these obligations is minimal. The Company did not record any liabilities in connection with these possible obligations as of March 31, 2022 and December 31, 2021.

Note 8. Stock Warrants and Earnout Shares

Private Placement and Public Warrants

In connection with the Merger, each of the 17,250,000 publicly-traded warrants (“Public Warrants”) and 11,533,333 private placement warrants (“Private Placement Warrants” and, together with the Public Warrants, the “Common Stock Warrants”) issued to Reinvent Sponsor, LLC (the “Sponsor”) in connection with RTP’s initial public offering and subsequent overallotment were converted into an equal number of warrants that entitle the holder to purchase one share of the Company’s Common stock, par value $0.0001 (“Common Stock”) at an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of the Merger or earlier upon redemption or the Company’s liquidation. Once the Common Stock Warrants become exercisable, the Company may redeem the outstanding Common Stock Warrants subject to certain Common Stock price and other conditions as defined in the Warrant Agreement between RTP and Continental Stock Transfer & Trust Company (“Warrant Agreement”) and the Sponsor Agreement by and among the Company, Reinvent Sponsor, LLC (“Sponsor”) and RTP (“Sponsor Agreement”). During the three months ended March 31, 2022, no Common Stock Warrants were exercised.

The Private Placement Warrants were initially recognized as a liability on August 10, 2021, at a fair value of $21.9 million. For the three months ended March 31, 2022, the Private Placement Warrant liability was remeasured to fair value as of March 31, 2022, resulting in a loss of $1.0 million, which is included within the gain from change in the fair value of warrants and earnout shares in the condensed consolidated statements of operations.

The Public Warrants were initially recognized as a liability on August 10, 2021 at a fair value of $32.8 million. For the three months ended March 31, 2022, the public warrant liability was remeasured to fair value based upon the market price as of March 31, 2022, resulting in a loss of $1.6 million, classified within the gain from change in the fair value of warrants and earnout shares in the condensed consolidated statements of operations.

Earnout Shares Liability

In connection with the Reverse Recapitalization and pursuant to the Sponsor Agreement, Sponsor agreed to certain terms of vesting, lock-up and transfer with respect to the 17,130,000 common shares held by it (“Earnout Shares”). The terms of the Sponsor Agreement specify that the Earnout Shares will vest upon achieving certain specified Release Events. In accordance with ASC 815-40, the Earnout Shares are not indexed to the Common Stock and therefore are accounted for as a liability (“Earnout Shares Liability”) as of the Closing Date and subsequently remeasured at each reporting date with changes in fair value recorded as a component of other income (expense), net in the condensed consolidated statements of operations.

Under the vesting schedule, 20% of the Earnout Shares vest in tranches when the volume-weighted average price of the Company's common stock quoted on the NYSE is greater than $12.00, $18.00, $24.00, $32.00 and $50.00 for any 20 trading days within a period of 30 trading days (each such occurrence a “Triggering Event”). After 10 years following the consummation of the Merger (the “Earnout Period”), any Earnout Shares which have not yet vested are forfeited. No Earnout Shares vested as of March 31, 2022.

Earnout Shares Liability at the closing of the Merger on August 10, 2021, was $149.9 million based on a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the Earnout Period using the most reliable information available.

During the three months ended March 31, 2022, the Company recognized a gain related to the change in the fair value of the Earnout Shares Liability of $19.4 million, included within the gain from change in fair value of warrants and earnout shares in the condensed consolidated statement of operations.

Assumptions used in the valuation are as follows:

	March 31, 2022	December 31, 2021
Expected volatility	61.90%	72.10%
Risk-free interest rate	2.34%	1.51%
Dividend rate	0.00%	0.00%
Expected term (years)	9.36	9.61

Note 9. Stock-based Compensation

2016 and 2021 Stock Plans

In November 2016, the Company’s Board of Directors adopted the 2016 Stock Option and Grant Plan (the “2016 Plan”) under which officers, employees, directors, consultants and other key persons of the Company or its affiliates may be granted incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units. Immediately prior to the Closing Date on August 10, 2021, the Company's Board of Directors amended the 2016 Plan provide that no new awards could be granted under the 2016 Plan.

On August 10, 2021, the Company adopted the 2021 Equity Incentive Plan (“2021 Plan”). Under the 2021 Plan, the Company can grant incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards to employees, directors and consultants. The number of shares available for issuance under the 2021 Plan will be increased on the first day of each fiscal year, beginning on January 1, 2022, in an amount equal to the lesser of (i) a number of shares equal to four percent (4%) of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding fiscal year, or (ii) such number of shares determined by the Company's Board of Directors. On January 1, 2022, the number of shares available for issuance under 2021 plan increased by 24,167,201 shares.

On August 10, 2021, the Company adopted the 2021 Employee Stock Purchase Plan (“2021 ESPP”). Under the 2021 ESPP, participating employees may be offered the option to purchase shares of the Company’s Common Stock at a purchase price which equals 85% of the fair market value of the Company’s common stock on the enrollment date or on the exercise date, whichever is lower. The number of shares of common stock available for issuance under the 2021 ESPP will be increased on the first day of each fiscal year beginning on January 1, 2022, in an amount equal to the lesser of (i) a number of shares of common stock equal to half percent (0.5%) of the total number of shares of all classes of common stock of the Company on the last day of the immediately preceding fiscal year, or (ii) such number of shares determined by the Company's Board of Directors. On January 1, 2022, the number of shares available for issuance under 2021 ESPP increased by 3,020,900 shares. As of March 31, 2022, the Company has not yet implemented the 2021 ESPP and no shares had been issued under the 2021 ESPP.

Restricted Stock Units

The summary of restricted stock unit ("RSU") activity is as follows (in thousands, except per share data):

	Number of Units	Weighted-Average Grant Date Fair Value Per Share	Aggregate Intrinsic Value (in thousands)
Balances—December 31, 2021	10,032,871	$8.60	$73,240
Granted	10,132,289	$5.92
Vested	(871,778)	$8.15
Forfeited	(328,460)	$8.08
Balances—March 31, 2022	18,964,922	$7.19	$125,548

On December 16th, 2021, the Company's Board of Directors approved a performance-based bonus program with payout based on five goals with sub-milestones to achieve in year 2022 ("2022 Bonus Plan"). Each milestone goal achievement will result in RSU grants, when grants are approved by the Company's Board of Directors, with the vesting period from the grant dates to January 1, 2023. Total opportunity for the bonus is to earn RSU with fair value of 30% of employees' base salary as of the date of the grants, with stretch bonus goals achievement increasing it to 40%.

The Company recorded stock-based compensation expense of $7.3 million during the three months ended March 31, 2022 in relation to 2022 Bonus Plan. The Company will consider probability of achieving of each of the performance goals at the end of each reporting period and will recognize expense over the requisite period when the goal achievement is probable, reversing or re-accruing expense if goal achievement becomes not probable or probable again. Accordingly, this expense will be classified as a liability until such time that the respective milestones have been met, at which point the liability will be reclassified to equity. If it is determined that the milestone cannot be met, the liability will be reversed.

Shares subject to repurchase

The Company allows certain option holders to exercise unvested options and stock purchase rights to purchase shares of common stock. Common shares received from such early exercises are subject to a right of repurchase at the original issuance price. The Company’s repurchase right with respect to these shares typically lapse over six years as the shares become vested. As of March 31, 2022 and December 31, 2021, 6,266,063 and 6,918,483 shares, respectively, were subject to repurchase at a weighted average price of $0.09 per share and $0.10 per share, respectively, and $0.6 million and $0.7 million, respectively, was recorded within the stock repurchase liability in early exercised stock option liabilities on the condensed consolidated balance sheets.

In addition, upon completion of the Reverse Recapitalization 2,677,200 Series C Preferred shares which were subject to time-based vesting conditions were converted to restricted common shares. As of March 31, 2022, the number of such shares that were subject to repurchase was 2,342,552.

Stock-based Compensation Expense

The following sets forth the total stock-based compensation expense for the Company’s stock options included in the Company’s condensed consolidated statements of operations (in thousands):

	Three Months Ended
	March 31, 2022	March 31, 2021
Research and development expenses	$14,722	$3,119
Selling, general and administrative expenses	4,707	1,689
Total stock-based compensation expense	$19,429	$4,808

Note 10. Related Party Transactions

The Company’s Chief Executive Officer and founder has ownership interests in certain vendors providing services to the Company. These services purchased from these vendors include rent of office space and certain utilities and maintenance services related to the property on which the rented premises are located. Expenses and related payments to these vendors totaled $0.2 million and $0.3 million during the three ended March 31, 2022 and 2021, respectively. The Company owed these vendors $0.1 million and $0.1 million as of March 31, 2022 and December 31, 2021, respectively.

In addition, the Company entered into certain transactions with SummerBio. These transactions included purchases of COVID-19 testing services for its employees for the total amount of $0.6 million and $0.3 million during the three months ended March 31, 2022 and 2021, respectively. Total amount due to SummerBio was $0.2 million and $0.1 million at March 31, 2022 and December 31, 2021, respectively.

Note 11. Net Loss per Share Attributable to Common Stockholders

Basic net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding for the period. Because the Company reported a net loss for the three months ended March 31, 2022 and 2021, the number of shares used to calculate diluted net loss per common share is the same as the number of shares used to calculate basic net loss per common share for those periods presented because the potentially dilutive shares would have been antidilutive if included in the calculation.

The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders (in thousands, except share and per share data):

	Three Months Ended March 31,
	2022	2021
Numerator:
Net loss attributable to common stockholders	$(62,319)	$(41,505)
Denominator:
Weighted-average shares outstanding	579,090,606	111,012,510
Net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.37)

The following outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been antidilutive:

	March 31, 2022	March 31, 2021
Common stock warrants	28,783,333	758,516
Unvested restricted stock units	18,964,922	7,057,151
Unvested early exercised common stock options	6,266,063	9,258,073
Options to purchase common stock and unvested restricted stock awards	22,622,456	19,139,789
Earnout Shares	17,130,000	—
Redeemable convertible preferred stock	—	341,688,225
Total	93,766,774	377,901,754

Note 12. Subsequent Events

The Company evaluated subsequent events and transactions that occurred up to the date financial statements were issued. The Company did not identify any subsequent events or transactions that would have required adjustment or disclosure in the financial statements.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis provides information that our management believes is relevant to an assessment and understanding of our consolidated results of operations and financial condition. The discussion should be read together with our condensed consolidated financial statements and related notes appearing elsewhere in this Quarterly Report on Form 10-Q. This discussion and analysis includes forward looking statements that involve risks and uncertainties. Please see the section of this Quarterly Report on Form 10-Q titled “Special Note Regarding Forward-Looking Statements.”

Overview

We have spent more than a decade designing and testing a piloted all-electric aircraft that can take off and land vertically, while cruising like a traditional airplane. The aircraft is quiet when taking off, near silent when flying overhead and is designed to transport a pilot and four passengers at speeds of up to 200 mph, with a maximum range of 150 miles on a single charge. The low noise enabled by the all-electric powertrain will allow the aircraft to operate around dense, urban areas while blending into the background noise of cities. With more than 1,000 successful test flights already completed, and as the first eVTOL aircraft developer to receive a signed, stage 4 G-1 certification basis to date, we believe our aircraft will be the first of its kind to earn airworthiness certification from the Federal Aviation Administration (“FAA”).

We do not intend to sell these aircraft to third parties or individual consumers. Instead, we plan to manufacture, own and operate our aircraft, building a vertically integrated transportation company that will deliver a convenient app-based aerial ridesharing service directly to end-users, with a goal to begin commercial passenger service in 2024. We believe this business model will generate the greatest economic returns, while providing us with end-to-end control over the customer experience to optimize for customer safety, comfort and value.

Since our inception in 2009, we have been primarily engaged in research and development of eVTOL aircraft. We have incurred net operating losses and negative cash flows from operations in every year since our inception. As of March 31, 2022, we had an accumulated deficit of $538.9 million. We have funded our operations primarily with proceeds from the issuance of redeemable convertible preferred stock and the proceeds from the merger described below.

The Merger

We entered into an Agreement and Plan of Merger (the “Merger Agreement”) on February 23, 2021, with Reinvent Technology Partners, a special purpose acquisition company (“RTP”). Pursuant to the Merger Agreement, on August 10, 2021 (the “Closing Date”), Joby Aero, Inc. (“Legacy Joby”) was merged with and into a wholly-owned subsidiary of RTP (the “Merger”). Legacy Joby survived as a wholly-owned subsidiary of RTP, which was renamed Joby Aviation, Inc. (“Joby Aviation”).

The Merger is accounted for as a reverse capitalization in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under this method of accounting, RTP is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Joby Aviation represent a continuation of the financial statements of Legacy Joby, with the Merger being treated as the equivalent of Joby Aviation issuing stock for the net assets of RTP, accompanied by a recapitalization. Legacy Joby operations prior to the Merger are presented as those of Joby Aviation. The Merger, which raised $1,067.9 million, has significantly impacted our capital structure and operating results, supporting our product development, manufacturing and commercialization.

As a result of becoming a reporting company with the U.S. Securities and Exchange Commission ("SEC") and NYSE-listed company, we have and will continue to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal and administrative resources.

All shares and per share amounts of Legacy Joby for all presented periods have been retrospectively adjusted using the exchange ratio that was established in accordance with the Merger Agreement (the “Exchange Ratio”).

Key Factors Affecting Operating Results

For a more comprehensive discussion of the risks and uncertainties that could impact the Company's business, please see the section entitled “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2021.

Development of the Urban Air Mobility (“UAM”) market

Our revenue will be directly tied to the continued development of short distance aerial transportation. While we believe the market for UAM will be large, it remains undeveloped and there is no guarantee of future demand. We anticipate commercialization of our service beginning in 2024, and our business will require significant investment leading up to launching passenger services, including, but not limited to, final engineering designs, prototyping and testing, manufacturing, software development, certification, pilot training, infrastructure and commercialization.

We believe one of the primary drivers for adoption of our aerial ridesharing service is the value proposition and time savings offered by aerial mobility relative to traditional ground-based transportation. Additional factors impacting the pace of adoption of our aerial ridesharing service include but are not limited to: perceptions about eVTOL quality, safety, performance and cost; perceptions about the limited range over which eVTOL may be flown on a single battery charge; volatility in the cost of oil and gasoline; availability of competing forms of transportation, such as ground or air taxi or ride-hailing services; the development of adequate infrastructure; consumers’ perception about the safety convenience and cost of transportation using eVTOL relative to ground-based alternatives; and increases in fuel efficiency, autonomy, or electrification of cars. In addition, macroeconomic factors could impact demand for UAM services, particularly if end-user pricing is at a premium to ground-based transportation alternatives or more permanent work-from-home behaviors persist following the COVID pandemic. We anticipate initial operations in selected high-density metropolitan areas where traffic congestion is particularly acute and operating conditions are suitable for early eVTOL operations. If the market for UAM does not develop as expected, this would impact our ability to generate revenue or grow our business.

Competition

We believe that the primary sources of competition for our service are ground-based mobility solutions, other eVTOL developers/operators and local/regional incumbent aircraft charter services. While we expect to be first to market with an eVTOL facilitated aerial ridesharing service, we expect this industry to be dynamic and increasingly competitive; it is possible that our competitors could get to market before us, either generally or in specific markets. Even if we are first to market, we may not fully realize the benefits we anticipate, and we may not receive any competitive advantage or may be overtaken by other competitors. If new or existing aerospace companies launch competing solutions in the markets in which we intend to operate and obtain large-scale capital investment, we may face increased competition. Additionally, our competitors may benefit from our efforts in developing consumer and community acceptance for eVTOL aircraft and aerial ridesharing, making it easier for them to obtain the permits and authorizations required to operate an aerial ridesharing service in the markets in which we intend to launch or in other markets. In the event we do not capture the first mover advantage that we anticipate, it may harm our business, financial condition, operating results and prospects. For a more comprehensive discussion, please see the section entitled “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2021.

Government Certification

We agreed to a signed, stage 4 “G-1” certification basis for our aircraft with the FAA in 2020. This agreement lays out the specific requirements that need to be met by our aircraft for it to be certified for commercial operations. Reaching this milestone marks a key step on the way towards certifying any new aircraft in the U.S. Our aircraft was originally intended to be certified in line with the FAA’s existing Part 23 requirements for Normal Category Airplanes, with special conditions introduced to address requirements specific to our unique aircraft. In May 2022, the FAA indicated that they were revisiting the decision to certify all eVTOLs under Part 23 and may, instead, require certification under the “powered lift” classification. The FAA indicated that they did not expect this change to affect current certification timelines. In addition to certifying our aircraft, we will also need to obtain authorizations and certifications related to the production of our aircraft and the deployment of our aerial ridesharing service. While we anticipate being able to meet the requirements of such authorizations and certifications, we may be unable to obtain such authorizations and certifications, or to do so on the timeline we project. Should we fail to obtain any of the required authorizations or certifications, or do so in a timely manner, or any of these authorizations or certifications are modified, suspended or revoked after we obtain them, we may be unable to launch our commercial service or do so on the timelines we project, which would have adverse effects on our business, prospects, financial condition and/or results of operations.

Agility Prime

In December 2020, we became, to the best of our knowledge, the first company to receive airworthiness approval for an eVTOL aircraft from the U.S. Air Force, and in the first quarter of 2021, we officially began on-base operations under contract pursuant to the U.S. Air Force’s Agility Prime program. Our multi-year relationship with the U.S. Air Force and other U.S. Government agencies provides us with a compelling opportunity to more thoroughly understand the operational capabilities and maintenance profiles of our aircraft in advance of commercial launch. In addition to the operational learnings, our existing contracts also provide for more than $40 million of payments through 2024 based upon full performance, and we are actively pursuing additional contracts and relationships that would further secure these on-base operations going forward. Our U.S. government contracting party may modify, curtail or terminate its contracts with us without prior notice and either at its convenience or for default based on performance, or may decline to accept performance or exercise subsequent option years. We may also be unable to secure additional contracts or continue to grow our relationship with the U.S. government and/or Department of Defense.

Impact of COVID-19

The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity. The spread of COVID-19, as well as the emergence of variants, has also created disruptions in the manufacturing, delivery and overall supply chain for manufacturers and suppliers, and has led to a decrease in the need of transportation services around the world.

As a result of the COVID-19 pandemic, we have modified our business practices (including employee travel, recommending that all non-essential personnel work from home and cancellation or reduction of physical participation in meetings, events and conferences) and implemented additional safety protocols for essential workers. We may take further actions, or modify our COVID-19 related business practices, as may be required by government authorities or that we determine are in the best interests of our employees, customers, suppliers, vendors and business partners. While the ultimate duration and extent of the COVID-19 pandemic depends on future developments that cannot be accurately predicted, such as the extent and effectiveness of containment actions, the emergence of variants, and vaccine efficacy and uptake, it has already had an adverse effect on the global economy and the ultimate societal and economic impact of the COVID-19 pandemic, as well as the ultimate impact on our business, remains unknown.

Fully-Integrated Business Model

Our business model is to serve as a fully-integrated eVTOL transportation service provider. Present projections indicate that payback periods on aircraft will result in a viable business model over the long-term as production volumes scale and unit economics improve to support sufficient market adoption. As with any new industry and business model, numerous risks and uncertainties exist. Our projections are dependent on certifying and delivering aircraft on time and at a cost that will allow us to offer our service at prices that a sufficient number of customers will be willing to pay for the time and efficiency savings they receive from utilizing our eVTOL services. Our aircraft include numerous parts and manufacturing processes unique to eVTOL aircraft, in general, and our product design, in particular. We have used our best efforts to estimate costs in our planning projections; however, the variable cost associated with assembling our aircraft at scale remains uncertain at this stage of development. The success of our business also is dependent, in part, on the utilization rate of our aircraft and reductions in utilization will adversely impact our financial performance. Our aircraft may not be able to fly safely in poor weather conditions, including snowstorms, thunderstorms, high winds, lightning, hail, known icing conditions and/or fog. Our inability to operate safely in these conditions will reduce our aircraft utilization and cause delays and disruptions in our services. We intend to maintain a high daily aircraft utilization rate which is the amount of time our aircraft spend in the air carrying passengers. High daily aircraft utilization is achieved in part by reducing turnaround times at skyports. Aircraft utilization is reduced by delays and cancellations from various factors, many of which are beyond our control, including adverse weather conditions, security requirements, air traffic congestion and unscheduled maintenance events.

Components of Results of Operations

Research and Development Expenses

Research and development expenses consist primarily of personnel expenses, including salaries, benefits, and stock-based compensation, costs of consulting, equipment and materials, depreciation and amortization and allocations of overhead, including rent, information technology costs and utilities. Research and development expenses are partially offset by payments we received in the form of government grants, including those received under the Agility Prime program.

We expect our research and development expenses to increase as we increase staffing to support aircraft engineering and software development, build aircraft prototypes, and continue to explore and develop next generation aircraft and technologies.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist of personnel expenses, including salaries, benefits, and stock-based compensation, related to executive management, finance, legal, and human resource functions. Other costs include business development, contractor and professional services fees, audit and compliance expenses, insurance costs and general corporate expenses, including allocated depreciation, rent, information technology costs and utilities.

We expect our selling, general and administrative expenses to increase as we hire additional personnel and consultants to support our commercialization efforts and comply with the applicable provisions of the Sarbanes-Oxley Act (“SOX”) and other SEC rules and regulations.

Investment in SummerBio, LLC

Following the outbreak of the COVID-19 pandemic, our management determined that certain previously developed technology that was accessible to us could be repurposed and applied to providing high-volume, rapid COVID-19 diagnostic testing. To enable the development and deployment of this technology, in May 2020, SummerBio, LLC (“SummerBio”) was established. SummerBio was 100% beneficially owned by us, and a fully consolidated subsidiary until August 24, 2020.

On August 24, 2020, SummerBio raised additional financing through issuing equity instruments to other investors and changed the structure of its board of directors, as a result of which we concluded that on August 24, 2020 we no longer had a controlling interest in SummerBio. We concluded that our retained interest in SummerBio should be accounted for under the equity method. Accordingly, we deconsolidated SummerBio, recognized our remaining investment in SummerBio as an equity investment at a fair value of $5.2 million, derecognized net liabilities of SummerBio of $1.7 million and recognized a gain on deconsolidation of $6.9 million, which is included in other income on the condensed consolidated statement of operations for the year ended December 31, 2020. In December 2021, we recorded a $1.0 million reduction to our investment in SummerBio due to increase in SummerBio employees' stock based awards, which diluted Company's equity interest in SummerBio. We recognized our share of earnings of SummerBio, net of dilution reduction, as income from equity method investment on the condensed consolidated statement of operations for the total amount of $14.5 million and $4.7 million for the three months ended March 31, 2022 and 2021, respectively.

Gain from changes in fair value of Warrants and Earnout Shares Liabilities

Publicly-traded warrants (“Public Warrants”), and private placement warrants issued to RTP (“Private Placement Warrants”) and Earnout Shares are recorded as liabilities and subject to remeasurement to fair value at each balance sheet date. We expect to incur an incremental income (expense) in the condensed consolidated statements of operations for the fair value adjustments for these outstanding liabilities at the end of each reporting period.

2021 Acquisitions

On January 11, 2021, the Company entered into certain agreements with Uber Technologies, Inc. (“Uber”), under which it acquired Uber Elevate, Inc (“Uber Elevate”), a portion of Uber's business dedicated to development of aerial ridesharing. In connection with the acquisition, the Company issued Uber a Convertible Promissory Note (“Uber CPN”) and entered into a collaboration agreement (the “Uber Agreement”).

The purchase price allocation for Uber Elevate is as follows (in thousands):

Goodwill	$10,757
Automation platform software technology	7,200
Multimodal software technology	4,900
Simulation software technology	4,600
Property and equipment	630
Deferred tax asset	6,129
Total purchase consideration	$34,216

On April 6, 2021, the Company completed the acquisition of an entity engaged in the development of transportation technology with application in the aviation sector, whereby it acquired all the outstanding shares of the entity in exchange for a total consideration consisting of (i) $5.0 million in cash, and (ii) 2,677,200 restricted shares of Legacy Joby Series C Preferred Stock with the aggregate acquisition date fair value of $23.9 million. The Series C Preferred Stock was converted into an equivalent number of shares of Legacy Joby common stock on a one-to-one basis immediately prior to the closing of the Merger. The purchase consideration of $5.0 million was allocated to $5.0 million of the acquired in-process research and development (“IPR&D”) assets, $0.1 million of the acquired current liabilities and $0.1 million of acquired current assets.

On December 21, 2021, the Company completed the acquisition of an entity engaged in the development of radar systems technology with application in the aviation and other sectors, whereby it acquired all the outstanding shares of the entity in exchange for a total consideration consisting of (i) $2.8 million in cash, and (ii) 340,000 restricted stock units of Joby Aviation common stock with the aggregate acquisition date fair value of $2.4 million. The purchase consideration of $2.8 million was allocated to $1.7 million of the acquired intangible assets, primarily developed technology, $1.2 million of the acquired current assets, primarily cash and account receivables, and $0.1 million of the acquired current liabilities.

2022 Acquisition

On March 9, 2022, the Company completed the acquisition of an aerospace composite manufacturing company, whereby it acquired all the purchased assets and assumed selected liabilities in exchange for a total consideration consisting of (i) $1.5 million in cash, and (ii) restricted stock units of Joby Aviation common stock with the aggregate acquisition date fair value of $0.1 million. The acquisition was accounted for as a business combination as the assets acquired and liabilities assumed constituted a business in accordance with ASC 805 Business Combinations. The purchase consideration of $1.5 million was allocated to the following: a $1.1 million in favorable leased assets, $0.4 million of acquired machinery and equipment, $0.1 million of acquired current assets, and $0.1 million of acquired current liabilities.

Interest and Other Income

Interest income consists primarily of interest earned on our cash and cash equivalents and investments in marketable securities.

Interest Expense

Interest expense consists primarily of the interest on our convertible notes, equipment finance leases and tenant improvement loans. Interest on convertible notes relates to Legacy Joby Series C redeemable convertible preferred notes issued to Uber in January 2021. Upon closing of the Merger, the unpaid principal amount of $75.0 million plus accrued and unpaid interest in the amount of $2.2 million was converted into 7,716,780 shares of common stock of Joby Aviation.

Provision for Income Taxes

Our provision for income taxes consists of an estimate of federal, state, and foreign income taxes based on enacted federal, state, and foreign tax rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in tax law. Due to the level of historical losses, we maintain a valuation allowance against U.S. federal and state deferred tax assets as it has been concluded it is more likely than not that these deferred tax assets will not be realized.

Results of Operations

Comparison of the Three Months Ended March 31, 2022 to the three Months Ended March 31, 2021

The following table summarizes our historical results of operations for the periods indicated (in thousands, except percentage):

	Three Months Ended March 31,		Change
	2022	2021	($)	(%)
Operating expenses
Research and development	$72,071	$34,184	37,887	111%
Selling, general and administrative	22,272	11,644	10,628	91%
Total operating expenses	94,343	45,828	48,515	106%
Loss from operations	(94,343)	(45,828)	(48,515)	106%
Interest and other income, net	788	480	308	64%
Interest expense	(31)	(863)	832	(96)%
Income from equity method investment	14,458	4,710	9,748	207%
Gain from change in fair value of warrants and earnouts shares	16,814	—	16,814	(100)%
Total other income, net	32,029	4,327	27,702	640%
Loss before income taxes	(62,314)	(41,501)	(20,813)	50%
Income tax expenses	5	4	1	25%
Net loss	$(62,319)	$(41,505)	(20,814)	50%

Research and Development Expenses

Research and development increased by $37.9 million, or 111%, to $72.1 million during the three months ended March 31, 2022 from $34.2 million during the three months ended March 31, 2021. The increase was primarily attributable to increases in personnel to support aircraft engineering, software development, manufacturing process development, and certification, as well as increased quantity of materials used in prototype development and testing. These increases were partially offset by government research and development grants earned through increased operations as part of our Department of Defense contracts.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased by $10.6 million, or 91%, to $22.3 million during the three months ended March 31, 2022 from $11.6 million during the three months ended March 31, 2021. The increase was primarily attributable to increased headcount to support operations growth, including IT, legal, facilities, HR, and finance, as well as an increase in insurance cost and professional services cost related to legal, accounting and recruiting support.

Total Other Income, Net

Total other income, net increased by $27.7 million, or 640%, to $32.0 million during the three months ended March 31, 2022 from $4.3 million during the three months ended March 31, 2021. The increase was primarily driven by a $16.8 million gain from changes in fair value of warrants and earnout shares and a $9.7 million increase in income from equity method investment in SummerBio and a $0.8 million decrease in interest expense.

Liquidity and Capital Resources

Sources of Liquidity

We have incurred net losses and negative operating cash flows from operations since inception, and we expect to continue to incur losses and negative operating cash flows for the foreseeable future until we successfully commence sustainable commercial operations. To date, we have funded our operations primarily with proceeds from the Merger and issuance of redeemable convertible preferred stock and convertible notes. From inception through March 31, 2022, we raised net proceeds of $1,067.9 million from the Merger and $843.3 million from the issuances of Legacy Joby's redeemable convertible preferred stock and convertible notes. As of March 31, 2022, we had cash, cash equivalents and restricted cash of $418.8 million and short-term investment in marketable securities of $803.7 million. Restricted cash, totaling $1.7 million, reflects a security deposit on leased facilities and a letter of credit for a new vendor. We believe that our cash on hand will satisfy our working capital and capital requirements for at least the next twelve months.

Long-Term Liquidity Requirements

We expect our cash and cash equivalents on hand together with the cash we expect to generate from future operations will provide sufficient funding to support us through to initial commercialization. Until we generate sufficient operating cash flow to fully cover our operating expenses, working capital needs and planned capital expenditures, or if circumstances evolve differently than anticipated, we expect to utilize a combination of equity and debt financing to fund any future remaining capital needs. If we raise funds by issuing equity securities, dilution to stockholders may result. Any equity securities issued may also provide for rights, preferences, or privileges senior to those of holders of common stock. If we raise funds by issuing debt securities, these debt securities would have rights, preferences, and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings could impose significant restrictions on our operations. The capital markets have in the past, and may in the future, experience periods of upheaval that could impact the availability and cost of equity and debt financing.

Our principal uses of cash in recent periods were to fund our research and development activities, personnel cost and support services. Near-term cash requirements will also include spending on manufacturing facilities, ramping up production and supporting production certification, scaled manufacturing operations for commercialization, infrastructure and skyport development, pilot training facilities, software development and production of aircraft. We do not have material cash requirements related to current contractual obligations. As such, our cash requirements are highly dependent upon management’s decisions about the pace and focus of both our short and long-term spending.

Cash requirements can fluctuate based on business decisions that could accelerate or defer spending, including the timing or pace of investments, infrastructure and production of aircraft. Our future capital requirements will depend on many factors, including our revenue growth rate, the timing and the amount of cash received from our customers, the expansion of sales and marketing activities and the timing and extent of spending to support development efforts. In the future, we may enter into arrangements to acquire or invest in complementary businesses, products, and technologies, which could require us to seek additional equity or debt financing. In the event that we require additional financing we may not be able to raise such financing on acceptable terms or at all. If we are unable to raise additional capital or generate cash flows necessary to continue our research and development and invest in continued innovation, we may not be able to compete successfully, which would harm our business, results of operations, and financial condition. If adequate funds are not available, we may need to reconsider our investments in production operations, the pace of our production ramp-up, infrastructure investments in skyports, expansion plans or limit our research and development activities, which could have a material adverse impact on our business prospects and results of operations.

Cash Flows

The following tables set forth a summary of our cash flows for the periods indicated (in thousands, except percentage):

	Three Months Ended March 31,		Change
	2022	2021	($)	(%)
Net cash (used in) provided by:
Operating activities	$(61,426)	$(29,665)	(31,761)	107%
Investing activities	(476,132)	(5,879)	(470,253)	7,999%
Financing activities	80	74,989	(74,909)	(100)%
Net (decrease) increase in cash, cash equivalents, and restricted cash	$(537,478)	$39,445	(576,923)	(1,463)%

Net Cash Used in Operating Activities

Net cash used in operating activities for the three months ended March 31, 2022 was $61.4 million, consisting primarily of a net loss of $62.3 million, adjusted for non-cash items and statement of operations impact from investing and financing activities which includes $19.4 million stock-based compensation expense, $5.2 million depreciation and amortization expense, $0.8 million net accretion and amortization of our investments in marketable securities and a net decrease in our net working capital of $6.7 million, primarily related to distribution from equity method investment, partially offset by a $16.8 million gain from change in the fair value of warrants and earnout shares and $14.5 million in income from equity method investment.

Net cash used in operating activities for the three months ended March 31, 2021 was $29.7 million, consisting primarily of a net loss of $41.5 million, which included a $3.3 million depreciation and amortization expense, $4.8 million stock-based compensation expense, $0.8 million non-cash interest expense, $1.4 million income from equity method investment, $1.6 million net accretion and amortization of our investments in marketable securities and a decrease in our net working capital of $0.9 million, reflecting primarily lower receivables.

Net Cash Used in Investing Activities

Net cash used in investing activities for the three months ended March 31, 2022 was primarily due to purchases of marketable securities of $571.9 million, purchases of property and equipment of $10.8 million and acquisition of business of $1.5 million, partially offset by proceeds from the sales of marketable securities of $34.5 million and proceeds from maturities of marketable securities of $73.6 million.

Net cash used in investing activities for the three months ended March 31, 2021 was primarily due to purchases of marketable securities of $169.7 million and purchases of property and equipment of $5.1 million, partially offset by proceeds from the sales of marketable securities of $26.8 million and proceeds from maturities of marketable securities of $142.1 million.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the three months ended March 31, 2022 was primarily due to proceeds from exercise of stock options and issuance common stock warrants of $0.4 million, partially offset by repayment of tenant improvement loan and capital lease obligation of $0.3 million.

Net cash provided by financing activities for the three months ended March 31, 2021 was primarily due to proceeds from issuance of the convertible note to Uber for a net amount of $75.0 million.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of our financial condition and results of operations is based on our condensed consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these condensed consolidated financial statements requires us to make estimates and assumptions for the reported amounts of assets, liabilities, revenue, expenses and related disclosures. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

The accounting policies of the Company are the same as those set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations section of the audited Consolidated Financial Statements contained in the Company’s annual report on Form 10-K for the year ended December 31, 2021.

Recent Accounting Pronouncements

See Note 2 of our condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q for more information regarding recently issued accounting pronouncements.

Emerging Growth Company Accounting Election

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. RTP was an “emerging growth company” as defined in Section 2(a) of the Securities Act and had elected to take advantage of the benefits of this extended transition period,

We plan to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public business entities and non-public business entities until the earlier of the date we (a) are no longer an emerging growth company and (b) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (a) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act: (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the condensed consolidated financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Interest Rate Risk

We are exposed to market risk for changes in interest rates applicable to our short-term investments. We had cash, cash equivalents, restricted cash and investments in short-term marketable securities totaling $1,222.6 million as of March 31, 2022. Cash equivalents and short-term investments were invested primarily in money market funds, U.S. treasury bills and government and corporate bonds. Our investment policy is focused on the preservation of capital and supporting its liquidity needs. Under the policy, we invest in highly rated securities, issued by the U.S. government and corporations or liquid money market funds. We do not invest in financial instruments for trading or speculative purposes, nor do we use leveraged financial instruments. We utilize external investment managers who adhere to the guidelines of their investment policies. A hypothetical 10% change in interest rates would not have a material impact on the value of our cash, cash equivalents or short-term investments or our interest income.

Foreign Currency Risk

We are not exposed to significant foreign currency risks related to our operating expenses as our foreign operations are not material to our condensed consolidated financial statements.

Item 4. Controls and Procedures.

Management’s Evaluation of Disclosure Controls and Procedures

We maintain “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act that are designed to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act is (1) recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms and (2) accumulated and communicated to our management, including our principal executive and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. Our management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and our management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Our disclosure controls and procedures are designed to provide reasonable assurance of achieving their control objectives.

In connection with the audit of our consolidated financial statements for the year ended December 31, 2020, we identified a material weakness in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness relates to the lack of a sufficient full-time accounting personnel with deep technical accounting knowledge to execute, review and approve all aspects of the financial statement close and reporting process.

We have implemented and are in the process of implementing additional measures designed to improve our internal control over financial reporting to remediate this material weakness. Specifically, we implemented additional review procedures and hired additional staff within our accounting and finance department, and, as appropriate, we are engaging external accounting experts to supplement our internal resources. However, we cannot assure you the measures we have taken to date, and are continuing to implement, will be sufficient to remediate the material weakness we have identified or avoid potential future material weaknesses. While we believe that our efforts have improved our internal control over financial reporting, remediation of the material weakness will require further validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles. This material weakness may not allow for us to have proper segregation of duties and the ability to close our books and records and report our results, including required disclosures, on a timely basis, until it is fully remediated.

Our management, with the participation of our principal executive officer and principal financial and accounting officer, evaluated the effectiveness of our disclosure controls and procedures at the end of the period covered by this Quarterly Report. Notwithstanding the identified material weakness, management, including our principal executive officer and principal financial and accounting officer, believe that the condensed financial statements contained in this Quarterly Report fairly present, in all material respects, our financial condition, results of operations and cash flows for the fiscal period presented in conformity with GAAP.

Changes in Internal Control over Financial Reporting

During the most recently completed fiscal quarter, other than the continuing implementation of remediation measures described above, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings.

We are not currently a party to any material legal proceedings.

Item 1A. Risk Factors.

Our business, prospects, financial condition, operating results and the price of our common stock may be affected by a number of factors, whether currently known or unknown, including but not limited to those described as risk factors, any one or more of which could, directly or indirectly, cause our actual operating results and financial condition to vary materially from past, or anticipated future, operating results and financial condition. For a more comprehensive discussion of the risks and uncertainties that could impact the Company's business, please see the section entitled “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 28, 2022. Any of these factors, in whole or in part, as well as other risks not currently known to us or that we currently consider material, could materially and adversely affect our business, prospects, financial condition, operating results and the price of our common stock.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

None.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

None.

Item 6. Exhibits.

The following exhibits are filed or furnished as a part of, or incorporated by reference into, this Quarterly Report on Form 10-Q.

Exhibit Number	Description	Form	Exhibit	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation of Joby Aviation, Inc.	S-4	3.2	7/6/2021
3.2	Bylaws of Joby Aviation, Inc.	S-4	3.3	7/6/2021
10.1	Other Transaction for Prototype Agreement between the United States Air Force and Joby Aero, Inc. dated March 3, 2022				X
31.1	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.				X
31.2	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.				X
32.1*	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.				X
32.2*	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.				X
101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* These certifications are furnished to the SEC pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and are deemed not filed for purposes of Section 18 of the Exchange Act, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Joby Aviation, Inc.

Date: May 13, 2022	By:	/s/ JoeBen Bevirt
JoeBen Bevirt
Chief Executive Officer, Chief Architect and Director

Date: May 13, 2022	By:	/s/ Matthew Field
Matthew Field
Chief Financial Officer and Treasurer

Exhibit 10.1

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Other Transaction for Prototype Agreement

Between

The United States Air Force

[*****]

and

JOBY AERO, Inc.

340 Woodpecker Ridge Road Santa Cruz, CA 95060 [*****]

CONCERNING

SBIR Phase III Award

Agreement No: FA8614-22-9-0003

Purchase Request Number: [*****]

Line of Accounting: [*****]

Total Agreement amount including all options: $29,829,484.00 Total Amount of Agreement: $3,985,000.00

Total Funds Obligated: $3,985,000.00 Authority: 10 U.S.C. § 4003

Effective Date of Award: Date of Agreements Officer Signature

This Agreement is entered into between the United States of America, hereinafter called the Government, represented by The United States Air Force (USAF) and Joby Aero, Inc., hereinafter called the Performer, pursuant to United States Federal law.

FOR JOBY AERO, INC. FOR THE GOVERNMENT
UNITED STATES AIR FORCE

/s/ [*****] 3/2/2022 /s/ [*****] 3/3/2022

(Signature and Date) (Signature and Date)

[*****] [*****]

[*****] Agreements Officer

Joby Aero, Inc. [*****]

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AGREEMENT NUMBER FA8614-22-9-0003

Table of Contents

ARTICLE I: Scope of the Agreement	4
A. Background	4
B. Definitions	4
C. Scope	6
ARTICLE II: TERMS 6	6
A. Term of this Agreement	6
B. Termination Provisions	6
C. Stop Work	7
D. Extension of Terms	8
ARTICLE III:MANAGEMENT OF THE PROJECT	8
A. Management and Project Structure	8
B. Modifications	9
ARTICLE IV: AGREEMENT ADMINISTRATION	9
A. Government Points of Contact	9
B. Performer Points of Contact	9
ARTICLE V: OBLIGATION ANDPAYMENT	10
A. Obligation and Payments	10
B. Payments	23
ARTICLE VI:DISPUTES	24
A. General	24
B. Dispute Resolution Procedures	24
C. Limitation of Damages/Liabilities	25
ARTICLE VII: PATENT RIGHTS	25
ARTICLE VIII:FOREIGN ACCESS TO TECHNOLOGY	30
A. General	30
B. Restrictions on Sale or Transfer of Technology to Foreign Firmsor Institutions	30
ARTICLE IX: FOREIGN OWNERSHIP, CONTROL, OR INFLUENCE	32
ARTICLE X: FOLLOW-ON PRODUCTION CONTRACTS OR OTHER TRANSACTIONS	33
ARTICLE XI: STATUTORY AUTHORITY	33
ARTICLE XII:PUBLIC RELEASE OR DISSEMINATION OF INFORMATION	33
ARTICLE XIII:ORDER OF PRECEDENCE	34

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AGREEMENT NUMBER FA8614-22-9-0003

ARTICLE I: Scope of the Agreement

A.
Background

This Agreement is a Small Business Innovation Research (SBIR) Phase III award. The Program is set forth in the Joby Aero Proposal dated 04 October 2021 and subsequent updated Price Proposal and SOW dated 04 January 2022, copies of which are in possession of both parties. Referenced Statement of Work is attached hereto as Attachment 1. The scope of this agreement includes [*****]. The scope of work includes, but is not limited to:

●
[*****]
●
[*****]
●
[*****]
●
[*****]
●
[*****]
●
[*****]

B.
Definitions

In this Agreement, the following definitions apply:

Agreement: The body of this Agreement and all Attachments, which are expressly incorporated in and made a part of the Agreement.

Agreements Officer (AO): The person identified by the Government in this Agreement authorized to enter into, administer, or terminate this Agreement.

Agreements Officer’s Representative (AOR): The individual designated by the Government on a per project basis to monitor all technical aspects; the AOR shall only assist in agreement administration of the specific project to the extent expressly delegated such administration authority in writing in this agreement by the responsible Agreements Officer.

Background IP: All discoveries, innovations, Know-How and inventions, whether patentable or not, including computer software, recognized under U.S. law as intellectual creations to which rights of ownership accrue, including, but not limited to, patents, trade secrets, mask works and copyrights owned by Performer prior to the date of this Agreement or acquired, made, conceived, developed or reduced to practice by or for Performer outside of the performance of this Agreement.

Business Days or Working Day: Every official working day of the week and do not include weekends or U.S. Federal holidays.

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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Contracting Activity: Means an element of an agency designated by the agency head and delegated broad authority regarding acquisition functions. It also means elements or another agency designated by the director of a defense agency which has been delegated contracting authority through its agency charter.

Data: Recorded information, regardless of form or method of recording, which includes but is not limited to, technical data, software, maskworks, and trade secrets. The term does not include financial, administrative, cost, pricing or management information and does not include subject inventions, included in Article VII.

Date of Completion: The date on which all work is completed or the date on which the period of performance ends.

Deliverables: The tangible materials, items, information or any Services outputs, reports and/or results (including any related documentation) to be delivered by the Performer, to the Government, pursuant to a Statement of Work in consideration for payment of the price.

Effective Date: Means the date when this Agreement is signed and executed by the Agreements Officer for the Government.

Foreign Firm or Institution: A firm or institution organized or existing under the laws of a country other than the United States, its territories, or possessions. The term includes, for purposes of this Agreement, any agency or instrumentality of a foreign Government; and firms, institutions or business organizations which are owned or substantially controlled by foreign Governments, firms, institutions, or individuals.

Government: The United States of America, as represented by The United States Air Force (USAF).

Know-How: All information including, but not limited to discoveries, formulas, materials, inventions, processes, ideas, approaches, concepts, techniques, methods, software, programs, documentation, procedures, firmware, hardware, technical data, specifications, devices, apparatus and machines.

Other Transactions Agreement (OTA): The term commonly used to refer to the 10 USC 4003 authority to enter into transactions other than contracts, grants or cooperative agreements. The Department of Defense (DoD) currently has authority to make awards that are directly relevant to enhancing the mission effectiveness of military personnel and the supporting platforms, systems, components, or materials proposed to be acquired or developed by the Department of Defense, or to improvement of platforms, systems, components, or materials in use by the armed forces. OTAs are acquisition instruments that generally, are not subject to the federal laws and regulations governing procurement (FAR based) contracts. As such, they are not required to comply with the Federal Acquisition Regulation (FAR), its supplements (i.e. DFARS) or laws that are limited in applicability to procurement contracts.

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Party/Parties: Includes, collectively, the Government (represented by The United States Air Force) and the Performer.

Performer: The Contractor, Joby Aero, Inc., henceforth referred to as the contractor, performer, Joby, or Joby Aviation.

Program: Research and development being conducted by the Performer, as set forth in Attachment 1, Statement of Work.

Project: The total work to be conducted by the Performer pursuant to the Statement of Work.

Property: Any tangible personal property other than property actually consumed during the execution of work under this agreement. For purposes of this article, "property" does not include the deliverable prototype, which is the aircraft availability reports, digital engineering reports, and technical and commercialization reports.

Payable Milestones: Means a structured schedule of observable achievements on the critical path to experiment success with a fixed amount to be paid to the Performer at the start and/or end of each milestone, assuming each milestone entry and/or exit criteria has been met.

Signatory Authority: Refers to the individual that has the authority to legally bind a Party to an agreement.

Technology: Discoveries, innovations, Know-How and inventions, whether patentable or not, including computer software, recognized under U.S. law as intellectual creations to which rights of ownership accrue, including, but not limited to, patents, trade secrets, mask works and copyrights developed under this Agreement.

C.
Scope

[*****]

ARTICLE II: TERMS

A.
Term of this Agreement

The Agreement commences upon the date of the last signature hereon and continues based upon the delivery schedule set forth in Article V, paragraph A. Provisions of this Agreement, by which their express terms, or by necessary implication, apply for periods of time other than specified in Article V, paragraph A herein, shall be given effect, notwithstanding this Article.

B.
Termination Provisions

Subject to a reasonable determination that the program, or a project funded under the program, will not produce beneficial results commensurate with the expenditure of resources, the Government may terminate performance of work under this OTA, in

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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AGREEMENT NUMBER FA8614-22-9-0003

whole or in part, if the AO determines that a termination is in the Government’s interest. The AO shall terminate by delivering to the Performer a Notice of Termination specifying the extent of termination and the effective date which shall be no earlier than sixty (60) days after such notice.

After receipt of a Notice of Termination, and except as directed by the AO, the Performer shall immediately proceed with the following obligations, regardless of any delay in determining or adjusting any amounts due:

(1)
Stop work and direct its subcontractors/vendors/suppliers/partners to stop work as specified in the notice.

(2)
Place no further orders for materials, services, or facilities, except as necessary to complete the continued portion of the OTA.

(3)
Terminate all orders to the extent they relate to the work terminated.

(4)
Assign to the Government, as directed by the AO, all right, title, and interest of the Performer under the orders terminated, in which case the Government shall have the right to settle or to pay any termination settlement proposal arising out of those terminations.

(5)
With approval or ratification to the extent required by the AO, settle all outstanding liabilities and termination settlement proposals arising from the termination of orders; the approval or ratification will be final.

(6)
As directed by the AO, deliver to the Government with the license and usage rights contemplated hereunder for such work product or corresponding Deliverable –

(i)
The fabricated or unfabricated parts, work in process, completed work, supplies, and other material produced or acquired for the work terminated that, if the order had been completed, would have been required to be furnished to the Government; and

(ii)
The completed or partially completed plans, drawings, information, and other property that, if the order had been completed, would have been required to be furnished to the Government.

(7)
Complete performance of any work not terminated, if applicable.

In the event of a termination of this Agreement, the Government shall have patent rights (if any) as described herein. Failure of the Parties to agree to an equitable adjustment shall be resolved pursuant to the Disputes Article, Article VI.

Nothing in this section shall be construed as a limitation of the rights of either Party in the event of a breach of contract or default by the other party.

E.
Stop Work

As directed by the AO, the Performer shall stop all, or any part, of the work called for under this Agreement for a period of 90 days after the written order is delivered, and

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for any further period to which the parties may agree. The order shall be specifically identified as a stop-work order issued under this Article. Upon receipt of the order, the Performer shall immediately comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the work covered by the order during the period of work stoppage. Within a period of 90 days after a stop-work is delivered, or within any extension of that period to which the Parties shall have agreed, the AO shall either:

(a)
Cancel the stop-work order; or
(b)
Terminate the work covered under this Agreement.

If a stop-work order issued is canceled, the Contractor shall resume work. The Government shall make an equitable adjustment in the delivery schedule or negotiated price, or both, and the

Government’s share of this Agreement shall be modified, in writing, accordingly, if—

(1)
The stop-work order results in an increase in the time required for, or in the cost properly allocable to, the performance of any part of this Agreement; and

(2)
The Contractor asserts its right to the adjustment within 30 days after the end of the period of work stoppage; provided, that, if the Government decides the facts justify the action, the Government may receive and act upon a proposal submitted at any time before final payment under this Agreement.

D.
Extension of Terms

The Parties may extend, by mutual written agreement, the term of this Agreement if funding availability and research opportunities reasonably warrant. Any extension shall be formalized through modification of the Agreement by the Agreements Officer and the Performer’s Signatory Authority.

E.
Option for Increased Quantity

The Government may require the delivery of the numbered line item, identified in Article V – Obligation and Payment, in the quantity and at the price stated. The Contracting Officer may exercise the option by written notice to the Contractor by the Option exercise date identified in Article V. Delivery of added items shall continue at the same rate that like items are called for under the agreement, unless the parties otherwise agree.

ARTICLE III: MANAGEMENT OF THE PROJECT

A.
Management and Project Structure

The Performer shall be responsible for the overall technical and project management of the Project, and technical planning and execution shall remain with the Performer. The Government AO, in consultation with the Government Project Manager (PM), shall provide recommendations regarding Project developments and technical collaboration and be responsible for the review and verification of the completed milestones.

The Government and the Performer are bound to each other by a duty of good faith

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in achieving the Project objectives as identified in Attachment 1.

B.
Modifications

At any time during the term of the Agreement, progress or results may indicate a change is required in the SOW/scope in order to achieve Project objectives.

Recommendations for modifications by the Performer shall be documented in writing and delivered by the Performer to the Government AO. This documentation will detail the technical, chronological, schedule, and financial impact of the proposed modification to the Project. The AO and the Performer shall execute a revised Schedule of Milestones and Payments for milestones for modifications that affect technical aspects of the project/program, schedule, and/or cost/price. The Government AO and the Performer shall approve any Agreement modification. Recommendations by the Government for modifications to be conducted by the Performer shall be documented in writing and delivered to the Performer by the Government AO.

Changes as described herein shall be mutually agreed between the Parties and memorialized via an Agreement modification, to include, but not limited to, a change in Project scope, price, and/or schedule.

For minor or administrative Agreement modifications (e.g. changes in the paying office or appropriation data, changes to Government or the Performer’s personnel identified in the Agreement, etc.) no signature is required by the Performer.

The Government AO will be responsible for instituting all modifications to this Agreement.

ARTICLE IV: AGREEMENT ADMINISTRATION

Unless otherwise provided in this Agreement, approvals permitted or required to be made by the Government may be made only by the Government AO. Administrative and contractual matters under this Agreement shall be referred to the following representatives of the parties:

A.
Government Points of Contact:

Agreements Officer (AO):

[*****]

[*****]

[*****]

Government Project Manager (PM)/ Agreement Officer’s Representative (AOR):

[*****]

[*****]

[*****]

B.
Performer Points of Contact

Performer’s Administrative/Contracting Officer & Project Manager: [*****]

Government Operations Lead [*****]

[*****]

Each Party may change its representatives named in this Article by written notification to the other party. The Government AO will affect the change as stated

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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in Article III, paragraph B.

ARTICLE V: OBLIGATION AND PAYMENT

A.
Obligation and Payments

1.
Obligations. The Government’s liability to make payments to the Performer is limited to only those funds obligated under the Agreement or by modification to the Agreement. In no case shall the Government’s financial liability exceed the amount obligated under this Agreement. The Government may obligate funds to the Agreement incrementally.

Accounting Classification
Supplemental Accounting Classification
ACRN	PR	Appropriation (1)	Limit	FC/Y (2)	OAC/ASN (3)	BPAC/RCCC (4)	MPC (5)	EEIC (6)	PROC ELEM (7)	ADSN (8)	CPN RCPNT (9)	ESP ALD	CSN	FSR PSR DSR	TOTAL DOLLAR VALUE
[*****]	[*****]	[*****]		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
1101	[*****]	[*****]	[*****]	[*****]	N/A	N/A	AA	SBIR Data Rights	[*****]
1102	[*****]	[*****]	[*****]	[*****]	N/A	N/A	AA	SBIR Data Rights	[*****]
1103	[*****]	[*****]	[*****]	[*****]	N/A	N/A	AA	SBIR Data Rights	[*****]
1104	[*****]	[*****]	[*****]	[*****]	N/A	N/A	AA	SBIR Data Rights	[*****]
1105	[*****]	[*****]	[*****]	[*****]	N/A	N/A	AA	SBIR Data Rights	[*****]
1106	[*****]	[*****]	[*****]	[*****]	N/A	N/A	AA	SBIR Data Rights	[*****]
1107	[*****]	[*****]	[*****]	[*****]	N/A	N/A	AA	SBIR Data Rights	[*****]
1108	[*****]	[*****]	[*****]	[*****]	N/A	N/A	AA	SBIR Data Rights	[*****]
1109	[*****]	[*****]	[*****]	[*****]	N/A	N/A	AA	SBIR Data Rights	[*****]
1110	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1111	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1112	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
1113	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1114	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1115	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1116	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1117	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1118	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1119	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1120	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1121	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1122	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1123	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1124	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1201	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1202	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1203	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1204	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1205	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1206	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1207	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1208	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1209	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
1210	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1211	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1212	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1301	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1302	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1303	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1304	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1305	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1306	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1307	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1308	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1309	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1310	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1311	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1312	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1313	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1314	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1315	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1316	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1317	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1318	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
1319	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
1320	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

ALIN DESCRIPTION

[*****]

Payment will be made upon completion and submission of [*****] and upon proper WAWF invoicing. All reports shall be delivered via electronic submission to the Agreements Officer and Government Program Manager identified in Article IV.

ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
2101	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
2102	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
2103	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
2104	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
2201	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
2202	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
2203	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
2204	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
2301	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
2302	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
2303	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
2304	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

ALIN DESCRIPTION

Joby shall deliver [*****]

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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[*****]

ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
3101	[*****]	[*****]	[*****]	[*****]	N/A	N/A	AA	SBIR Data Rights	[*****]
3102	[*****]	[*****]	[*****]	[*****]	N/A	N/A	AA	SBIR Data Rights	[*****]
3103	[*****]	[*****]	[*****]	[*****]	N/A	N/A	AA	SBIR Data Rights	[*****]
3104	[*****]	[*****]	[*****]	[*****]	N/A	N/A	AA	SBIR Data Rights	[*****]
3111	[*****]	[*****]	[*****]	[*****]	N/A	N/A	AA	SBIR Data Rights	[*****]
3112	[*****]	[*****]	[*****]	[*****]	N/A	N/A	AA	SBIR Data Rights	[*****]
3113	[*****]	[*****]	[*****]	[*****]	N/A	N/A	AA	SBIR Data Rights	[*****]
3114	[*****]	[*****]	[*****]	[*****]	N/A	N/A	AA	SBIR Data Rights	[*****]
3201	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
3202	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
3203	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
3204	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
3211	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
3212	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
3213	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
3214	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
3301	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
3302	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
3303	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
3304	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
3311	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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AGREEMENT NUMBER FA8614-22-9-0003

ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
3312	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
3313	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
3314	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

ALIN DESCRIPTION

[*****]

Payment will be made upon completion of [*****] and upon proper WAWF invoicing. All reports shall be delivered via electronic submission to the Agreements Officer and Government Program Manager identified in Article IV.

ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
4101	[*****]	[*****]	[*****]	[*****]	[*****]	N/A	AA	SBIR Data Rights	[*****]
4102	[*****]	[*****]	[*****]	[*****]	[*****]	N/A	AA	SBIR Data Rights	[*****]
4103	[*****]	[*****]	[*****]	[*****]	[*****]	N/A	AA	SBIR Data Rights	[*****]
4104	[*****]	[*****]	[*****]	[*****]	[*****]	N/A	AA	SBIR Data Rights	[*****]
4201	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
4202	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
4203	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
4204	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
4301	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
4302	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
4303	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
4304	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

ALIN DESCRIPTION

[*****]

Payment will be made upon [*****] and upon proper WAWF invoicing. All reports shall be delivered via electronic submission to the Agreements Officer and Government Program Manager identified in Article IV.

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
5101	[*****]	[*****]	[*****]	[*****]	[*****]	N/A	AA	SBIR Data Rights	[*****]
5102	[*****]	[*****]	[*****]	[*****]	[*****]	N/A	AA	SBIR Data Rights	[*****]
5201	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
5202	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
5203	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
5204	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
5301	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
5302	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
5303	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
5304	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

ALIN DESCRIPTION

[*****]

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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AGREEMENT NUMBER FA8614-22-9-0003

[*****]

Payment will be made upon [*****] and upon proper WAWF invoicing. All reports shall be delivered via electronic submission to the Agreements Officer and Government Program Manager identified in Article IV.

ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
6101	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6102	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6103	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6104	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6105	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6106	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6201	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6202	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6203	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6204	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6205	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6206	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6301	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6302	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6303	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6304	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6305	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6306	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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AGREEMENT NUMBER FA8614-22-9-0003

ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
6307	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6308	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6309	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
6310	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

ALIN DESCRIPTION

[*****]

Payment will be made upon [*****] and upon proper WAWF invoicing. All reports shall be delivered via electronic submission to the Agreements Officer and Government Program Manager identified in Article IV.

ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
7101	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7102	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7103	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7104	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7105	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7106	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7201	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7202	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7203	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7204	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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AGREEMENT NUMBER FA8614-22-9-0003

ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
7205	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7206	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7301	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7302	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7303	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7304	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7305	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7306	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7307	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7308	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7309	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
7310	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

ALIN DESCRIPTION

[*****]

Payment will be made upon [*****] and upon proper WAWF invoicing. All reports shall be delivered via electronic submission to the Agreements Officer and Government Program Manager identified in Article IV.

ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
8101	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8102	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8103	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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AGREEMENT NUMBER FA8614-22-9-0003

ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
8104	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8105	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8106	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8201	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8202	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8203	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8204	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8205	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8206	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8301	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8302	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8303	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8304	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8305	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8306	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8307	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8308	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8309	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
8310	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

ALIN DESCRIPTION

[*****]

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

22 | P a g e

AGREEMENT NUMBER FA8614-22-9-0003

[*****]

Payment will be made upon [*****] and upon proper WAWF invoicing. All reports shall be delivered via electronic submission to the Agreements Officer and Government Program Manager identified in Article IV.

ALIN	Deliverable(s) [*****]	SoW Paragraph	Delivery Date	Payment Amount	Option Exercise Date	Option ALIN	ACRN	Data Rights	Acceptance Criteria
9101	[*****]	[*****]	[*****]	[*****]	[*****]	N/A	AA	SBIR Data Rights	[*****]
9102	[*****]	[*****]	[*****]	[*****]	[*****]	N/A	AA	SBIR Data Rights	[*****]
9103	[*****]	[*****]	[*****]	[*****]	[*****]	N/A	AA	SBIR Data Rights	[*****]
9203	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]
9303	[*****]	[*****]	[*****]	[*****]	[*****]	√	-	SBIR Data Rights	[*****]

ALIN DESCRIPTION

Preliminary [*****] Report

Identifies and evaluates [*****]. The report shall cover risks that apply to all [*****]. The report can be delivered in report or presentation format.

Final Report

Initial draft is due 30 days prior to delivery date. The final report’s first page will be a single-page summary identifying the work’s purpose, providing a brief description of effort accomplished, and listing potential results and applications. A Public Summary Section shall be included and may be published by DoD and, therefore, will not contain proprietary information. The final report shall also detail project objectives met, work completed, results obtained, and technical feasibility estimates. This report shall be in Microsoft Word or PDF format.

SBIR Phase 3 Summary Report [*****]

The phase three summary report shall include a technology description and anticipated applications/benefits for Government and/or private sector use for a year of performance. This report shall be in Microsoft Word or PDF format and delivered via email to the Government Program Manager and Agreements Officer.

Payment will be made upon written acceptance of each deliverable by the Government Program Manager and upon proper WAWF invoicing. All reports shall be delivered via electronic submission to the Agreements Officer and Government Program Manager identified in Article IV.

B.
Payments

1.
The Performer agrees to maintain an established accounting system, which

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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AGREEMENT NUMBER FA8614-22-9-0003

complies with Generally Accepted Accounting Principles (GAAP) and the requirements of this Agreement, and shall ensure that appropriate arrangements have been made for receiving, distributing and accounting for all funding under the Agreement. An acceptable accounting system is one in which all cash receipts and disbursements are controlled and documented properly.

2.
Invoice Payments are Net 30 days
3.
Limitation of Funds: In no case shall the Government’s financial liability exceed the amount obligated under this Agreement.
4.
The Performer is required to utilize the WAWF system when processing invoices and receiving reports under this Agreement.
5.
The Performer shall:
a.
Ensure an Electronic Business Point of Contact is designated within the System for Award Management at https://www.sam.gov and
b.
Register to use WAWF on the PIEE site (https://piee.eb.mil/), within ten (10) calendar days after award of this Agreement. Instructions are located here: https://pieetraining.eb.mil/wbt/xhtml/wbt/portal/overview/vendorRe gister.xhtml.
6.
The Performer is directed to use the 2-in-1 format when processing invoices.
7.
Payments will be made by the cognizant Defense Finance and Accounting Services office, as indicated in Attachment 2, Wide Area Workflow Instructions, within thirty (30) calendar days of an accepted invoice in WAWF. Attachment 2 details how to submit and process invoices through WAWF.

ARTICLE VI: DISPUTES

A.
General

The Parties shall communicate with one another in good faith and in a timely and cooperative manner when raising issues under this Agreement.

B.
Dispute Resolution Procedures

1.
Any disagreement, claim or dispute between the Parties concerning questions of fact or law arising from or in connection with this Agreement, and, whether or not involving an alleged breach of this Agreement, may be raised only under this Article.

2.
Whenever disputes, disagreements, or misunderstandings arise, the Parties shall attempt to resolve the issue(s) involved by discussion and mutual agreement as soon as practicable. In no event shall a dispute, disagreement or misunderstanding, which arose more than twelve (12) months prior to the notification made under subparagraph B.3. of this Article constitute the basis for relief under this Article unless the Head of the Contracting Activity (HCA) (or

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designee) of the represented Government Organization, in the interests of justice, waives this requirement.

3.
Failing resolution by mutual agreement, the aggrieved Party shall document the dispute, disagreement, or misunderstanding by notifying the other Party in writing of the relevant facts, identify unresolved issues, and specify the clarification or remedy sought. Within five (5) working days after providing notice to the other Party, the aggrieved Party may, in writing, request a joint decision by the Head of the Contracting Activity (HCA)(or designee) and the Performer’s senior executive, no lower than CEO level, appointed by the Performer. The other Party shall deliver a written position on the matter(s) in dispute within thirty (30) calendar days after being notified that a decision has been requested. The HCA (or designee) and the Performer’s appointed senior executive shall conduct a review of the matter(s) in dispute and render a mutual decision in writing within thirty (30) calendar days of receipt of such written position. Any such joint decision is final and binding.

E.
Limitation of Damages/Liabilities

Claims for damages of any nature whatsoever pursued under this Agreement shall be limited to direct damages only up to the aggregate amount of Government funding disbursed as of the time the dispute arises. Notwithstanding anything to the contrary, in no event shall either Party be liable to the other Party or any third party for claims for consequential, punitive, special and incidental damages, claims for lost profits, or other indirect damages.

ARTICLE VII: PATENT RIGHTS

(a)
As used in this article-

Invention means any invention or discovery that is or may be patentable or otherwise protectable under title 35 of the U.S. Code, or any variety of plant that is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.)

Made means-

(1)
When used in relation to any invention other than a plant variety, the conception or first actual reduction to practice of the invention; or

(2)
When used in relation to a plant variety, that the Performer has at least tentatively determined that the variety has been reproduced with recognized characteristics.

Nonprofit organization means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)), or any nonprofit scientific or educational organization qualified under a State nonprofit organization statute.

“Practical application” means to manufacture, in the case of a composition of product; to practice, in the case of a process or method; or to operate, in the case of a machine or system; and, in each

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AGREEMENT NUMBER FA8614-22-9-0003

case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

Subject invention means any invention of the Performer made in the performance of work under this agreement.

(b)
Performer’s rights.

(1)
Ownership. The Performer may retain ownership of each subject invention throughout the world in accordance with the provisions of this clause.

(2)
License.

(i)
The Performer shall retain a nonexclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, unless the Performer fails to disclose the invention within the times specified in paragraph (c) of this clause. The Performer’s license extends to any domestic subsidiaries and affiliates within the corporate structure of which the Performer is a part, and includes the right to grant sublicenses to the extent the Performer was legally obligated to do so at agreement award.. The license is transferable only with the written approval of the agency, except when transferred to the successor of that part of the Performer’s business to which the invention pertains.

(ii)
The Performer’s license may be revoked or modified by the agency to the extent necessary to achieve expeditious practical application of the subject invention in a particular country in accordance with the procedures in sub-paragraphs (a) and (b) below.

(a )In response to a third party’s proper application for an exclusive license, the contractor’s domestic license may be revoked or modified to the extent necessary to achieve expeditious practical application of the subject invention. The application shall be submitted in accordance with the applicable provisions in 37 CFR part 404 and agency licensing regulations. The contractor’s license will not be revoked in that field of use or the geographical areas in which the contractor has achieved practical application and continues to make the benefits of the subject invention reasonably accessible to the public. The license in any foreign country may be revoked or modified to the extent the contractor, its licensees, or its domestic subsidiaries or affiliates have failed to achieve practical application in that country.

(b)
Before revoking or modifying the performer’s license in accordance with paragraph

(a) above, the agreement officer shall furnish the performer a written notice of intention to revoke or modify the license. The agency shall allow the performer at least 30 days after the notice to show cause why the license should not be revoked or modified. The Performer has the right to appeal, in accordance with applicable regulations in 37 CFR part 404 and agency licensing regulations, any decisions concerning the revocation or modification.

(c)
Performer’s obligations.

(1)
The Performer shall disclose in writing each subject invention to the Agreement Officer within two (2) months after the inventor discloses it in writing to Performer personnel responsible

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for patent matters. The disclosure shall identify the inventor(s) and this agreement under which the subject invention was made. It shall be sufficiently complete in technical detail to convey a clear understanding of the subject invention. The disclosure shall also identify any publication, on sale (i.e., sale or offer for sale), or public use of the subject invention, or whether a manuscript describing the subject invention has been submitted for publication and, if so, whether it has been accepted for publication. In addition, after disclosure to the agency, the Performer shall promptly notify the Agreement Officer of the acceptance of any manuscript describing the subject invention for publication and any on sale or public use.

(2)
The Performer shall elect in writing whether or not to retain ownership of any subject invention by notifying the Agreement Officer within 2 years of disclosure to the agency. However, in any case where publication, on sale, or public use has initiated the 1-year statutory period during which valid patent protection can be obtained in the United States, the period for election of title may be shortened by the agency to a date that is no more than sixty (60) days prior to the end of the statutory period.

(3)
The Performer shall file either a provisional or a nonprovisional patent application or a Plant Variety Protection Application on an elected subject invention within 1 year after election. However, in any case where a publication, on sale, or public use has initiated the 1-year statutory period during which valid patent protection can be obtained in the United States, the Performer shall file the application prior to the end of that statutory period. If the Performer files a provisional application, it shall file a nonprovisional application within 10 months of the filing of the provisional application. The Performer shall file patent applications in additional countries or international patent offices within either 10 months of the first filed patent application (whether provisional or nonprovisional) or 6 months from the date permission is granted by the Commissioner of Patents to file foreign patent applications where such filing has been prohibited by a Secrecy Order.

(4)
The Performer may request extensions of time for disclosure, election, or filing under paragraphs (c)(1), (c)(2), and (c)(3) of this article.

(f)
Government’s rights-

(1)
Ownership. The Performer shall assign to the agency, on written request, title to any subject invention-

(i)
If the Performer fails to disclose or elect ownership to the subject invention within the times specified in paragraph (c) of this article, or elects not to retain ownership; provided, that the agency may request title only within 60 days after learning of the Performer's failure to disclose or elect within the specified times.

(ii)
In those countries in which the Performer fails to file patent applications within the times specified in paragraph (c) of this article; provided, however, that if the Performer has filed a patent application in a country after the times specified in paragraph (c) of this article, but prior to its receipt of the written request of the agency, the Performer shall continue to retain ownership in that country.

(iii)
In any country in which the Performer decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention.

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(2)
License. If the Performer retains ownership of any subject invention, the Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice, or have practiced for or on its behalf, the subject invention throughout the world.

(g)
Performer action to protect the Government’s interest.

(1)
The Performer shall execute or have executed and promptly deliver to the agency all instruments necessary to-

(i)
Establish or confirm the rights the Government has throughout the world in those subject inventions in which the Performer elects to retain ownership; and

(ii)
Assign title to the agency when requested under paragraph (d) of this article and to enable the Government to obtain patent protection and plant variety protection for that subject invention in any country.

(2)
The Performer shall require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in the Performer's format, each subject invention in order that the Performer can comply with the disclosure provisions of paragraph (c) of this article, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. The disclosure format should require, as a minimum, the information required by paragraph (c)(1) of this article. The Performer shall instruct such employees, through employee agreements or other suitable educational programs, as to the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

(3)
The Performer shall notify the Agreement Officer of any decisions not to file a nonprovisional patent application, continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response or filing period required by the relevant patent office.

(4)
The Performer shall include, within the specification of any United States nonprovisional patent or plant variety protection application and any patent or plant variety protection certificate issuing thereon covering a subject invention, the following statement, “This invention was made with Government support under (identify the agreement) awarded by (identify the agency). The Government has certain rights in the invention.”

(h)
Reporting on utilization of subject inventions. The Performer shall deliver, on request, periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining utilization of the subject invention that are being made by the Performer or its licensees or assignees. The reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Performer, and other data and information as the agency may reasonably specify. The Performer also shall provide additional reports as may be requested by the agency in connection with any march-in proceeding undertaken by the agency in accordance with paragraph (h) of this article. The Performer also shall mark any utilization report as confidential/proprietary to help prevent inadvertent release outside the Government. As required by 35 U.S.C. 202(c)(5), the agency will not disclose that information to persons outside the Government without the Performer’s permission.

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(g)
Preference for United States industry. Notwithstanding any other provision of this article, neither the Performer nor any assignee shall grant to any person the exclusive right to use or sell any subject invention in the United States unless the person agrees that any products embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for an agreement may be waived by the agency upon a showing by the Performer or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States, or that under the circumstances domestic manufacture is not commercially feasible.

(h)
March-in rights. The Performer acknowledges that, with respect to any subject invention in which it has retained ownership, the agency has the right to require licensing pursuant to 35 U.S.C. 203 and 210(c), and in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of the agency in effect on the date of agreement award.

(i)
Special provisions for agreements with nonprofit organizations. If the Performer is a nonprofit organization, it shall-

(1)
Not assign rights to a subject invention in the United States without the written approval of the agency, except where an assignment is made to an organization that has as one of its primary functions the management of inventions, provided, that the assignee shall be subject to the same provisions as the Performer;

(2)
Share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (but through their agency if the agency deems it appropriate) when the subject invention is assigned in accordance with 35U.S.C.202(e) and 37 CFR 401.10;

(3)
Use the balance of any royalties or income earned by the Performer with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions for the support of scientific research or education; and

(4)
Make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business concerns, and give a preference to a small business concern when licensing a subject invention if the Performer determines that the small business concern has a plan or proposal for marketing the invention which, if executed, is equally as likely to bring the invention to practical application as any plans or proposals from applicants that are not small business concerns; provided, that the Performer is also satisfied that the small business concern has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the Performer.

(5)
Allow the Secretary of Commerce to review the Performer’s licensing program and decisions regarding small business applicants, and negotiate changes to its licensing policies, procedures, or practices with the Secretary of Commerce when the Secretary’s review discloses that the Performer could take reasonable steps to more effectively implement the requirements of paragraph (i)(4) of this article.

(j)
Communications. TBD

(k)
Subcontracts.

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(1)
The Performer shall include the substance of this article, including this paragraph (k), in all subcontracts for experimental, developmental, or research work to be performed by a small business concern or nonprofit organization.

(2)
The Performer shall include in all other subcontracts for experimental, developmental, or research work the substance of the patent rights clause required by this article VII.

(3)
At all tiers, the patent rights article must be modified to identify the parties as follows: references to the Government are not changed, and the subcontractor has all rights and obligations of the Performer in the article. The Performer shall not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor’s subject inventions.

(4)
In subcontracts, at any tier, the agency, the subcontractor, and the Performer agree that the mutual obligations of the parties created by this article constitute a contract between the subcontractor and the agency with respect to the matters covered by the article; provided, however, that nothing in this paragraph is intended to confer any jurisdiction under the Disputes statute in connection with proceedings under paragraph (h) of this article.

(m)
Background IP. Notwithstanding any other provision of this Agreement to the contrary, the Performer exclusively retains all right, title, and interest in and to Background IP, and no license is granted thereto except as expressly set forth in this Agreement.

ARTICLE VIII: FOREIGN ACCESS TO TECHNOLOGY

This Article shall remain in effect during the term of the Agreement and for five (5) years thereafter.

A.
General

The Parties agree that research findings and technology developments arising under this Agreement may constitute a significant enhancement to the national defense, and to the economic vitality of the United States. Accordingly, access to important technology developments under this Agreement by Foreign Firms or Institutions must be carefully controlled. The Performer shall comply with all applicable provisions of the International Traffic in Arms Regulations (22 C.F.R. Part 120, et seq.), the National Security Program Operating Manual (NISPOM) (DoD 5220.22-M), and the Department of Commerce’s Export Administration Regulations (15 C.F.R. Part 730, et seq.).

B.
Restrictions on Sale or Transfer of Technology to Foreign Firms or Institutions

1.
Definition. “Export-controlled items,” as used in this section, means items subject to the Export Administration Regulations (EAR) (15 CFR Parts 730-774) or the International Traffic in Arms Regulations (ITAR) (22 CFR Parts 120-130). The term includes:
a.
“Defense items,” defined in the Arms Export Control Act, 22 U.S.C.

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2778(j)(4)(A), as defense articles, defense services, and related technical data, and further defined in the ITAR, 22 CFR Part 120.

b.
“Items,” defined in the EAR as “commodities”, “software”, and “technology,” terms that are also defined in the EAR, 15 CFR 772.1.
4.
The Performer shall comply with all applicable laws and regulations regarding export-controlled items, including, but not limited to, the requirement for contractors to register with the Department of State in accordance with the ITAR. The Performer shall consult with the Department of State or experienced trade counsel regarding any questions relating to compliance with the ITAR and shall consult with the Department of Commerce or experienced trade counsel regarding any questions relating to compliance with the EAR.
5.
The Performer's responsibility to comply with all applicable laws and regulations regarding export-controlled items exists independent of, and is not established or limited by, the information provided by this section.
6.
Nothing in the terms of this agreement adds, changes, supersedes, or waives any of the requirements of applicable Federal laws, Executive orders, and regulations, including but not limited to—
a.
The Export Administration Act of 1979, as amended (50 U.S.C. App. 2401, et seq.);
b.
The Arms Export Control Act (22 U.S.C. 2751, et seq.);
c.
The International Emergency Economic Powers Act (50 U.S.C. 1701, et seq.);
d.
The Export Administration Regulations (15 CFR Parts 730-774);
e.
The International Traffic in Arms Regulations (22 CFR Parts 120-130); and
f.
Executive Order 13222, as extended.
7.
In order to promote the national security interests of the United States and to effectuate the policies that underlie the regulations cited above, the procedures stated below shall apply to any Transfer of Technology. For purposes of this paragraph, a “Transfer” includes sales or licensing of Technology. Transfers do not include:
a.
Sales of products or components; or
b.
Licenses or assignments of Technology pursuant to any sponsored research, collaboration, co-development, OEM or similar agreement or strategic partnership, provided that such license does not relate to Technology developed under this Agreement that has national security implications specifically applicable to Government facilities, equipment, or interests.
c.
Licenses of software or documentation related to sales of products or components; or
d.
Transfer to foreign subsidiaries of the Performer for purposes related to this Agreement; or
e.
Transfer which provides access to Technology to a Foreign Firm or Institution which is an approved source of supply or source for the conduct of research under this Agreement provided that such transfer shall be

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limited to that necessary to allow the firm or institution to perform its approved role under this Agreement.

6.
The Performer shall deliver a timely notice to the Government of any proposed Transfers from the Performer of Technology developed under this Agreement to Foreign Firms or Institutions. If the Government determines that the Transfer may have adverse consequences to the national security interests of the United States, the Performer, its vendors, and the Government shall jointly endeavor to find alternatives to the proposed Transfer which obviate or mitigate potential adverse consequences of the Transfer but which provide substantially equivalent benefits to the Performer.

7.
In any event, the Performer shall deliver written notice to the AOR and the AO of any proposed transfer to a foreign firm or institution at least sixty (60) calendar days prior to the proposed date of transfer. Such notice shall cite this Article and shall state specifically what is to be transferred and the general terms of the transfer. Within thirty (30) calendar days of receipt of the Performer’s written notification, the AO shall advise the Performer whether it consents to the proposed transfer. In cases where the Government does not concur or sixty (60) calendar days after receipt and the Government provides no decision, the Performer may utilize the procedures under Article VI, Disputes. No transfer shall take place until a decision is rendered.

8.
In the event a transfer of Technology to Foreign Firms or Institutions which is NOT approved by the Government takes place, the Performer shall (a) refund to Government funds paid for the development of the Technology and (b) the Government shall have a non-exclusive, nontransferable, irrevocable, paid-up license to practice, or to have practiced on behalf of the United States the Technology throughout the world for Government and any and all other purposes, particularly to effectuate the intent of this Agreement. Upon request of the Government, the Performer shall deliver written confirmation of such licenses.

E.
Lower Tier Agreements

The Performer shall include this Article, suitably modified, to identify the Parties, in all subcontracts or lower tier agreements, regardless of tier, for experimental, developmental, or research work.

ARTICLE IX: FOREIGN OWNERSHIP, CONTROL, OR INFLUENCE

Foreign Ownership, Control, or Influence (FOCI) means the situation where the degree of ownership, control, or influence over a Performer by a foreign interest is such that a reasonable basis exists for concluding that compromise of classified information may result. The Performer shall immediately deliver to the cognizant security office and AO, a written notice of any change in the extent and nature of foreign ownership, control or influence over the Performer. In addition, any notice of changes in ownership or control which are required to be reported to the Securities and

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Exchange Commission, the Federal Trade Commission, or the Department of Justice, shall also be furnished concurrently to the Agreements Officer.

ARTICLE X: FOLLOW-ON PRODUCTION CONTRACTS OR OTHER TRANSACTIONS

In accordance with 10 U.S.C. § 4003(f), the Government may award a follow-on production contract or Other Transaction (OT) to the Performer following the successful completion of this entire Agreement, as modified.

The prototype project resulting from the agreement is complete upon the written determination from the Approving Official within the Program Management organization that efforts conducted under a Prototype OT: (1) met the key technical goals of a project; (2) satisfied success metrics incorporated into the Prototype OT; or (3) accomplished a particularly favorable or unexpected result that justifies the transition to production or deployment, as applicable. For this effort, successful completion is described as the point at which Joby Aero has delivered adequate evidence of the S4 eVTOL Prototype’s safety, performance, mission utility, and cost, to justify procurement. The Performer will also be required to deliver a Final Report as described in Attachment 01 and this Report will be considered when determining successful completion. Furthermore, successful completion can occur prior to the conclusion of a prototype project to allow the Government to transition any aspect of the prototype project determined to provide utility into production or deployment, as applicable, while other aspects of the prototype project have yet to be completed.

ARTICLE XI: STATUTORY AUTHORITY

This Agreement is not a Federal procurement contract, grant, or cooperative agreement. Nothing in this Agreement will be construed as incorporating by reference or implication any provision of Federal acquisition law or regulation not specifically mentioned in this Agreement. This Agreement is subject to the compliance requirements of Title VI of the Civil Rights Act of 1964 as amended (42 U.S.C. § 2000d) relating to nondiscrimination in Federally assisted programs. Additionally, this Agreement is subject to the Trafficking Victims Protection Act of 2000, as amended (22 U.S.C. chapter 78), Executive Order 13627, Strengthening Protections Against Trafficking in Persons in Federal Contracts, the International Traffic in Arms Regulations (22 C.F.R. Part 120, et seq.), the National Security Program Operating Manual (NISPOM) (DoD 5220.22-M), the Department of Commerce's Export Administration Regulations (15 C.F.R. Part 730, et seq.), and the Federal Property and Administrative Services Act (40 U.S.C. chapter 5), to the extent applicable to the activities to be conducted under this Agreement. In addition, the Procurement Integrity Act (41 U.S.C. §2101-2107) shall apply to this Agreement.

ARTICLE XII: PUBLIC RELEASE OR DISSEMINATION OF INFORMATION

There shall be no public dissemination or publication of information developed under this Agreement or contained in the reports to be furnished pursuant to this Agreement without prior

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written approval of the AOR or the Government PM. All technical reports will be given proper review by appropriate authority to determine which Distribution Statement is to be applied prior to the initial public distribution of these reports by the Performer. Unclassified patent related documents are exempt from prepublication controls and this review requirement. Dissemination or publication of information developed under this effort that has national security implications must be first approved in writing by the Program Manager if release is contemplated to foreign governments or companies.

For greater certainty and notwithstanding the foregoing, dissemination of information developed under this Agreement that is not of national security implications and not specifically applicable to Government facilities, equipment, or interests to Performer’s existing or potential subcontractors, partners, vendors, suppliers or customers shall not be considered public dissemination or publication subject to the prepublication controls and review requirements noted herein.

The Performer shall deliver all proposed public releases for review and approval to the AO who will coordinate with AF public affairs. Public releases include press releases, specific publicity or advertisement, and publication or presentation, but exclude those relating to the open sourcing or licensing, sales or other commercial exploitation of products, services or technologies. In addition, articles for publication or presentation will contain a statement on the title page worded substantially as follows:

This research was, in part, funded by the U.S. Government. The views and conclusions contained in this document are those of the authors and should not be interpreted as representing the official policies, either expressed or implied, of the U.S. Government.

ARTICLE XIII: ORDER OF PRECEDENCE

In the event of any inconsistency between the terms of this Agreement and language set forth in the Attachments, the inconsistency shall be resolved by giving precedence in the following order: (1) the body of this Agreement, (2) Attachments 1 – 4.

ARTICLE XIV: EXECUTION

This Agreement constitutes the entire agreement of the Parties and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions among the Parties whether oral or written, with respect to the subject matter hereof. This Agreement may be revised only by written consent of the Performer and the Government AO. This Agreement, or modifications thereto, may be executed in counterparts each of which shall be deemed as original, but all of which taken together shall constitute one and the same instrument.

ARTICLE XV: NON-ASSIGNMENT

This Agreement may not be assigned by any Party except by operation of law resulting from the merger of a Party into or with another corporate entity, in connection with a

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change of control of the Performer, a sale of substantially all of the Performer’s assets to a third party, or to an affiliate as part of an internal reorganization of Performer.

ARTICLE XVI: FORCE MAJEURE

Neither Party shall be in breach of this Agreement for any failure of performance caused by any event beyond its reasonable control and not caused by the fault or negligence of that Party. If such a force majeure event occurs, the Party unable to perform shall promptly notify the other Party and shall in good faith maintain such partial performance as is reasonably possible and shall resume full performance as soon as is reasonably possible.

ARTICLE XVII: RIGHTS IN NONCOMMERCIAL TECHNICAL DATA AND COMPUTER SOFTWARE-SMALL BUSINESS INNOVATION RESEARCH (SBIR) PROGRAM

(a)
Definitions. As used in this article -

(1)
Commercial computer software means software developed or regularly used for nongovernmental purposes which -

(i)
Has been sold, leased, or licensed to the public;

(ii)
Has been offered for sale, lease, or license to the public;

(iii)
Has not been offered, sold, leased, or licensed to the public but will be available for commercial sale, lease, or license in time to satisfy the delivery requirements of this agreement; or

(iv)
Satisfies a criterion expressed in paragraph (a)(1)(i), (ii), or (iii) of this article and would require only minor modification to meet the requirements of this agreement.

(2)
Computer database means a collection of recorded data in a form capable of being processed by a computer. The term does not include computer software.

(3)
Computer program means a set of instructions, rules, or routines, recorded in a form that is capable of causing a computer to perform a specific operation or series of operations.

(4)
Computer software means computer programs, source code, source code listings, object code listings, design details, algorithms, processes, flow charts, formulae, and related material that would enable the software to be reproduced, re-created, or recompiled. Computer software does not include computer databases or computer software documentation.

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(5)
Computer software documentation means owner's manuals, user's manuals, installation instructions, operating instructions, and other similar items, regardless of storage medium, that explain the capabilities of the computer software or provide instructions for using the software.

(6)
Covered Government support contractor means a contractor (other than a litigation support contractor – covered by DFARS 252.204-7014) under a contract, the primary purpose of which is to furnish independent and impartial advice or technical assistance directly to the Government in support of the Government's management and oversight of a program or effort (rather than to directly furnish an end item or service to accomplish a program or effort), provided that the contractor -

(i)
Is not affiliated with the prime contractor or a first-tier subcontractor on the program or effort, or with any direct competitor of such prime contractor or any such first-tier subcontractor in furnishing end items or services of the type developed or produced on the program or effort; and

(ii)
Receives access to the technical data or computer software for performance of a Government contract that contains the clause at DFARS 252.227-7025, Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends.

(7)
Data means recorded information, regardless of the form or method of the recording. The term includes technical data and computer software. The term does not include information incidental to contract administration, such as financial, administrative, cost or pricing, or management information.

(8)
Detailed manufacturing or process data means technical data that describe the steps, sequences, and conditions of manufacturing, processing or assembly used by the manufacturer to produce an item or component or to perform a process.

(9)
Developed means -

(i)
(Applicable to technical data other than computer software documentation.) An item, component, or process, exists and is workable. Thus, the item or component must have been constructed or the process practiced. Workability is generally established when the item, component, or process has been analyzed or tested sufficiently to demonstrate to reasonable people skilled in the applicable art that there is a high probability that it will operate as intended. Whether, how much, and what type of analysis or testing is required to establish workability depends on the nature of the item, component, or process, and the state of the art. To be considered “developed,” the item, component, or process need not be at the stage where it could be offered for sale or sold on the commercial market, nor must the item, component or process be actually reduced to practice within the meaning of Title 35 of the United States Code;

(ii)
A computer program has been successfully operated in a computer and tested to the extent sufficient to demonstrate to reasonable persons skilled in the art that the program can reasonably be expected to perform its intended purpose;

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(iii)
Computer software, other than computer programs, has been tested or analyzed to the extent sufficient to demonstrate to reasonable persons skilled in the art that the software can reasonably be expected to perform its intended purpose; or

(iv)
Computer software documentation required to be delivered under a contract has been written, in any medium, in sufficient detail to comply with requirements under that contract.

(12)
Developed exclusively at private expense means development was accomplished entirely with costs charged to indirect cost pools, costs not allocated to a government contract, or any combination thereof.

(i)
Private expense determinations should be made at the lowest practicable level.

(ii)
Under fixed-price contracts, when total costs are greater than the firm-fixed-price or ceiling price of the contract, the additional development costs necessary to complete development shall not be considered when determining whether development was at government, private, or mixed expense.

(13)
Developed exclusively with government funds means development was not accomplished exclusively or partially at private expense.

(14)
Developed with mixed funding means development was accomplished partially with costs charged to indirect cost pools and/or costs not allocated to a government contract, and partially with costs charged directly to a government contract.

(15)
Form, fit, and function data means technical data that describe the required overall physical, functional, and performance characteristics (along with the qualification requirements, if applicable) of an item, component, or process to the extent necessary to permit identification of physically and functionally interchangeable items.

(16)
Generated means technical data or computer software first created in the performance of this agreement.

(17)
Government purpose means any activity in which the United States Government is a party, including cooperative agreements with international or multi-national defense organizations or sales or transfers by the United States Government to foreign governments or international organizations. Government purposes include competitive procurement, but do not include the rights to use, modify, reproduce, release, perform, display, or disclose technical data or computer software for commercial purposes or authorize others to do so.

(18)
Government purpose rights means the rights to –

(i)
Use, modify, reproduce, release, perform, display, or disclose technical data or computer software within the Government without restriction; and

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(ii)
Release or disclose technical data or computer software outside the Government and authorize persons to whom release or disclosure has been made to use, modify, reproduce, release, perform, display, or disclose that data for United States Government purposes.

(19)
“Limited rights” means the rights to use, modify, reproduce, release, perform, display, or disclose technical data, in whole or in part, within the Government. The Government may not, without the written permission of the party asserting limited rights, release or disclose the technical data outside the Government, use the technical data for manufacture, or authorize the technical data to be used by another party, except that the Government may reproduce, release, or disclose such data or authorize the use or reproduction of the data by persons outside the Government if -

(i)
The reproduction, release, disclosure, or use is -

(A)
Necessary for emergency repair and overhaul; or

(B)
A release or disclosure to -

(1)
A covered Government support contractor in performance of its covered Government support contracts for use, modification, reproduction, performance, display, or release or disclosure to a person authorized to receive limited rights technical data; or

(2)
A foreign government, of technical data other than detailed manufacturing or process data, when use of such data by the foreign government is in the interest of the Government and is required for evaluational or informational purposes;

(ii)
The recipient of the technical data is subject to a prohibition on the further reproduction, release, disclosure, or use of the technical data; and

(iii)
The contractor or subcontractor asserting the restriction is notified of such reproduction, release, disclosure, or use.

(20)
Minor modification means a modification that does not significantly alter the nongovernmental function or purpose of computer software or is of the type customarily provided in the commercial marketplace.

(21)
Noncommercial computer software means software that does not qualify as commercial computer software under paragraph (a)(1) of this article.

(22)
“Restricted rights” apply only to noncommercial computer software and mean the Government's rights to -

(i)
Use a computer program with one computer at one time. The program may not be accessed by more than one terminal or central processing unit or time shared unless otherwise permitted by this agreement;

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(ii)
Transfer a computer program to another Government agency without the further permission of the Contractor if the transferor destroys all copies of the program and related computer software documentation in its possession and notifies the licensor of the transfer. Transferred programs remain subject to the provisions of this article;

(iii)
Make the minimum number of copies of the computer software required for safekeeping (archive), backup, or modification purposes;

(iv)
Modify computer software provided that the Government may -

(A)
Use the modified software only as provided in paragraphs (a)(20)(i) and (iii) of this article; and

(B)
Not release or disclose the modified software except as provided in paragraphs (a)(20)(ii), (v), (vi), and (vii) of this article;

(v)
Permit contractors or subcontractors performing service contracts (see 37.101 of the Federal Acquisition Regulation) in support of this or a related contract to use computer software to diagnose and correct deficiencies in a computer program, to modify computer software to enable a computer program to be combined with, adapted to, or merged with other computer programs or when necessary to respond to urgent tactical situations, provided that -

(A)
The Government notifies the party which has granted restricted rights that a release or disclosure to particular contractors or subcontractors was made;

(B)
Such contractors or subcontractors are subject to the non-disclosure agreement at 227.7103-7 of the Defense Federal Acquisition Regulation Supplement or are Government contractors receiving access to the software for performance of a

Government contract that contains the clause at 252.227-7025, Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends;

(C)
The Government shall not permit the recipient to decompile, disassemble, or reverse engineer the software, or use software decompiled, disassembled, or reverse engineered by the Government pursuant to paragraph (a)(20)(iv) of this article, for any other purpose; and

(D)
Such use is subject to the limitations in paragraphs (a)(20)(i) through (iii) of this article;

(vi)
Permit contractors or subcontractors performing emergency repairs or overhaul of items or components of items procured under this or a related contract to use the computer software when necessary to perform the repairs or overhaul, or to modify the computer software to reflect the repairs or overhaul made, provided that -

(A)
The intended recipient is subject to the non-disclosure agreement at 227.7103-7 or is a Government contractor receiving access to the software for performance of a

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Government contract that contains the clause at 252.227-7025, Limitations on the Use or Disclosure of Government Furnished Information Marked with Restrictive Legends;

(B)
The Government shall not permit the recipient to decompile, disassemble, or reverse engineer the software, or use software decompiled, disassembled, or reverse engineered by the Government pursuant to paragraph (a)(20)(iv) of this article, for any other purpose; and

(C)
Such use is subject to the limitations in paragraphs (a)(20)(i) through (iii) of this article; and

(ix)
Permit covered Government support contractors in the performance of Government contracts that contain the clause at 252.227-7025, Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends, to use, modify, reproduce, perform, display, or release or disclose the computer software to a person authorized to receive restricted rights computer software, provided that -

(A)
The Government shall not permit the covered Government support contractor to decompile, disassemble, or reverse engineer the software, or use software decompiled, disassembled, or reverse engineered by the Government pursuant to paragraph (a)(20)(iv) of this article, for any other purpose; and

(B)
Such use is subject to the limitations in paragraphs (a)(20)(i) through (iv) of this article.

(23)
“SBIR data” means all data developed or generated in the performance of a SBIR contract.

(24)
“SBIR data protection period” means the period of time during which the Government is obligated to protect SBIR data against unauthorized use and disclosure in accordance with SBIR data rights. The SBIR protection period begins on the date of award of the agreement under which the SBIR data are developed or generated and ends 20 years after that date. This protection period is not extended by subsequent SBIR contracts under which any portion of that SBIR data is used or delivered. The SBIR data protection period of any such subsequent SBIR contract applies only to the SBIR data that are developed or generated under that subsequent contract.

(25)
“SBIR data rights” means the Government's rights during the SBIR data protection period (specified in paragraph (b)(5) of this article) to use, modify, reproduce, release, perform, display, or disclose technical data or computer software generated a SBIR award as follows:

(i)
Limited rights in such SBIR technical data; and

(ii)
Restricted rights in such SBIR computer software.

(26)
Technical data means recorded information, regardless of the form or method of the recording, of a scientific or technical nature (including computer software documentation). The term does not include computer software or data incidental to contract administration, such as financial and/or management information.

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(25)
Unlimited rights means rights to use, modify, reproduce, release, perform, display, or disclose, technical data or computer software in whole or in part, in any manner and for any purpose whatsoever, and to have or authorize others to do so.

(d)
Rights in technical data and computer software. The Contractor grants or shall obtain for the Government the following royalty-free, world-wide, nonexclusive, irrevocable license rights in technical data or noncommercial computer software. All rights not granted to the Government are retained by the Contractor.

(1)
Unlimited rights. The Government shall have unlimited rights in technical data, including computer software documentation, or computer software including such data generated under this agreement that are -

(i)
Necessary for installation, operation, maintenance, or training purposes (other than detailed manufacturing or process data);

(ii)
Corrections or changes to Government-furnished technical data or computer software;

(iii)
Otherwise publicly available or have been released or disclosed by the Contractor or a subcontractor without restrictions on further use, release or disclosure other than a release or disclosure resulting from the sale, transfer, or other assignment of interest in the technical data or computer software to another party or the sale or transfer of some or all of a business entity or its assets to another party;

(iv)
Data or software in which the Government has acquired previously unlimited rights under another Government contract or as a result of negotiations;

(v)
Data furnished to the Government, under this or any other Government contract or subcontract thereunder, with—

(A)
Government purpose license rights, limited rights, or restricted rights, and the restrictive condition(s) has/have expired; or

(B)
Government purpose rights and the Contractor’s exclusive right to use such data for commercial purposes has expired.

(2)
Government purpose rights.

(i)
The Government shall have government purpose rights for the period specified in paragraph (b)(2)(ii) of this Article in data that are—
(A)
Not SBIR data, and are—
(1)
Technical data pertaining to items, components, or processes developed with mixed funding, or computer software developed with mixed funding, except when the Government is entitled to unlimited rights in such data as provided in paragraph (b)(1) of this Article; or

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(2)
Created with mixed funding in the performance of a contract that does not require the development, manufacture, construction, or production of items, components, or processes; or
(D)
SBIR data, upon expiration of the SBIR data protection period.

(ii)(A) For the non-SBIR data described in paragraph (b)(2)(i)(A) of this clause, the Government shall have Government purpose rights for a period of twenty years, or such other period as may be negotiated. This period shall commence upon execution of the contract, subcontract, letter contract (or similar contractual instrument), or contract modification (including a modification to exercise an option) that required development of the items, components, or processes, or creation of the data described in paragraph (b)(2)(i)(A)(2) of this clause. Upon expiration of the twenty-year or other negotiated period, the Government shall have unlimited rights in the data.

(B) For the SBIR data described in paragraph (b)(2)(i)(B) of this clause, the Government shall have Government purpose rights perpetually, or for such other period as may be negotiated. This period commences upon the expiration of the SBIR data protection period.

(iii)
The Government shall not release or disclose data in which it has government purpose rights unless—
(A)
Prior to release or disclosure, the intended recipient is subject to the nondisclosure agreement at 227.7103-7 of the Defense Federal Acquisition Regulation (DFARS); or
(B)
The recipient is a Government contractor receiving access to the data for performance of a Government contract that contains the clause at DFARS 252.227-7025, Limitations on the Use of Disclosure of Government-Furnished Information Marked with Restrictive Legends.
(iv)
The Contractor has the exclusive right, including the right to license other, to use technical data in which the Government has obtained government purpose rights under this contract for any commercial purpose during the time period specified in the government purpose rights legend prescribed in paragraph (f)(2) of this Article.

(5)
Limited rights. The Government shall have limited rights in technical data, that were not generated under this agreement, pertain to items, components or processes developed exclusively at private expense, and are marked, in accordance with the marking instructions in paragraph (f)(1) of this article, with the legend prescribed in paragraph (f)(3) of this article.

(6)
Restricted rights in computer software. The Government shall have restricted rights in noncommercial computer software required to be delivered or otherwise furnished to the Government under this agreement that were developed exclusively at private expense and were not generated under this agreement.

(7)
SBIR data rights. Except for technical data, including computer software documentation, or computer software in which the Government has unlimited rights under paragraph (b)(1) of this article, the Government shall have SBIR data rights, during the SBIR data protection period of this contract, in all SBIR data.

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(6)
Specifically negotiated license rights. The standard license rights granted to the Government under paragraphs (b)(1) through (b)(5) of this article may be modified by mutual agreement to provide such rights as the parties consider appropriate. Any rights so negotiated shall be identified in a license agreement made part of this agreement.

(7)
Prior government rights. Technical data, including computer software documentation, or computer software that will be delivered, furnished, or otherwise provided to the Government under this agreement, in which the Government has previously obtained rights shall be delivered, furnished, or provided with the pre-existing rights, unless -

(i)
The parties have agreed otherwise; or

(ii)
Any restrictions on the Government's rights to use, modify, release, perform, display, or disclose the technical data or computer software have expired or no longer apply.

(8)
Release from liability. The Contractor agrees to release the Government from liability for any release or disclosure of technical data, computer software, or computer software documentation made in accordance with paragraph (a)(15), (a)(19), or (b)(5) of this article, or in accordance with the terms of a license negotiated under paragraph (b)(6) of this article, or by others to whom the recipient has released or disclosed the data, software, or documentation and to seek relief solely from the party who has improperly used, modified, reproduced, released, performed, displayed, or disclosed Contractor data or software marked with restrictive legends.

(9)
Covered Government support contractors. The Contractor acknowledges that -

(i)
Limited rights technical data and restricted rights computer software are authorized to be released or disclosed to covered Government support contractors;

(ii)
The Contractor will be notified of such release or disclosure;

(iii)
The Contractor may require each such covered Government support contractor to enter into a non-disclosure agreement directly with the Contractor (or the party asserting restrictions as identified in a restrictive legend) regarding the covered Government support contractor's use of such data or software, or alternatively that the Contractor (or party asserting restrictions) may waive in writing the requirement for a non-disclosure agreement; and

(iv)
Any such non-disclosure agreement shall address the restrictions on the covered Government support contractor's use of the data or software as set forth in the clause at 252.227-7025, Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends. The non-disclosure agreement shall not include any additional terms and conditions unless mutually agreed to by the parties to the non-disclosure agreement.

(e)
Rights in derivative computer software or computer software documentation. The Government shall retain its rights as otherwise set forth in this Article XVII in the unchanged portions of any

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computer software or computer software documentation delivered under this agreement that the Contractor uses to prepare, or includes in, derivative software or documentation.

(d)
Third party copyrighted technical data and computer software. The Contractor shall not, without the written approval of the Contracting/Agreement Officer, incorporate any copyrighted technical data, including computer software documentation, or computer software in the data or software to be delivered under this agreement (other than commercial computer software) unless the Contractor is the copyright owner or has obtained for the Government the license rights necessary to perfect a license or licenses in the deliverable data or software of the appropriate scope set forth in paragraph
(b)
of this article and, prior to delivery of such -

(1)
Technical data, has affixed to the transmittal document a statement of the license rights obtained; or

(2)
Computer software, has provided a statement of the license rights obtained in a form acceptable to the Contracting/Agreement Officer.

(e)
Identification and delivery of technical data or computer software to be furnished with restrictions on use, release, or disclosure.

(1)
This paragraph does not apply to technical data or computer software that were or will be generated under this agreement or to restrictions based solely on copyright.

(2)
Except as provided in paragraph (e)(3) of this article, technical data or computer software that the Contractor asserts should be furnished to the Government with restrictions on use, release, or disclosure is identified in attachment 3 to this agreement. The Contractor shall not deliver any technical data or computer software with restrictive markings unless the technical data or computer software are listed on the Attachment.

(3)
In addition to the assertions made in the Attachment, other assertions may be identified after award when based on new information or inadvertent omissions unless the inadvertent omissions would have materially affected the source selection decision. Such identification and assertion shall be delivered to the Contracting/Agreement Officer as soon as practicable prior to the scheduled date for delivery of the technical data or computer software, in the following format, and signed by an official authorized to contractually obligate the Contractor:

Identification and Assertion of Restrictions on the Government's Use, Release, or Disclosure of Technical Data or Computer Software

The Contractor asserts for itself, or the persons identified below, that the Government's rights to use, release, or disclose the following technical data or computer software should be restricted:

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Technical Data or Computer Software to be Furnished With Restrictions*.	Basis for Assertion** •	Asserted Rights Category*** •	Name of Person Asserting Restrictions****
(LIST)	(LIST)	(LIST)	(LIST)

*If the assertion is applicable to items, components, or processes developed at private expense, identify both the technical data and each such item, component, or process.

**Generally, development at private expense, either exclusively or partially, is the only basis for asserting restrictions on the Government’s rights to use, release, or disclose technical data or computer software. Indicate whether development was exclusively or partially at private expense. If development was not at private expense, enter the specific reason for asserting that the Government’s rights should be restricted.

***Enter asserted rights category (e.g., limited rights, restricted rights, government purpose rights, or government purpose license rights from a prior contract, SBIR data rights under another contract, or specifically negotiated licenses).

****Corporation, individual, or other person, as appropriate. Date

Printed Name and Title Signature

(End of identification and assertion)

(4)
When requested by the Contracting/Agreement Officer, the Contractor shall provide sufficient information to enable the Contracting/Agreement Officer to evaluate the Contractor's assertions. The Contracting/Agreement Officer reserves the right to add the Contractor's assertions to the Attachment and validate any listed assertions, at a later date, in accordance with the procedures of the Validation of Asserted Restrictions - Computer Software and/or Validation of Restrictive Markings on Technical Data articles of this agreement.

(h)
Marking requirements. The Contractor, and its subcontractors or suppliers, may only assert restrictions on the Government's rights to use, modify, reproduce, release, perform, display, or disclose technical data or computer software to be delivered under this agreement by marking the deliverable data or software subject to restriction. Except as provided in paragraph (f)(7) of this article, only the following markings are authorized under this agreement: the limited rights legend at paragraph (f)(3) of this article; the restricted rights legend at paragraph (f)(4) of this article, the SBIR data rights legend at paragraph (f)(5) of this article, or the special license rights legend at paragraphs (f)(6) of this article; and/or a notice of copyright as prescribed under 17 U.S.C. 401 or 402.

(1)
General marking instructions. The Contractor, or its subcontractors or suppliers, shall conspicuously and legibly mark the appropriate legend to all technical data and computer

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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software that qualify for such markings. The authorized legends shall be placed on the transmittal document or storage container and, for printed material, each page of the printed material containing technical data or computer software for which restrictions are asserted. When only portions of a page of printed material are subject to the asserted restrictions, such portions shall be identified by circling, underscoring, with a note, or other appropriate identifier. Technical data or computer software transmitted directly from one computer or computer terminal to another shall contain a notice of asserted restrictions. However, instructions that interfere with or delay the operation of computer software in order to display a restrictive rights legend or other license statement at any time prior to or during use of the computer software, or otherwise cause such interference or delay, shall not be inserted in software that will or might be used in combat or situations that simulate combat conditions, unless the Contracting/Agreement Officer's written permission to deliver such software has been obtained prior to delivery. Reproductions of technical data, computer software, or any portions thereof subject to asserted restrictions shall also reproduce the asserted restrictions.

(2)
Government purpose rights markings. Data delivered or otherwise furnished to the Government with government purpose rights shall be marked as follows:

GOVERNMENT PURPOSE RIGHTS

Agreement No. FA8614-22-9-0003 Joby Aero, Inc.

340 Woodpecker Ridge Road, Santa Cruz, CA 95060 Expiration date

The Government’s rights to use, modify, reproduce, release, perform, display, or disclose these data are restricted by paragraph (b)(2) of the Rights in Noncommercial Technical Data and Computer Software – Small Business Innovation Research (SBIR) Program article contained in the above identified agreement. No restrictions apply after the expiration date shown above. Any reproduction of data or portions thereof marked with this legend must also reproduce the markings.

(End of legend)

(3)
Limited rights markings. Technical data not generated under this agreement that pertain to items, components, or processes developed exclusively at private expense and delivered or otherwise furnished with limited rights shall be marked with the following legend:

LIMITED RIGHTS

Agreement No. FA8614-22-9-0003 Joby Aero, Inc.

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340 Woodpecker Ridge Road, Santa Cruz, CA 95060

The Government's rights to use, modify, reproduce, release, perform, display, or disclose these technical data are restricted by paragraph (b)(3) of the Rights in Noncommercial Technical Data and Computer Software - Small Business Innovation Research (SBIR) Program article contained in the above identified agreement. Any reproduction of technical data or portions thereof marked with this legend must also reproduce the markings. Any person, other than the Government, who has been provided access to such data must promptly notify the above named Contractor.

(End of legend)

(4)
Restricted rights markings. Computer software delivered or otherwise furnished to the Government with restricted rights shall be marked with the following legend:

RESTRICTED RIGHTS

Agreement No. FA8614-22-9-0003 Joby Aero, Inc.

340 Woodpecker Ridge Road, Santa Cruz, CA 95060

The Government's rights to use, modify, reproduce, release, perform, display, or disclose this software are restricted by paragraph (b)(4) of the Rights in Noncommercial Technical Data and Computer Software - Small Business Innovation Research (SBIR) Program article contained in the above identified agreement. Any reproduction of computer software or portions thereof marked with this legend must also reproduce the markings. Any person, other than the Government, who has been provided access to such data must promptly notify the above named Contractor.

(End of legend)

(5)
SBIR data rights markings: Except for technical data or computer software in which the Government has acquired unlimited rights under paragraph (b)(1) of this article, or negotiated special license rights as provided in paragraph (b)(6) of this article, technical data or computer software generated under this contract shall be marked with the following legend. The Contractor shall enter the expiration date for the SBIR data rights period on the legend:

SBIR DATA RIGHTS

Agreement No. FA8614-22-9-0003 Joby Aero, Inc.

340 Woodpecker Ridge Road, Santa Cruz, CA 95060

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[*****]

The Government's rights to use, modify, reproduce, release, perform, display, or disclose technical data or computer software marked with this legend are restricted during the period shown as provided [*****]

After the expiration date shown above, the Government has perpetual government purpose rights as provided in paragraph (b)(5) of that article. Any reproduction of technical data, computer software, or portions thereof marked with this legend must also reproduce the markings.

(End of legend)

(6)
Special license rights markings.

(i)
Technical data or computer software in which the Government's rights stem from a specifically negotiated license shall be marked with the following legend:

SPECIAL LICENSE RIGHTS

The Government's rights to use, modify, reproduce, release, perform, display, or disclose this technical data or computer software are restricted by Agreement No. FA8614-22-9-0003 License No. (Insert license identifier) . Any reproduction of technical data, computer software, or portions thereof marked with this legend must also reproduce the markings.

(End of legend)

(ii)
For purposes of this article, special licenses do not include government purpose license rights acquired under a prior contract (see paragraph (b)(7) of this article).

(7)
Pre-existing data markings. If the terms of a prior contract or license permitted the Contractor to restrict the Government's rights to use, modify, reproduce, release, perform, display, or disclose technical data or computer software, and those restrictions are still applicable, the Contractor may mark such data or software with the appropriate restrictive legend for which the data or software qualified under the prior contract or license. The marking procedures in paragraph (f)(1) of this article shall be followed.

(i)
Contractor procedures and records. Throughout performance of this agreement, the Contractor, and its subcontractors or suppliers that will deliver technical data or computer software with other than unlimited rights, shall:

(1)
Have, maintain, and follow written procedures sufficient to assure that restrictive markings are used only when authorized by the terms of this article; and

(2)
Maintain records sufficient to justify the validity of any restrictive markings on technical data or computer software delivered under this agreement.

(j)
Removal of unjustified and nonconforming markings.

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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(1)
Unjustified markings. The rights and obligations of the parties regarding the validation of restrictive markings on technical data or computer software furnished or to be furnished under this agreement are contained in the Validation of Restrictive Markings on Technical Data and the Validation of Asserted Restrictions - Computer Software articles of this agreement, respectively. Notwithstanding any provision of this agreement concerning inspection and acceptance, the Government may ignore or, at the Contractor's expense, correct or strike a marking if, in accordance with the applicable procedures of those articles, a restrictive marking is determined to be unjustified.

(2)
Nonconforming markings. A nonconforming marking is a marking placed on technical data or computer software delivered or otherwise furnished to the Government under this agreement that is not in the format authorized by this agreement. Correction of nonconforming markings is not subject to the Validation of Restrictive Markings on Technical Data or the Validation of Asserted Restrictions - Computer Software article of this agreement. If the Contracting/Agreement Officer notifies the Contractor of a nonconforming marking or markings and the Contractor fails to remove or correct such markings within sixty (60) days, the Government may ignore or, at the Contractor's expense, remove or correct any nonconforming markings.

(k)
Relation to patents. Nothing contained in this article shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government under any patent.

(l)
Limitation on charges for rights in technical data or computer software.

(1)
The Contractor shall not charge to this agreement any cost, including but not limited to, license fees, royalties, or similar charges, for rights in technical data or computer software to be delivered under this agreement when -

(i)
The Government has acquired, by any means, the same or greater rights in the data or software; or

(ii)
The data are available to the public without restrictions.

(2)
The limitation in paragraph (j)(1) of this article -

(i)
Includes costs charged by a subcontractor or supplier, at any tier, or costs incurred by the Contractor to acquire rights in subcontractor of supplier technical data or computer software, if the subcontractor or supplier has been paid for such rights under any other Government contract or under a license conveying the rights to the Government; and

(ii)
Does not include the reasonable costs of reproducing, handling, or mailing the documents or other media in which the technical data or computer software will be delivered.

(m)
Applicability to subcontractors or suppliers.

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(1)
The Contractor shall assure that the rights afforded its subcontractors and suppliers under 10

U.S.C. 2320, 10 U.S.C. 2321, and the identification, assertion, and delivery processes required by paragraph (e) of this article are recognized and protected.

(2)
Whenever any noncommercial technical data or computer software is to be obtained from a subcontractor or supplier for delivery to the Government under this agreement, the Contractor shall use this same article in the subcontract or other contractual instrument, and require its subcontractors or suppliers to do so, without alteration, except to identify the parties. The Contractor shall use the Technical Data - Commercial Items article of this agreement to obtain technical data pertaining to commercial items, components, or processes. No other article shall be used to enlarge or diminish the Government's, the Contractor's, or a higher tier subcontractor's or supplier's rights in a subcontractor's or supplier's technical data or computer software.

(3)
Technical data required to be delivered by a subcontractor or supplier shall normally be delivered to the next higher tier contractor, subcontractor, or supplier. However, when there is a requirement in the prime agreement for technical data which may be delivered with other than unlimited rights by a subcontractor or supplier, then said subcontractor or supplier may fulfill its requirement by delivering such technical data directly to the Government, rather than through a higher tier contractor, subcontractor, or supplier.

(4)
The Contractor and higher tier subcontractors or suppliers shall not use their power to award contracts as economic leverage to obtain rights in technical data or computer software from their subcontractors or suppliers.

(5)
In no event shall the Contractor use its obligation to recognize and protect subcontractor or supplier rights in technical data or computer software as an excuse for failing to satisfy its contractual obligation to the Government.

ARTICLE XVIII: VALIDATION OF RESTRICTIVE MARKINGS ON TECHNICAL DATA

(a)
Definitions. As used in this article

(1)
“Computer data base” means a collection of data recorded in a form capable of being processed by a computer. The term does not include computer software.

(2)
“Computer program” means a set of instructions, rules, or routines recorded in a form that is capable of causing a computer to perform a specific operation or series of operations.

(3)
“Computer software” means computer programs, source code, source code listings, object code listings, design details, algorithms, processes, flow charts, formulae and related material that would enable the software to be reproduced, recreated, or recompiled. Computer software does not include computer data bases or computer software documentation.

(4)
“Computer software documentation” means owner's manuals, user's manuals, installation instructions, operating instructions, and other similar items, regardless of storage medium, that explain the capabilities of the computer software or provide instructions for using the software.

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(5)
"Covered Government support contractor" means a contractor (other than a litigation support contractor covered by 252.204-7014 ) under a contract, the primary purpose of which is to furnish independent and impartial advice or technical assistance directly to the Government in support of the Government’s management and oversight of a program or effort (rather than to directly furnish an end item or service to accomplish a program or effort), provided that the contractor—

(i)
Is not affiliated with the prime performer or a first-tier subcontractor on the program or effort, or with any direct competitor of such prime performer or any such first-tier subcontractor in furnishing end items or services of the type developed or produced on the program or effort; and

(ii)
Receives access to technical data or computer software for performance of a Government contract that contains the clause at 252.227-7025 , Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends.

(6)
“Detailed manufacturing or process data” means technical data that describe the steps, sequences, and conditions of manufacturing, processing or assembly used by the manufacturer to produce an item or component or to perform a process.

(7)
“Developed” means that an item, component, or process exists and is workable. Thus, the item or component must have been constructed or the process practiced. Workability is generally established when the item, component, or process has been analyzed or tested sufficiently to demonstrate to reasonable people skilled in the applicable art that there is a high probability that it will operate as intended. Whether, how much, and what type of analysis or testing is required to establish workability depends on the nature of the item, component, or process, and the state of the art. To be considered “developed,” the item, component, or process need not be at the stage where it could be offered for sale or sold on the commercial market, nor must the item, component, or process be actually reduced to practice within the meaning of Title 35 of the United States Code.

(8)
“Developed exclusively at private expense” means development was accomplished entirely with costs charged to indirect cost pools, costs not allocated to a government contract, or any combination thereof.

(i)
Private expense determinations should be made at the lowest practicable level.

(ii)
Under fixed-price contracts, when total costs are greater than the firm-fixed-price or ceiling price of the contract, the additional development costs necessary to complete development shall not be considered when determining whether development was at government, private, or mixed expense.

(9)
“Developed exclusively with government funds” means development was not accomplished exclusively or partially at private expense.

(10)
“Developed with mixed funding” means development was accomplished partially with costs charged to indirect cost pools and/or costs not allocated to a government contract, and partially with costs charged directly to a government contract.

(11)
“Form, fit, and function data” means technical data that describes the required overall physical, functional, and performance characteristics (along with the qualification requirements,

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if applicable) of an item, component, or process to the extent necessary to permit identification of physically and functionally interchangeable items.

(12)
“Government purpose” means any activity in which the United States Government is a party, including cooperative agreements with international or multi-national defense organizations, or sales or transfers by the United States Government to foreign governments or international organizations. Government purposes include competitive procurement, but do not include the rights to use, modify, reproduce, release, perform, display, or disclose technical data for commercial purposes or authorize others to do so.

(13)
“Government purpose rights” means the rights to—

(i)
Use, modify, reproduce, release, perform, display, or disclose technical data within the Government without restriction; and

(ii)
Release or disclose technical data outside the Government and authorize persons to whom release or disclosure has been made to use, modify, reproduce, release, perform, display, or disclose that data for United States government purposes.

(14)
“Limited rights” means the rights to use, modify, reproduce, release, perform, display, or disclose technical data, in whole or in part, within the Government. The Government may not, without the written permission of the party asserting limited rights, release or disclose the technical data outside the Government, use the technical data for manufacture, or authorize the technical data to be used by another party, except that the Government may reproduce, release, or disclose such data or authorize the use or reproduction of the data by persons outside the Government if—

(i)
The reproduction, release, disclosure, or use is—

(A)
Necessary for emergency repair and overhaul; or

(B)
A release or disclosure to—

(1)
A covered Government support contractor in performance of its covered Government support contract for use, modification, reproduction, performance, display, or release or disclosure to a person authorized to receive limited rights technical data; or

(2)
A foreign government, of technical data other than detailed manufacturing or process data, when use of such data by the foreign government is in the interest of the Government and is required for evaluational or informational purposes;

(ii)
The recipient of the technical data is subject to a prohibition on the further reproduction, release, disclosure, or use of the technical data; and

(iii)
The performer or subcontractor asserting the restriction is notified of such reproduction, release, disclosure, or use.

(15)
“Technical data” means recorded information, regardless of the form or method of the recording, of a scientific or technical nature (including computer software documentation). The

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term does not include computer software or data incidental to contract administration, such as financial and/or management information.

(16)
“Unlimited rights” means rights to use, modify, reproduce, perform, display, release, or disclose technical data in whole or in part, in any manner, and for any purpose whatsoever, and to have or authorize others to do so.

(b)
Presumption regarding development exclusively at private expense.

(1)
Commercial items.

(i)
Except as provided in paragraph (b)(2) of this article, the Agreement Officer will presume that the Performer’s or a subcontractor’s asserted use or release restrictions with respect to a commercial item is justified on the basis that the item was developed exclusively at private expense.

(ii)
The Agreement Officer will not challenge such assertions unless the Agreement Officer has information that demonstrates that the commercial item was not developed exclusively at private expense.

(2)
Major weapon systems. In the case of a challenge to a use or release restriction that is asserted with respect to data of the Performer or a subcontractor for a major weapon system or a subsystem or component thereof on the basis that the major weapon system, subsystem, or component was developed exclusively at private expense—

(i)
The presumption in paragraph (b)(1) of this article applies to—

(A)
A commercial subsystem or component of a major weapon system, if the major weapon system was acquired as a commercial item in accordance with DFARS subpart 234.70 (10 U.S.C. 2379(a));

(B)
A component of a subsystem, if the subsystem was acquired as a commercial item in accordance with DFARS subpart 234.70 (10 U.S.C. 2379(b)); and

(C)
Any other component, if the component is a commercially available off-the-shelf item or a commercially available off-the-shelf item with modifications of a type customarily available in the commercial marketplace or minor modifications made to meet Federal Government requirements; and

(ii)
In all other cases, the challenge to the use or release restriction will be sustained unless information provided by the Performer or a subcontractor demonstrates that the item or process was developed exclusively at private expense.

(c)
Justification. The Performer or subcontractor at any tier is responsible for maintaining records sufficient to justify the validity of its markings that impose restrictions on the Government and others to use, duplicate, or disclose technical data delivered or required to be delivered under the Agreement or subcontract. Except as provided in paragraph (b)(1) of this article, the Performer or subcontractor shall be prepared to furnish to the Agreement Officer a written justification for such restrictive markings in response to a challenge under paragraph (e) of this article.

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(d)
Prechallenge request for information.

(1)
The Agreement Officer may request the Performer or subcontractor to furnish a written explanation for any restriction asserted by the Performer or subcontractor on the right of the United States or others to use technical data. If, upon review of the explanation delivered, the Agreement Officer remains unable to ascertain the basis of the restrictive marking, the Agreement Officer may further request the Performer or subcontractor to furnish additional information in the records of, or otherwise in the possession of or reasonably available to, the Performer or subcontractor to justify the validity of any restrictive marking on technical data delivered or to be delivered under the Agreement or subcontract (e.g., a statement of facts accompanied with supporting documentation). The Performer or subcontractor shall deliver such written data as requested by the Agreement Officer within the time required or such longer period as may be mutually agreed.

(2)
If the Agreement Officer, after reviewing the written data furnished pursuant to paragraph (d)(1) of this article, or any other available information pertaining to the validity of a restrictive marking, determines that reasonable grounds exist to question the current validity of the marking and that continued adherence to the marking would make impracticable the subsequent competitive acquisition of the item, component, or process to which the technical data relates, the Agreement Officer shall follow the procedures in paragraph (e) of this article.

(3)
If the Performer or subcontractor fails to respond to the Agreement Officer's request for information under paragraph (d)(1) of this article, and the Agreement Officer determines that continued adherence to the marking would make impracticable the subsequent competitive acquisition of the item, component, or process to which the technical data relates, the Agreement Officer may challenge the validity of the marking as described in paragraph (e) of this article.

(e)
Challenge.

(1)
Notwithstanding any provision of this Agreement concerning inspection and acceptance, if the Agreement Officer determines that a challenge to the restrictive marking is warranted, the Agreement Officer shall send a written challenge notice to the Performer or subcontractor asserting the restrictive markings. Such challenge shall—

(i)
State the specific grounds for challenging the asserted restriction;

(ii)
Require a response within sixty (60) days justifying and providing sufficient evidence as to the current validity of the asserted restriction;

(iii)
State that a DoD Agreement Officer's final decision, issued pursuant to paragraph (g) of this article, sustaining the validity of a restrictive marking identical to the asserted restriction, within the three-year period preceding the challenge, shall serve as justification for the asserted restriction if the validated restriction was asserted by the same Performer or subcontractor (or any licensee of such Performer or subcontractor) to which such notice is being provided; and

(iv)
State that failure to respond to the challenge notice may result in issuance of a final decision pursuant to paragraph (f) of this article.

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(2)
The Agreement Officer shall extend the time for response as appropriate if the Performer or subcontractor submits a written request showing the need for additional time to prepare a response.

(3)
The Performer's or subcontractor's written response shall be considered a claim within the meaning of 41 U.S.C. 7101, Agreement Disputes, and shall be certified in the form prescribed at

33.207 of the Federal Acquisition Regulation, regardless of dollar amount.

(4)
A Performer or subcontractor receiving challenges to the same restrictive markings from more than one Agreement Officer shall notify each Agreement Officer of the existence of more than one challenge. The notice shall also state which Agreement Officer initiated the first in time unanswered challenge. The Agreement Officer initiating the first in time unanswered challenge after consultation with the Performer or subcontractor and the other Agreement Officers, shall formulate and distribute a schedule for responding to each of the challenge notices to all interested parties. The schedule shall afford the Performer or subcontractor an opportunity to respond to each challenge notice. All parties will be bound by this schedule.

(h)
Final decision when Performer or subcontractor fails to respond. Upon a failure of a Performer or subcontractor to submit any response to the challenge notice the Agreement Officer will issue a final decision to the Performer or subcontractor in accordance with paragraph (b) of this article and the Disputes article of this Agreement pertaining to the validity of the asserted restriction. This final decision shall be issued as soon as possible after the expiration of the time period of paragraph (e)(1)(ii) or (e)(2) of this article. Following issuance of the final decision, the Agreement Officer will comply with the procedures in paragraphs (g)(2)(ii) through (iv) of this article.

(i)
Final decision when Performer or subcontractor responds.

(1)
If the Agreement Officer determines that the Performer or subcontractor has justified the validity of the restrictive marking, the Agreement Officer shall issue a final decision to the Performer or subcontractor sustaining the validity of the restrictive marking, and stating that the Government will continue to be bound by the restrictive marking. This final decision shall be issued within sixty (60) days after receipt of the Performer's or subcontractor's response to the challenge notice, or within such longer period that the Agreement Officer has notified the Performer or subcontractor that the Government will require. The notification of a longer period for issuance of a final decision will be made within sixty (60) days after receipt of the response to the challenge notice.

(2)(i) If the Agreement Officer determines that the validity of the restrictive marking is not justified, the Agreement Officer shall issue a final decision to the Performer or subcontractor in accordance with the Disputes article of this Agreement. Notwithstanding paragraph (e) of the Disputes article, the final decision shall be issued within sixty (60) days after receipt of the Performer's or subcontractor's response to the challenge notice, or within such longer period that the Agreement Officer has notified the Performer or subcontractor of the longer period that the Government will require. The notification of a longer period for issuance of a final decision will be made within sixty (60) days after receipt of the response to the challenge notice.

(ii)
The Government agrees that it will continue to be bound by the restrictive marking for a period of ninety (90) days from the issuance of the Agreement Officer's final decision under paragraph (g)(2)(i) of this article. The Performer or subcontractor agrees that, if it intends to file suit in the United States Claims Court it will provide a notice of intent to file suit to the

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Agreement Officer within ninety (90) days from the issuance of the Agreement Officer's final decision under paragraph (g)(2)(i) of this article. If the Performer or subcontractor fails to appeal, file suit, or provide a notice of intent to file suit to the Agreement Officer within the ninety (90)-day period, the Government may cancel or ignore the restrictive markings, and the failure of the Performer or subcontractor to take the required action constitutes agreement with such Government action.

(iii)
The Government agrees that it will continue to be bound by the restrictive marking where a notice of intent to file suit in the United States Claims Court is provided to the Agreement Officer within ninety (90) days from the issuance of the final decision under paragraph (g)(2)(i) of this article. The Government will no longer be bound, and the Performer or subcontractor agrees that the Government may strike or ignore the restrictive markings, if the Performer or subcontractor fails to file its suit within one (1) year after issuance of the final decision. Notwithstanding the foregoing, where the head of an agency determines, on a nondelegable basis, that urgent or compelling circumstances will not permit waiting for the filing of a suit in the United States Claims Court, the Performer or subcontractor agrees that the agency may, following notice to the Performer or subcontractor, authorize release or disclosure of the technical data. Such agency determination may be made at any time after issuance of the final decision and will not affect the Performer's or subcontractor's right to damages against the United States where its restrictive markings are ultimately upheld or to pursue other relief, if any, as may be provided by law.

(iv)
The Government agrees that it will be bound by the restrictive marking where an appeal or suit is filed pursuant to the Agreement Disputes statute until final disposition by an agency Board of Contract Appeals or the United States Claims Court. Notwithstanding the foregoing, where the head of an agency determines, on a nondelegable basis, following notice to the Performer that urgent or compelling circumstances will not permit awaiting the decision by such Board of Contract Appeals or the United States Claims Court, the Performer or subcontractor agrees that the agency may authorize release or disclosure of the technical data. Such agency determination may be made at any time after issuance of the final decision and will not affect the Performer's or subcontractor's right to damages against the United States where its restrictive markings are ultimately upheld or to pursue other relief, if any, as may be provided by law.

(h)
Final disposition of appeal or suit.

(1)
If the Performer or subcontractor appeals or files suit and if, upon final disposition of the appeal or suit, the Agreement Officer's decision is sustained—

(i)
The restrictive marking on the technical data shall be cancelled, corrected or ignored; and

(ii)
If the restrictive marking is found not to be substantially justified, the Performer or subcontractor, as appropriate, shall be liable to the Government for payment of the cost to the Government of reviewing the restrictive marking and the fees and other expenses (as defined in 28 U.S.C. 2412(d)(2)(A)) incurred by the Government in challenging the marking, unless special circumstances would make such payment unjust.

(2)
If the Performer or subcontractor appeals or files suit and if, upon final disposition of the appeal or suit, the Agreement Officer's decision is not sustained—

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(i)
The Government shall continue to be bound by the restrictive marking; and

(ii)
The Government shall be liable to the Performer or subcontractor for payment of fees and other expenses (as defined in 28 U.S.C. 2412(d)(2)(A)) incurred by the Performer or subcontractor in defending the marking, if the challenge by the Government is found not to have been made in good faith.

(iii)
Duration of right to challenge. The Government may review the validity of any restriction on technical data, delivered or to be delivered under a contract, asserted by the Performer or subcontractor. During the period within three (3) years of final payment on a contract or within three (3) years of delivery of the technical data to the Government, whichever is later, the Agreement Officer may review and make a written determination to challenge the restriction. The Government may, however, challenge a restriction on the release, disclosure or use of technical data at any time if such technical data—

(1)
Is publicly available;

(2)
Has been furnished to the United States without restriction; or

(3)
Has been otherwise made available without restriction. Only the Agreement Officer's final decision resolving a formal challenge by sustaining the validity of a restrictive marking constitutes “validation” as addressed in 10 U.S.C. 2321.

(j)
Decision not to challenge. A decision by the Government, or a determination by the Agreement Officer, to not challenge the restrictive marking or asserted restriction shall not constitute “validation.”

(k)
Privity of contract. The Performer or subcontractor agrees that the Agreement Officer may transact matters under this article directly with subcontractors at any tier that assert restrictive markings. However, this article neither creates nor implies privity of contract between the Government and subcontractors.

(l)
Flowdown. The Performer or subcontractor agrees to insert this article in contractual instruments, including subcontracts and other contractual instruments for commercial items, with its subcontractors or suppliers at any tier requiring the delivery of technical data.

ARTICLE XIX: VALIDATION OF ASSERTED RESTRICTIONS

– COMPUTER SOFTWARE

(a)
Definitions. As used in this article—

(1)
“Commercial computer software” means software developed or regularly used for non- governmental purposes which—

(i)
Has been sold, leased, or licensed to the public;

(ii)
Has been offered for sale, lease, or license to the public;

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(iii)
Has not been offered, sold, leased, or licensed to the public but will be available for commercial sale, lease, or license in time to satisfy the delivery requirements of this agreement; or

(iv)
Satisfies a criterion expressed in paragraph (a)(1)(i), (ii), or (iii) of this article and would require only minor modification to meet the requirements of this agreement.

(4)
“Computer database” means a collection of recorded data in a form capable of being processed by a computer. The term does not include computer software.

(5)
“Computer program” means a set of instructions, rules, or routines, recorded in a form that is capable of causing a computer to perform a specific operation or series of operations.

(6)
“Computer software” means computer programs, source code, source code listings, object code listings, design details, algorithms, processes, flow charts, formulae, and related material that would enable the software to be reproduced, recreated, or recompiled. Computer software does not include computer databases or computer software documentation.

(7)
“Computer software documentation” means owner's manuals, user's manuals, installation instructions, operating instructions, and other similar items, regardless of storage medium, that explain the capabilities of the computer software or provide instructions for using the software.

(8)
"Covered Government support contractor" means a contractor (other than a litigation support contractor covered by 252.204-7014 ) under a contract, the primary purpose of which is to furnish independent and impartial advice or technical assistance directly to the Government in support of the Government’s management and oversight of a program or effort (rather than to directly furnish an end item or service to accomplish a program or effort), provided that the contractor—

(i)
Is not affiliated with the prime performer or a first-tier subcontractor on the program or effort, or with any direct competitor of such prime performer or any such first-tier subcontractor in furnishing end items or services of the type developed or produced on the program or effort; and

(ii)
Receives access to technical data or computer software for performance of a Government contract that contains the clause at 252.227-7025 , Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends.

(9)
“Developed” means that—

(i)
A computer program has been successfully operated in a computer and tested to the extent sufficient to demonstrate to reasonable persons skilled in the art that the program can reasonably be expected to perform its intended purpose;

(ii)
Computer software, other than computer programs, has been tested or analyzed to the extent sufficient to demonstrate to reasonable persons skilled in the art that the software can reasonably be expected to perform its intended purpose; or

(iii)
Computer software documentation required to be delivered under a contract has been written, in any medium, in sufficient detail to comply with requirements under that contract.

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(8)
“Developed exclusively at private expense” means development was accomplished entirely with costs charged to indirect cost pools, costs not allocated to a government contract, or any combination thereof.

(i)
Private expense determinations should be made at the lowest practicable level.

(ii)
Under fixed-price contracts, when total costs are greater than the firm-fixed-price or ceiling price of the contract, the additional development costs necessary to complete development shall not be considered when determining whether development was at government, private, or mixed expense.

(9)
“Developed exclusively with government funds” means development was not accomplished exclusively or partially at private expense.

(10)
“Developed with mixed funding” means development was accomplished partially with costs charged to indirect cost pools and/or costs not allocated to a government contract, and partially with costs charged directly to a government contract.

(11)
“Government purpose” means any activity in which the United States Government is a party, including cooperative agreements with international or multi-national defense organizations or sales or transfers by the United States Government to foreign governments or international organizations. Government purposes include competitive procurement, but do not include the rights to use, modify, reproduce, release, perform, display, or disclose computer software or computer software documentation for commercial purposes or authorize others to do so.

(12)
“Government purpose rights” means the rights to—

(i)
Use, modify, reproduce, release, perform, display, or disclose computer software or computer software documentation within the Government without restriction; and

(ii)
Release or disclose computer software or computer software documentation outside the Government and authorize persons to whom release or disclosure has been made to use, modify, reproduce, release, perform, display, or disclose the software or documentation for United States government purposes.

(13)
“Minor modification” means a modification that does not significantly alter the nongovernmental function or purpose of the software or is of the type customarily provided in the commercial marketplace.

(14)
“Noncommercial computer software” means software that does not qualify as commercial computer software under paragraph (a)(1) of this article.

(15)
“Restricted rights” apply only to noncommercial computer software and mean the Government's rights to—

(i)
Use a computer program with one computer at one time. The program may not be accessed by more than one terminal or central processing unit or time shared unless otherwise permitted by this agreement;

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(ii)
Transfer a computer program to another Government agency without the further permission of the Performer if the transferor destroys all copies of the program and related computer software documentation in its possession and notifies the licensor of the transfer. Transferred programs remain subject to the provisions of this article;

(iii)
Make the minimum number of copies of the computer software required for safekeeping (archive), backup, or modification purposes;

(iv)
Modify computer software provided that the Government may—

(A)
Use the modified software only as provided in paragraphs (a)(15)(i) and (iii) of this article; and

(B)
Not release or disclose the modified software except as provided in paragraphs (a)(15)(ii), (v), (vi) and (vii) of this article;

(v)
Permit contractors or subcontractors performing service contracts (see 37.101 of the Federal Acquisition Regulation) in support of this or a related contract to use computer software to diagnose and correct deficiencies in a computer program, to modify computer software to enable a computer program to be combined with, adapted to, or merged with other computer programs or when necessary to respond to urgent tactical situations, provided that—

(A)
The Government notifies the party which has granted restricted rights that a release or disclosure to particular contractors or subcontractors was made;

(B)
Such contractors or subcontractors are subject to the use and non-disclosure agreement at 227.7103-7 of the Defense Federal Acquisition Regulation Supplement (DFARS) or are Government contractors receiving access to the software for performance of a Government contract that contains the clause at DFARS 252.227-7025 , Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends;

(C)
The Government shall not permit the recipient to decompile, disassemble, or reverse engineer the software, or use software decompiled, disassembled, or reverse engineered by the Government pursuant to paragraph (a)(15)(iv) of this article, for any other purpose; and

(D)
Such use is subject to the limitations in paragraphs (a)(15)(i) through (iii) of this article;

(vi)
Permit contractors or subcontractors performing emergency repairs or overhaul of items or components of items procured under this or a related contract to use the computer software when necessary to perform the repairs or overhaul, or to modify the computer software to reflect the repairs or overhaul made, provided that—

(A)
The intended recipient is subject to the use and non-disclosure agreement at DFARS 227.7103-7 or is a Government contractor receiving access to the software for performance of a Government contract that contains the clause at DFARS 252.227-7025 ,

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Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends;

(B)
The Government shall not permit the recipient to decompile, disassemble, or reverse engineer the software, or use software decompiled, disassembled, or reverse engineered by the Government pursuant to paragraph (a)(15)(iv) of this article, for any other purpose; and

(C)
Such use is subject to the limitations in paragraphs (a)(15)(i) through (iii) of this article; and

(ix)
Permit covered Government support contractors in the performance of covered Government support contracts that contain the clause at 252.227-7025 , Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends, to use, modify, reproduce, perform, display, or release or disclose the computer software to a person authorized to receive restricted rights computer software, provided that—

(A)
The Government shall not permit the covered Government support contractor to decompile, disassemble, or reverse engineer the software, or use software decompiled, disassembled, or reverse engineered by the Government pursuant to paragraph (a)(15)(iv) of this article, for any other purpose; and

(B)
Such use is subject to the limitations in paragraphs (a)(15)(i) through (iv) of this article.

(18)
“Unlimited rights” means rights to use, modify, reproduce, release, perform, display, or disclose computer software or computer software documentation in whole or in part, in any manner and for any purpose whatsoever, and to have or authorize others to do so.

(d)
Justification. The Performer shall maintain records sufficient to justify the validity of any markings that assert restrictions on the Government's rights to use, modify, reproduce, perform, display, release, or disclose computer software delivered or required to be delivered under this agreement and shall be prepared to furnish to the Agreement Officer a written justification for such restrictive markings in response to a request for information under paragraph (d) or a challenge under paragraph (f) of this article.

(e)
Direct contact with subcontractors or suppliers. The Performer agrees that the Agreement Officer may transact matters under this article directly with subcontractors or suppliers at any tier who assert restrictions on the Government's right to use, modify, reproduce, release, perform, display, or disclose computer software. Neither this article, nor any action taken by the Government under this article, creates or implies privity of contract between the Government and the Performer's subcontractors or suppliers.

(f)
Requests for information.

(1)
The Agreement Officer may request the Performer to provide sufficient information to enable the Agreement Officer to evaluate the Performer's asserted restrictions. Such information shall be based upon the records required by this article or other information reasonably available to the Performer.

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(2)
Based upon the information provided, if the—

(i)
Performer agrees that an asserted restriction is not valid, the Agreement Officer may—

(A)
Strike or correct the unjustified marking at the Performer's expense; or

(B)
Return the computer software to the Performer for correction at the Performer's expense. If the Performer fails to correct or strike the unjustified restriction and return the corrected software to the Agreement Officer within sixty (60) days following receipt of the software, the Agreement Officer may correct or strike the markings at that Performer's expense.

(ii)
Agreement Officer concludes that the asserted restriction is appropriate for this agreement, the Agreement Officer shall so notify the Performer in writing.

(3)
The Performer's failure to provide a timely response to an Agreement Officer's request for information or failure to provide sufficient information to enable the Agreement Officer to evaluate an asserted restriction shall constitute reasonable grounds for questioning the validity of an asserted restriction.

(g)
Government right to challenge and validate asserted restrictions.

(1)
The Government, when there are reasonable grounds to do so, has the right to review and challenge the validity of any restrictions asserted by the Performer on the Government's rights to use, modify, reproduce, release, perform, display, or disclose computer software delivered, to be delivered under this agreement, or otherwise provided to the Government in the performance of this agreement. Except for software that is publicly available, has been furnished to the Government without restrictions, or has been otherwise made available without restrictions, the Government may exercise this right only within three years after the date(s) the software is delivered or otherwise furnished to the Government, or three years following final payment under this agreement, whichever is later.

(2)
The absence of a challenge to an asserted restriction shall not constitute validation under this article. Only an Agreement Officer's final decision or actions of an agency Board of Contract Appeals or a court of competent jurisdiction that sustain the validity of an asserted restriction constitute validation of the restriction.

(h)
Challenge procedures.

(1)
A challenge must be in writing and shall—

(i)
State the specific grounds for challenging the asserted restriction;

(ii)
Require the Performer to respond within sixty (60) days;

(iii)
Require the Performer to provide justification for the assertion based upon records kept in accordance with paragraph (b) of this article and such other documentation that are reasonably available to the Performer, in sufficient detail to enable the Agreement Officer to determine the validity of the asserted restrictions; and

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(iv)
State that an Agreement Officer's final decision, during the three-year period preceding this challenge, or action of a court of competent jurisdiction or Board of Contract Appeals that sustained the validity of an identical assertion made by the Performer (or a licensee) shall serve as justification for the asserted restriction.

(4)
The Agreement Officer shall extend the time for response if the Performer submits a written request showing the need for additional time to prepare a response.

(5)
The Agreement Officer may request additional supporting documentation if, in the Agreement Officer’s opinion, the Performer's explanation does not provide sufficient evidence to justify the validity of the asserted restrictions. The Performer agrees to promptly respond to the Agreement Officer's request for additional supporting documentation.

(6)
Notwithstanding challenge by the Agreement Officer, the parties may agree on the disposition of an asserted restriction at any time prior to an Agreement Officer's final decision or, if the Performer has appealed that decision, filed suit, or provided notice of an intent to file suit, at any time prior to a decision by a court of competent jurisdiction or Board of Contract Appeals.

(7)
If the Performer fails to respond to the Agreement Officer's request for information or additional information under paragraph (f)(1) of this article, the Agreement Officer shall issue a final decision, in accordance with the Disputes article of this agreement, pertaining to the validity of the asserted restriction.

(8)
If the Agreement Officer, after reviewing any available information pertaining to the validity of an asserted restriction, determines that the asserted restriction has—

(i)
Not been justified, the Agreement Officer shall issue promptly a final decision, in accordance with the Disputes article of this agreement, denying the validity of the asserted restriction; or

(ii)
Been justified, the Agreement Officer shall issue promptly a final decision, in accordance with the Disputes article of this agreement, validating the asserted restriction.

(9)
A Performer receiving challenges to the same asserted restriction(s) from more than one Agreement Officer shall notify each Agreement Officer of the other challenges. The notice shall also state which Agreement Officer initiated the first in time unanswered challenge. The Agreement Officer who initiated the first in time unanswered challenge, after consultation with the other Agreement Officers who have challenged the restrictions and the Performer, shall formulate and distribute a schedule that provides the Performer a reasonable opportunity for responding to each challenge.

(i)
Performer appeal—Government obligation.

(1)
The Government agrees that, notwithstanding an Agreement Officer's final decision denying the validity of an asserted restriction and except as provided in paragraph (g)(3) of this article, it will honor the asserted restriction—

(i)
For a period of ninety (90) days from the date of the Agreement Officer's final decision to allow the Performer to appeal to the appropriate Board of Contract Appeals or to file suit in an appropriate court;

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(ii)
For a period of one year from the date of the Agreement Officer's final decision if, within the first ninety (90) days following the Agreement Officer's final decision, the Performer has provided notice of an intent to file suit in an appropriate court; or

(iii)
Until final disposition by the appropriate Board of Contract Appeals or court of competent jurisdiction, if the Performer has:

(A)
Appealed to the Board of Contract Appeals or filed suit an appropriate court within ninety (90) days; or

(B)
Submitted, within ninety (90) days, a notice of intent to file suit in an appropriate court and filed suit within one year.

(4)
The Performer agrees that the Government may strike, correct, or ignore the restrictive markings if the Performer fails to—

(i)
Appeal to a Board of Contract Appeals within ninety (90) days from the date of the Agreement Officer's final decision;

(ii)
File suit in an appropriate court within ninety (90) days from such date; or

(iii)
File suit within one year after the date of the Agreement Officer's final decision if the Performer had provided notice of intent to file suit within ninety (90) days following the date of the Agreement Officer's final decision.

(5)
The agency head, on a nondelegable basis, may determine that urgent or compelling circumstances do not permit awaiting the filing of suit in an appropriate court, or the rendering of a decision by a court of competent jurisdiction or Board of Contract Appeals. In that event, the agency head shall notify the Performer of the urgent or compelling circumstances. Notwithstanding paragraph (g)(1) of this article, the Performer agrees that the agency may use, modify, reproduce, release, perform, display, or disclose computer software marked with (i) government purpose legends for any purpose, and authorize others to do so; or (ii) restricted or special license rights for government purposes only. The Government agrees not to release or disclose such software unless, prior to release or disclosure, the intended recipient is subject to the use and non-disclosure agreement at 227.7103-7 of the Defense Federal Acquisition Regulation Supplement (DFARS), or is a Government contractor receiving access to the software for performance of a Government contract that contains the clause at DFARS 252.227-7025 , Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends. The agency head's determination may be made at any time after the date of the Agreement Officer's final decision and shall not affect the Performer's right to damages against the United States, or other relief provided by law, if its asserted restrictions are ultimately upheld.

(j)
Final disposition of appeal or suit. If the Performer appeals or files suit and if, upon final disposition of the appeal or suit, the Agreement Officer's decision is:

(1)
Sustained—

(i)
Any restrictive marking on such computer software shall be struck or corrected at the Performer's expense or ignored; and

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(ii)
If the asserted restriction is found not to be substantially justified, the Performer shall be liable to the Government for payment of the cost to the Government of reviewing the asserted restriction and the fees and other expenses (as defined in 28 U.S.C. 2412(d)(2)(A)) incurred by the Government in challenging the restriction, unless special circumstances would make such payment unjust.

(4)
Not sustained—

(i)
The Government shall be bound by the asserted restriction; and

(ii)
If the challenge by the Government is found not to have been made in good faith, the Government shall be liable to the Performer for payment of fees and other expenses (as defined in 28 U.S.C. 2412(d)(2)(A)) incurred by the Performer in defending the restriction.

(iii)
Flowdown. The Performer shall insert this article in all contracts, purchase orders, and other similar instruments with its subcontractors or suppliers, at any tier, who will be furnishing computer software to the Government in the performance of this agreement. The article may not be altered other than to identify the appropriate parties.

ARTICLE XX: CYBERSECURITY AND INFORMATION PROTECTION

(1)
This article applies to the extent that this agreement involves access to Unclassified Information, more specifically “Controlled Unclassified Information” (CUI). CUI is technical or sensitive information that is described in the Controlled Unclassified Information (CUI) Registry at https://www.archives.gov/cui or provide by the program office, that requires safeguarding or dissemination controls pursuant to and consistent with law, regulations, and Government wide policies, and is—

(a)
Marked or otherwise identified in the OTA and provided to the offeree by or on behalf of Air Force in support of the performance of an agreement

(b)
Collected, developed, received, transmitted, used, or stored by or on behalf of the performer in support of the performance of the effort.

(c)
Not approved for public release without written authorization from the program office or AO

(2)
The Performer shall comply with --

(a)
DOD Instruction 5230.24, Distribution Statements on Technical Documents

(b)
DOD 5200.01, Volume 4, DoD Information Security Program

(c)
Latest revision of the NIST (National Institute of Standards and Technology) Special Publication 800-171, Protecting CUI in Nonfederal Systems and Organizations

(d)
The requirements to have and maintain a DD form 2345

(e)
General Operations Security (OPSEC) procedures, policies and awareness are required in an effort to reduce program vulnerability from successful adversary collection and exploitation of critical

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information. OPSEC will be applied throughout the life cycle of the contract and each employee working on the effort will be briefed annually on OPSEC. The Critical Information List (CIL) will be provided upon request by the Program office. If the performer works on the government installation, OPSEC guidance will be provided by the government Information Protection Office.

(3)
The Performer will assume the responsibility for ensuring wide and frequent dissemination of the above information to all employees and sub performers/subcontractors, vendors dealing or handling official DoD information.

(4)
For those personnel that require access to controlled information, Performer personnel will have an appropriate clearance. All Performer personnel with access to Government unclassified information, containing sensitive program information, shall have a minimum of Tier 1 investigation.

(5)
The Performer shall safeguard unclassified controlled technical information from compromise. Security incidents of Performer’s information network shall be reported to the Defense Counterintelligence Security Agency (DCSA). Incidents shall be promptly reported to both DCSA and also the AO.

Flowdown. The Performer shall insert this article in all contracts, purchase orders, and other similar instruments with its subcontractors or suppliers, at any tier.

ARTICLE XXI: SAFEGUARDING COVERED DEFENSE INFORMATION

“Covered defense information” means unclassified controlled technical information or other information, as described in the Controlled Unclassified Information (CUI) Registry at http://www.archives.gov/cui/registry/category-list.html, that requires safeguarding or dissemination controls pursuant to and consistent with law, regulations, and Government-wide policies, and is—

(1)
Marked or otherwise identified in the agreement, and provided to the performer by or on behalf of DoD in support of the performance of the agreement; or

(2)
Collected, developed, received, transmitted, used, or stored by or on behalf of the performer in support of the performance of the agreement.

“Covered performer information system” means an unclassified information system that is owned, or operated by or for, a performer and that processes, stores, or transmits covered defense information.

“Cyber incident” means actions taken through the use of computer networks that result in a compromise or an actual or potentially adverse effect on an information system and/or the information residing therein.

“Rapidly report” means within 72 hours of discovery of any cyber incident.

The performer shall cooperate with the Agreement Officer to take all commercially reasonable measures to protect Government data and Government-related data from any unauthorized disclosure. The Performer agrees that the following conditions apply to any covered defense information it receives or creates in the performance of this agreement.

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The Performer shall access and use the covered defense information provided in definition paragraph (1) above only for the purpose of furnishing advice or technical assistance directly to the Government in support of this agreement.

The Performer shall use commercially reasonable efforts to protect the information against unauthorized release or disclosure.

The Performer shall ensure that its employees are subject to use and non-disclosure obligations consistent with this article prior to employees being provided access to or use of the information.

When the Performer discovers a cyber-incident that affects a covered performer information system or the covered defense information residing therein, or that affects the performer’s ability to perform the requirements of the agreement the Performer shall conduct a review for evidence of compromise of covered defense information, including, but not limited to, identifying compromised computers, servers, specific data, and user accounts. This review shall also include analyzing covered performer information system(s) that were part of the cyber incident, as well as other information systems on the Performer’s network(s), that may have been accessed as a result of the incident in order to identify compromised covered defense information, or that affect the Performer’s ability to provide operationally critical support; and rapidly report cyber incidents to DoD at https://dibnet.dod.mil and the AO.

Flowdown. The Performer shall insert this article in all contracts, purchase orders, and other similar instruments with its subcontractors or suppliers, at any tier.

ARTICLE XXII: PROHIBITION ON CONTRACTING FOR CERTAIN TELECOMMUNICATIONS AND VIDEO SURVEILLANCE SERVICES OR EQUIPMENT

In accordance with the Section 889(a)(1)(A) and 889(a)(1)(B) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115-232), the following article, is hereby included:

(a)
Definitions. As used in this Article—

Backhaul means intermediate links between the core network, or backbone network, and the small subnetworks at the edge of the network (e.g., connecting cell phones/towers to the core telephone network). Backhaul can be wireless (e.g., microwave) or wired (e.g., fiber optic, coaxial cable, Ethernet).

Covered foreign country means The People's Republic of China.

Covered telecommunications equipment or services means—

(1)
Telecommunications equipment produced by Huawei Technologies Company or ZTE Corporation (or any subsidiary or affiliate of such entities);

(2)
For the purpose of public safety, security of Government facilities, physical security surveillance of critical infrastructure, and other national security purposes, video surveillance and telecommunications equipment produced by Hytera Communications Corporation, Hangzhou Hikvision Digital Technology Company, or Dahua Technology Company (or any subsidiary or affiliate of such entities);

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(3)
Telecommunications or video surveillance services provided by such entities or using such equipment; or

(4)
Telecommunications or video surveillance equipment or services produced or provided by an entity that the Secretary of Defense, in consultation with the Director of National Intelligence or the Director of the Federal Bureau of Investigation, reasonably believes to be an entity owned or controlled by, or otherwise connected to, the government of a covered foreign country.

Critical technology means—

(1)
Defense articles or defense services included on the United States Munitions List set forth in the International Traffic in Arms Regulations under subchapter M of chapter I of title 22, Code of Federal Regulations;

(2)
Items included on the Commerce Control List set forth in Supplement No. 1 to part 774 of the Export Administration Regulations under subchapter C of chapter VII of title 15, Code of Federal Regulations, and controlled—

(i)
Pursuant to multilateral regimes, including for reasons relating to national security, chemical and biological weapons proliferation, nuclear nonproliferation, or missile technology; or

(ii)
For reasons relating to regional stability or surreptitious listening;

(3)
Specially designed and prepared nuclear equipment, parts and components, materials, software, and technology covered by part 810 of title 10, Code of Federal Regulations (relating to assistance to foreign atomic energy activities);

(4)
Nuclear facilities, equipment, and material covered by part 110 of title 10, Code of Federal Regulations (relating to export and import of nuclear equipment and material);

(5)
Select agents and toxins covered by part 331 of title 7, Code of Federal Regulations, part 121 of title 9 of such Code, or part 73 of title 42 of such Code; or

(6)
Emerging and foundational technologies controlled pursuant to section 1758 of the Export Control Reform Act of 2018 (50 U.S.C. 4817).

Interconnection arrangements means arrangements governing the physical connection of two or more networks to allow the use of another's network to hand off traffic where it is ultimately delivered (e.g., connection of a customer of telephone provider A to a customer of telephone company B) or sharing data and other information resources.

Reasonable inquiry means an inquiry designed to uncover any information in the entity's possession about the identity of the producer or provider of covered telecommunications equipment or services used by the entity that excludes the need to include an internal or third-party audit.

Roaming means cellular communications services (e.g., voice, video, data) received from a visited network when unable to connect to the facilities of the home network either because signal coverage is too weak or because traffic is too high.

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Substantial or essential component means any component necessary for the proper function or performance of a piece of equipment, system, or service.

(b)
Prohibition.

(1)
Section 889(a)(1)(A) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115-232) prohibits the head of an executive agency on or after August 13, 2019, from procuring or obtaining, or extending or renewing a contract to procure or obtain, any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system. The Performer is prohibited from providing to the Government any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at paragraph (c) of this article applies or the covered telecommunication equipment or services are covered by a waiver described as follows:

(a)
The head of an executive agency may, on a one-time basis, waive the requirements under subsection
(a)
with respect to an entity that requests such a waiver. The waiver may be provided, for a period of not to extend beyond August 13, 2021 for (a)(1)(A) prohibition, if the entity seeking the waiver--,

(1)
provides a compelling justification for the additional time to implement the requirements under such subsection, as determined by the head of the executive agency; and

(2)
submits to the head of the executive agency, who shall not later than 30 days thereafter submit to the appropriate congressional committees, a full and complete laydown of the presences of covered telecommunications or video surveillance equipment or services in the entity's supply chain and a phase-out plan to eliminate such covered telecommunications or video surveillance equipment or services from the entity's systems.

(b)
Director of national intelligence.--The Director of National Intelligence may provide a waiver on a date later than the effective dates described in subsection (c) if the Director determines the waiver is in the national security interests of the United States.

(2)
Section 889(a)(1)(B) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115-232) prohibits the head of an executive agency on or after August 13, 2020, from entering into a contract, or extending or renewing a contract, with an entity that uses any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at paragraph (c) of this article applies or the covered telecommunication equipment or services are covered by a waiver described as follows:

(a) The head of an executive agency may, on a one-time basis, waive the requirements under subsection

(a)
with respect to an entity that requests such a waiver. The waiver may be provided, for a period of not to extend beyond August 13, 2022 for (a)(1)(B) prohibition, if the entity seeking the waiver--,

(1)
provides a compelling justification for the additional time to implement the requirements under such subsection, as determined by the head of the executive agency; and

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(2)
submits to the head of the executive agency, who shall not later than 30 days thereafter submit to the appropriate congressional committees, a full and complete laydown of the presences of covered telecommunications or video surveillance equipment or services in the entity's supply chain and a phase- out plan to eliminate such covered telecommunications or video surveillance equipment or services from the entity's systems.

(d)
Director of national intelligence.--The Director of National Intelligence may provide a waiver on a date later than the effective dates described in subsection (c) if the Director determines the waiver is in the national security interests of the United States.

This prohibition applies to the use of covered telecommunications equipment or services, regardless of whether that use is in performance of work under a Federal contract.

(e)
Exceptions. This article does not prohibit Performers from providing—

(1)
A service that connects to the facilities of a third-party, such as backhaul, roaming, or interconnection arrangements; or

(2)
Telecommunications equipment that cannot route or redirect user data traffic or permit visibility into any user data or packets that such equipment transmits or otherwise handles.

(f)
Reporting requirement.

(1)
In the event the Performer identifies covered telecommunications equipment or services used as a substantial or essential component of any system, or as critical technology as part of any system, during contract performance, or the Performer is notified of such by a subcontractor at any tier or by any other source, the Performer shall report the information in paragraph (d)(2) of this article to the Agreement Officer, unless elsewhere in this contract are established procedures for reporting the information; in the case of the Department of Defense, the Performer shall report to the website at https://dibnet.dod.mil. For Consortium agreements, the Performer shall report to the Agreement Officer for the Consortium and the Agreements Officer(s) for any affected subproject prototype or, in the case of the Department of Defense, identify both the consortium agreement and any affected subproject prototype Other Transactions in the report provided at https://dibnet.dod.mil.

(2)
The Performer shall report the following information pursuant to paragraph (d)(1) of this article:

(i)
Within one business day from the date of such identification or notification: The Agreement number; the order number(s), if applicable; supplier name; supplier unique entity identifier (if known); supplier Commercial and Government Entity (CAGE) code (if known); brand; model number (original equipment manufacturer number, manufacturer part number, or wholesaler number); item description; and any readily available information about mitigation actions undertaken or recommended.

(ii)
Within 10 business days of submitting the information in paragraph (d)(2)(i) of this article: Any further available information about mitigation actions undertaken or recommended. In addition, the Performer shall describe the efforts it undertook to prevent use or submission of covered telecommunications equipment or services, and any additional

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efforts that will be incorporated to prevent future use or submission of covered telecommunications equipment or services.

(e)
Subcontracts. The Performer shall insert the substance of this article, including this paragraph (e) and excluding paragraph (b)(2), in all subcontracts and other contractual instruments, including subcontracts for the acquisition of commercial items.

ARTICLE XXIII: CLOSEOUT PROCESS

The Performer shall comply and assist with the contract/agreement closeout process as determined by the Agreements Officer. After the period of performance is completed, the AO shall verify that all work under the agreement has been completed. Once the contract is completed, the AO will begin the close-out process and finalize any outstanding concerns with the Performer. The AO shall send a letter to the performer requesting release of claims.

ARTICLE XXIV: INDEMNITY

The performer shall indemnify the Government and its officers, agents, and employees acting for the Government against any liability, including costs and expense, incurred as the result of the violation of trade secrets, copyrights, or right of privacy or publicity, arising out of the creation, delivery, publication, or use of any data furnished under this agreement; or any libelous or other unlawful matter contained in such data.

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Controlled Unclassified Information

ATTACHMENT 1: STATEMENT OF WORK

Dated 26 January 2022

I.
Background

Joby Aero Inc. (Joby) is developing an all-electric, piloted airplane which is capable of both conventional and vertical takeoff and landing (eVTOL) using simplified piloting techniques. This includes the development of core technologies, the integration of these technologies into a reliable aircraft and the implementation of these new flight capabilities including flight training and operational readiness. Joby is developing and maturing a range of core technologies which are required to enable all-electric conventional and vertical flight using simplified piloting techniques. These include an electric flight powertrain (flight capable batteries, motors, high-power electronics), high reliability electronic controllers, flight critical software, quiet and safe propeller technology and a range of new aerodynamic solutions enabled by electrification. Rapidly maturing these capabilities to demonstrate increased reliability and performance is key to the next era of electrified flight.

The Joby S4 is designed for civilian passenger operations and has a maximum takeoff weight (MTOW) of [*****]. It is a multi-motor, tilt-rotor aircraft driven by custom electric motors, inverters, and energy storage systems. The expected maximum speed of the production aircraft is 200 mph with a range of 150 miles on a single charge. This initial go-to market Minimal Viable Product (MVP) will be piloted utilizing Simplified Vehicle Operating (SVO) principles. These baseline capabilities are achievable with the current Gen 2 prototype, in manned and remote piloted configurations. As the S4’s system capabilities develop, Joby will document progress and conduct disciplined testing as appropriate, in coordination with Air Force personnel.

The integration of a whole range of new technologies into an airframe to prove out performance and reliability capabilities is critical to assuring leadership in the new era of electric aviation. Joby has matured eVTOL technologies from unmanned, 1.0, to optionally manned 2.0. Through development and maturation of these 2.0 vehicles Joby will refine core technologies and integrate them into a 2.1 vehicle which can satisfy requirements for civil aircraft certification and commercial introduction. At the same time, Joby will work with DoD airworthiness teams to impart new technological lessons learned so the state of DoD airworthiness can be evolved along with the capabilities of the vehicle. The design of the Joby 2.1 vehicle is intended to fit well into the existing airspace while introducing a range of new capabilities which do not exist today. [*****].

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Controlled by: [*****]

CUI Category: CUI Basic Distribution/Dissemination Controls: [*****]

POC: [*****]

Controlled Unclassified Information

Controlled Unclassified Information

[*****]

Through the current SBIR period of performance with the additional options executed, Joby anticipates evolution of the capabilities of eVTOL from early optionally piloted prototypes to mature manned capable prototypes with ever increasing reliability and readiness. Moving from the early days of these technologies to a later stage will identify new benefits to be employed and opportunities for further development all while assuring technological leadership.

•
Objectives

In accordance with the long-term goals of SBIR Phase II agreement “FA8002-20-9- 0143” and Agility Prime Program objectives the USAF intends to further the Joby SBIR program into a Phase three to include additional objectives to the continued maturation of the S4 as a manned, operationally useful aircraft for military use. These additional objectives include -

•
[*****]
•
[*****]
•
[*****]
•
[*****]

In-Kind support provided by USG

•
[*****]

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Controlled by: [*****]

CUI Category: CUI Basic Distribution/Dissemination Controls: [*****]

POC: [*****]

Controlled Unclassified Information

Controlled Unclassified Information

III.
Deliverables

1.1
Aircraft Flight Test Data and Reliability Report

Joby shall complete a minimum of [*****] of unmanned and manned flight testing to develop the company’s eVTOL technology to inform and support both civil and military applications and airworthiness acceptance. Joby will provide insight into unique issues related to [*****].

Joby may allow USAF selected personnel to [*****]. Personnel selected must be agreed to, by both parties, and screened for qualities and experience that will ensure a successful fit with the Joby Flight Test team. These personnel may be included in [*****].

Joby shall deliver a summary of flight test data on airframes [*****], covering the hours flown [*****]. Joby will facilitate transfer of select quantities of [*****] by request (specific parameters identified by the Government) for specific test events. All engineering data exchanges shall adhere to Joby’s information protection standards and protocol.

1.2
[*****] Flights

Joby shall deliver [*****] airframe, test infrastructure, personnel, and support for [*****] at an agreed upon location and time to complete [*****]. These flights shall be flown by [*****].

Each test event shall be completed consecutively and Joby shall deliver a summary of [*****] IAW the attached and mutually agreed upon [*****]. Lead time for planning and approval of test plan should be no less than 60 days.

1.1
[*****] Facility, Access, and Basic Principles Training Support

To assist with [*****], Joby shall deliver a [*****] necessary for the individual circumstances of each visit. [*****].

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Controlled by: [*****]

CUI Category: CUI Basic Distribution/Dissemination Controls: [*****]

POC: [*****]

Controlled Unclassified Information

Controlled Unclassified Information

1.2
[*****] Access and Basic Principles Training Support

[*****], Joby shall deliver [*****] necessary for the individual circumstances of each visit. [*****].

1.1
[*****] Working Group

Joby shall deliver [*****]. This support may consist of Joby engineers, instructors, and pilots sitting in on working group meetings to discuss findings and experimentation design as well as providing key information around the S4 design as it relates to [*****].

1.2
[*****]

Joby shall deliver progressive and exploratory [*****]. [*****]. Each deliverable shall be a report of [*****]. [*****] shall be mutually vetted and agreed to by both parties and will remain the same for [*****].

1.3
[*****]

Joby shall deliver progressive and exploratory [*****]. Each deliverable shall be a report of [*****].

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Controlled by: [*****]

CUI Category: CUI Basic Distribution/Dissemination Controls: [*****]

POC: [*****]

Controlled Unclassified Information

Controlled Unclassified Information

3.4 [*****]

Joby shall deliver limited, progressive, and exploratory [*****]. Each deliverable shall be a report of [*****]. This deliverable is intended for the [*****] aircraft only and is subject to vehicle production and maturation.

1.1
Preliminary [*****] Analysis Report

Joby shall deliver a Preliminary [*****] Analysis report that identifies and evaluates [*****]. The report shall cover [*****] that apply to all [*****]. The report can be delivered in report or presentation format.

1.2
Final Report

Joby shall deliver a Final Report of which the initial draft is due 30 days prior. The final report’s first page will be a single-page summary identifying the work’s purpose, providing a brief description of effort accomplished, and listing potential results and applications. A Public Summary Section shall be included and may be published by DoD and, therefore, will not contain proprietary information. The final report shall also detail project objectives met, work completed, results obtained, and technical feasibility estimates. This report shall be in Microsoft Word or PDF format.

1.3
SBIR Phase 3 Summary Report

Joby shall deliver a Phase Three Summary Report for a year of effort, it will be delivered via email to the Government Program Manager and Agreements Officer. The phase three summary report shall include a technology description and anticipated applications/benefits for Government and/or private sector use. This report shall be in Microsoft Word or PDF format.

IV.
Period of Performance

This Agreement provides for a [*****] month period of performance beginning at the time of Agreement Award, and two successive one year options. All options will be identified as individual ALINs with specific exercise dates, and may be exercised independent from other ALINs.

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Controlled by: [*****]

CUI Category: CUI Basic Distribution/Dissemination Controls: [*****]

POC: [*****]

Controlled Unclassified Information

Controlled Unclassified Information

V.
Place of Performance

This Agreement will be completed at the following locations:

1.
[*****]
2.
[*****]
3.
[*****]
4.
[*****]
5.
Additional TBD DoD facility, or other approved locations

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Controlled by: [*****]

CUI Category: CUI Basic Distribution/Dissemination Controls: [*****]

POC: [*****]

Controlled Unclassified Information

Controlled Unclassified Information

ATTACHMENT 2: WIDE AREA WORKFLOW INSTRUCTIONS

Payments will be made by the Defense Finance and Accounting Service office, as indicated below, within thirty (30) calendar days of an accepted invoice in Wide Area Workflow (WAWF). WAWF is a secure web-based system for electronic invoicing, receipt and acceptance. The WAWF application enables electronic form submission of invoices, government inspection, and acceptance documents in order to support DoD’s goal of moving to a paperless acquisition process. Authorized DoD users are notified of pending actions by e-mail and are presented with a collection of documents required to process the contracting or financial action. It uses Public Key Infrastructure (PKI) to electronically bind the digital signature to provide non-reputable proof that the user electronically signed the document with the contents. Benefits include online access and full spectrum view of document status, minimized re-keying and improving data accuracy, eliminating unmatched disbursements and making all documentation required for payment easily accessible.

The Performer is required to utilize the WAWF system when processing invoices and receiving reports under this Agreement. The Performer shall (i) ensure an Electronic Business Point of Contact is designated within the System for Award Management at http://www.sam.gov and (ii) register to use WAWF on the PIEE site (https://piee.eb.mil/), within ten (10) calendar days after award of this Agreement. Procedures to register are available at https://pieetraining.eb.mil/wbt/xhtml/wbt/portal/overview/vendorRegister.xhtml. The Performer is directed to use the 2-in-1 format when processing invoices. The Performer should deliver a copy of the PM approval of the milestone, as well as a copy of the milestone report, with each invoice. Enter the following information in WAWF:

a.
Pay Official DoDAAC: F03000
b.
Issue By DoDAAC: FA8614
c.
Admin DoDAAC: FA8614
d.
Inspect By DoDAAC: FA8614
e.
Ship To Code: FA8614
f.
Ship From Code: N/A
g.
Make For Code: N/A
h.
Service Approver DoDAAC: N/A
i.
Service Acceptor DoDAAC: N/A
j.
Accept at Other DoDAAC: N/A
k.
LPO DoDAAC: N/A
l.
DCAA Auditor DoDAAC: N/A
m.
The following guidance is provided for invoicing processed under this Agreement through WAWF:
•
The PM shall formally inspect the deliverables/milestones. The Agreements Officer or designated alternate within the contracting team will accept the invoice. The PM shall review the deliverable(s)/milestone report(s) and either: 1) provide a written notice of rejection to the Performer which includes feedback regarding deficiencies requiring correction or 2) written notice of acceptance to the AO and members of the contracting team administering this agreement.
•
Acceptance within the WAWF system shall be performed by the AO or designated alternate within the contracting team upon receipt of a confirmation email of acceptance from the PM.

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Controlled by: [*****]

CUI Category: CUI Basic Distribution/Dissemination Controls: [*****]

POC: [*****]

Controlled Unclassified Information

Controlled Unclassified Information

•
The Performer shall send an email notice to the AO, contracting team administering this agreement, and the PM upon submission of an invoice in WAWF (this can be done from within WAWF).

•
Payments shall be made by [*****].

•
The Performer agrees, when entering invoices entered in WAWF to utilize the agreement line item number (ALIN) and accounting classification reference number (ACRN) associated with each milestone as delineated at Article V, paragraph A.2. The description of the ALIN shall include reference to the associated milestone number along with other necessary descriptive information. The Performer agrees that the Government may reject invoices not submitted in accordance with this provision.

Note for DFAS: The Agreement shall be entered into the DFAS system by ALIN – Milestone association (MS)/ACRN as delineated at Article V, paragraph A.3. The Agreement is to be paid out by ALIN (MS)/ACRN. Payments shall be made using the ALIN (MS)/ACRN association as delineated at Article V, paragraph A.3.

•
Payee Information: As identified at System of Award Management:
•
Cage Code: 6VX14
•
DUNS: 078801733
•
EIN: 814458866

•
Payments shall be made in the amounts set forth in Article V, provided the AOR has verified the completion of the milestones.

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Controlled by: [*****]

CUI Category: CUI Basic Distribution/Dissemination Controls: [*****]

POC: [*****]

Controlled Unclassified Information

Controlled Unclassified Information

ATTACHMENT 3: DATA RIGHTS ASSERTIONS

Data Rights Assertion Table

Noncommercial technical data and noncommercial computer software

The contractor asserts for itself, or the persons identified below, that the Government’s right to use, release, or disclose the following noncommercial technical data or noncommercial computer software should be restricted:

SOW Task or Milestone requiring the data deliverable	Noncommercial technical data or noncommercial computer software to be furnished with restrictions 1	Basis for Assertion 2	Asserted Rights Category 3	Name of Person Asserting Restrictions 4
[*****]	[*****]	[*****]	[*****]	[*****], Deputy General Counsel
[*****]	[*****]	[*****]	[*****]	[*****], Deputy General Counsel
[*****]	[*****]	[*****]	[*****]	[*****], Deputy General Counsel
[*****]	[*****]	[*****]	[*****]	[*****], Deputy General Counsel
[*****]	[*****]	[*****]	[*****]	[*****], Deputy General Counsel
[*****]	[*****]	[*****]	[*****]	[*****], Deputy General Counsel
[*****]	[*****]	[*****]	[*****]	[*****], Deputy General Counsel
[*****]	[*****]	[*****]	[*****]	[*****], Deputy General Counsel
[*****]	[*****]	[*****]	[*****]	[*****], Deputy General Counsel
[*****]	[*****]	[*****]	[*****]	[*****], Deputy General Counsel
[*****]	[*****]	[*****]	[*****]	[*****], Deputy General Counsel

If there are no data rights to be asserted, please write "NONE" in column 2, complete the information below:

1.
For technical data pertaining to items, components, or processes developed at private expense, identify both the deliverable technical data and each such item, component, or process. For computer software/ software documentation, identify the software or documentation.
2.
For technical data, development refers to development of the item, component, or process to which the data pertain. For computer software, development refers to the software. (Developed exclusively at private expense or Developed partially at private expense or None)
3.
Asserted rights categories, generally include “government purpose rights,” “SBIR data rights,” “limited rights,” “restricted rights,” or “specially negotiated license rights.”
4.
Corporation, individual, or other person as appropriate.

(End of identification and assertion)

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Controlled by: [*****]

CUI Category: CUI Basic Distribution/Dissemination Controls: [*****]

POC: [*****]

Controlled Unclassified Information

Controlled Unclassified Information

ATTACHMENT 4: AIRWORTHINESS

1)
Airworthiness portion is only required should the government "own, lease, operate, use, design, or modify" the platform in question, per DoD Directive 5030.61.

2)
Joby Flight Test Documentation. [*****].

a)
Airworthiness Requirements in accordance with Exhibit A (below). [*****]
b)
[*****]
c)
[*****]
d)
[*****]
e)
[*****]

3)
Designation of Government Flight Representative (GFR). The Government may designate a GFR for purposes of Airworthiness, Flight Testing, and any other form of Ground and Flight Risk under this Agreement.

a)
[*****]

For this Agreement, the GFR is: To be assigned later if required

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Controlled by: [*****]

CUI Category: CUI Basic Distribution/Dissemination Controls: [*****]

POC: [*****]

Controlled Unclassified Information

Controlled Unclassified Information

Exhibit A

Subject: USAF Airworthiness Requirement/Process for Agility Prime based on [*****]

1.
Purpose. Define USAF methodology for assessing airworthiness (AW) of, and providing the appropriate AW approval for, COCO Air Systems as tailored for Agility Prime.
2.
Process Steps and Definitions. These steps are required to obtain AW approvals and authorization to flight test for a specific aircraft configuration. Changes in configuration might require a re- evaluation.
1.
[*****]
2.
[*****]
3.
[*****]
4.
[*****]
5.
[*****]
6.
[*****]
7.
[*****]
8.
[*****]

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Controlled by: [*****]

CUI Category: CUI Basic Distribution/Dissemination Controls: [*****]

POC: [*****]

Controlled Unclassified Information

Controlled Unclassified Information

9.
[*****]
10.
[*****]
11.
[*****]

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Controlled by: [*****]

CUI Category: CUI Basic Distribution/Dissemination Controls: [*****]

POC: [*****]

Controlled Unclassified Information

EXHIBIT 31.1

CERTIFICATION

PURSUANT TO RULES 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, JoeBen Bevirt, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 of Joby Aviation, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	[Paragraph intentionally omitted in accordance with SEC Release Nos. 34-47986 and 34-54942];

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: May 13, 2022	By:	/s/ JoeBen Bevirt
JoeBen Bevirt
Chief Executive Officer and Chief Architect (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION

PURSUANT TO RULES 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Matthew Field, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 of Joby Aviation, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	[Paragraph intentionally omitted in accordance with SEC Release Nos. 34-47986 and 34-54942];

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: May 13, 2022	By:	/s/ Matthew Field
Matthew Field
Chief Financial Officer and Treasurer (Principal Financial Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Joby Aviation, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, JoeBen Bevirt, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2022

/s/ JoeBen Bevirt
Name:	JoeBen Bevirt
Title:	Chief Executive Officer and Chief Architect (Principal Executive Officer)

EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Joby Aviation, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Matthew Field, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2022

/s/ Matthew Field
Name:	Matthew Field
Title:	Chief Financial Officer and Treasurer (Principal Financial Officer)